EXECUTION COPY

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                          Home Equity Loan Asset Backed
                                  Certificates
                                  Series 2003-1

                         POOLING AND SERVICING AGREEMENT

                                      among

                  THE CIT GROUP SECURITIZATION CORPORATION III,
                                  as Depositor,

                      THE CIT GROUP/CONSUMER FINANCE, INC.,
                         as Seller and Master Servicer,

                            CFHE FUNDING COMPANY LLC,
                                as Conduit Seller

                                       and

                              THE BANK OF NEW YORK,
              not in its individual capacity but solely as Trustee

                            Dated as of March 1, 2003

--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE I DEFINITIONS..........................................................2

  SECTION 1.01.  General.......................................................2
  SECTION 1.02.  Specific Terms................................................2

ARTICLE II ESTABLISHMENT OF THE TRUST; TRANSFER OF MORTGAGE LOANS.............30

  SECTION 2.01.  Establishment of the Trust...................................30
  SECTION 2.02.  Conveyance of the Initial Mortgage Loans.....................31
  SECTION 2.03.  Conveyance of the Subsequent Mortgage Loans..................31
  SECTION 2.04.  [Reserved]...................................................33
  SECTION 2.05.  Appointment of REMIC Administrators..........................33
  SECTION 2.06.  Acceptance by Trustee........................................34
  SECTION 2.07.  Designation of Interests in REMICs...........................34
  SECTION 2.08.  Issuance of the R-1 Residual Interest........................39
  SECTION 2.09.  Conveyance of REMIC I Regular Interests; Acceptance
                 of REMIC II by the Trustee...................................39
  SECTION 2.10.  Conveyance of REMIC II Regular Interests; Acceptance of
                 REMIC III by the Trustee.....................................39
  SECTION 2.11.  Conveyance of the REMIC III Regular Interests;
                 Acceptance of the Master REMIC by the Trustee................39
  SECTION 2.12.  Miscellaneous REMIC Provisions...............................39

ARTICLE III REPRESENTATIONS AND WARRANTIES....................................40

  SECTION 3.01.  Representations and Warranties Regarding CIT
                 Consumer Finance.............................................40
  SECTION 3.02.  Representations and Warranties Regarding
                 Each Mortgage Loan...........................................42
  SECTION 3.03.  Representations and Warranties Regarding the
                 Mortgage Loans in the Aggregate..............................46
  SECTION 3.04.  Representations and Warranties Regarding the Files...........47
  SECTION 3.05.  Repurchase of Mortgage Loans or Substitution of Mortgage
                 Loans for Breach of Representations and Warranties...........47
  SECTION 3.06.  Conditions of Closing for the Subsequent Mortgage Loans......49

ARTICLE IV DELIVERY OF MORTGAGE DOCUMENTS; CUSTODY OF MORTGAGE LOANS;
           RECORDATION OF MORTGAGES...........................................51

  SECTION 4.01.  Delivery of Mortgage Documents; Custody of Mortgage Loans....51
  SECTION 4.02.  Recordation of Mortgages.....................................54
  SECTION 4.03.  Review of Mortgage Documents.................................55

                                Table of Contents
                                   (continued)

                                                                            Page
                                                                            ----

ARTICLE V SERVICING OF MORTGAGE LOANS.........................................57

  SECTION 5.01.  Responsibility for Mortgage Loan Administration..............57
  SECTION 5.02.  Standard of Care.............................................57
  SECTION 5.03.  Records......................................................57
  SECTION 5.04.  Inspection; Computer Tape....................................58
  SECTION 5.05.  Certificate Account..........................................58
  SECTION 5.06.  Enforcement..................................................62
  SECTION 5.07.  Trustee to Cooperate.........................................63
  SECTION 5.08.  Costs and Expenses...........................................64
  SECTION 5.09.  Maintenance of Insurance.....................................64
  SECTION 5.10.  REMIC Compliance.............................................66
  SECTION 5.11.  Sub-servicer.................................................68
  SECTION 5.12.  Calculation of One-Month LIBOR...............................69
  SECTION 5.13.  Applied Realized Loss Amounts................................70
  SECTION 5.14.  [Reserved]...................................................70
  SECTION 5.15.  Release of Collateral........................................70

ARTICLE VI REPORTS............................................................70

  SECTION 6.01.  Monthly Reports to the Trustee...............................70
  SECTION 6.02.  Certificate of Servicing Officer.............................72
  SECTION 6.03.  Other Data...................................................72
  SECTION 6.04.  Annual Report of Accountants.................................73
  SECTION 6.05.  Statements to Certificateholders.............................73
  SECTION 6.06.  Annual Statement as to Compliance............................74

ARTICLE VII SERVICE TRANSFER..................................................74

  SECTION 7.01.  Event of Termination.........................................74
  SECTION 7.02.  Transfer.....................................................75
  SECTION 7.03.  Trustee to Act; Appointment of Successor.....................76
  SECTION 7.04.  Notification to Certificateholders and to
                 Rating Agencies..............................................77
  SECTION 7.05.  Effect of Transfer...........................................77
  SECTION 7.06.  Transfer of Accounts.........................................78

ARTICLE VIII DISTRIBUTIONS AND WITHDRAWALS FROM CERTIFICATE ACCOUNT...........78

  SECTION 8.01.  Monthly Distributions........................................78
  SECTION 8.02.  Permitted Withdrawals from the Certificate Account...........82
  SECTION 8.03.  Repurchase Option............................................83
  SECTION 8.04.  Compensating Interest and Monthly Advances by the
                 Master Servicer..............................................84
  SECTION 8.05.  Supplemental Interest Reserve Fund...........................85

                                Table of Contents
                                   (continued)

                                                                            Page
                                                                            ----

ARTICLE IX THE CERTIFICATES...................................................86

  SECTION 9.01.  The Certificates.............................................86
  SECTION 9.02.  Registration of Transfer and Exchange of Certificates........86
  SECTION 9.03.  No Charge; Disposition of Void Certificates..................92
  SECTION 9.04.  Mutilated, Destroyed, Lost or Stolen Certificates............92
  SECTION 9.05.  Persons Deemed Holders.......................................92
  SECTION 9.06.  Access to List of Certificateholders' Names and Addresses....93
  SECTION 9.07.  Authenticating Agents........................................93

ARTICLE X INDEMNITIES.........................................................93

  SECTION 10.01. Liabilities to Mortgagors....................................93
  SECTION 10.02. Tax Indemnification..........................................94
  SECTION 10.03. Master Servicer's Indemnities................................94
  SECTION 10.04. Operation of Indemnities.....................................94
  SECTION 10.05. CIT Consumer Finance Indemnification.........................95

ARTICLE XI THE TRUSTEE........................................................95

  SECTION 11.01. Duties of Trustee............................................95
  SECTION 11.02. Certain Matters Affecting the Trustee........................96
  SECTION 11.03. Trustee Not Liable for Certificates or Mortgage Loans........97
  SECTION 11.04. Rights of Certificateholders to Direct Trustee and to
                 Waive Events of Termination..................................97
  SECTION 11.05. Master Servicer to Pay Trustee's Fees and Expenses...........98
  SECTION 11.06. Eligibility Requirements for Trustee.........................99
  SECTION 11.07. Resignation or Removal of Trustee............................99
  SECTION 11.08. Successor Trustee...........................................100
  SECTION 11.09. Merger or Consolidation of Trustee..........................100
  SECTION 11.10. [Reserved]..................................................100
  SECTION 11.11. Separate Trustees and Co-Trustees...........................100
  SECTION 11.12. Trustee May Own Certificates................................101
  SECTION 11.13. Agents of Trustee...........................................102

ARTICLE XII MISCELLANEOUS....................................................102

  SECTION 12.01. Master Servicer Not To Resign...............................102
  SECTION 12.02. Maintenance of Office or Agency.............................102
  SECTION 12.03. Termination.................................................102
  SECTION 12.04. Acts of Certificateholders..................................104
  SECTION 12.05. Calculations................................................105
  SECTION 12.06. Assignment or Delegation by the Master Servicer; Merger
                 or Consolidation of the Depositor, CIT Consumer Finance
                 or the Master Servicer......................................105

                                Table of Contents
                                   (continued)

                                                                            Page
                                                                            ----

  SECTION 12.07. Amendment...................................................106
  SECTION 12.08. Contribution of Assets......................................107
  SECTION 12.09. Notices.....................................................108
  SECTION 12.10. Merger and Integration......................................109
  SECTION 12.11. Reliance on Credit..........................................109
  SECTION 12.12. No Bankruptcy Petition......................................109
  SECTION 12.13. Headings....................................................110
  SECTION 12.14. Governing Law...............................................110
  SECTION 12.15. Counterparts................................................110

ARTICLE XIII THE DEPOSITOR...................................................110

  SECTION 13.01. Representations of the Depositor............................110
  SECTION 13.02. Merger or Consolidation of the Depositor....................111
  SECTION 13.03. Limitation on Liability of the Depositor and Others.........111
  SECTION 13.04. The Depositor May Own Securities............................112

                     E X H I B I T S

EXHIBIT A-1  -  FORM OF CLASS A-1 CERTIFICATE
EXHIBIT A-2  -  FORM OF CLASS A-2 CERTIFICATE
EXHIBIT A-3  -  FORM OF CLASS A-3 CERTIFICATE
EXHIBIT A-4  -  FORM OF CLASS A-4 CERTIFICATE
EXHIBIT A-5  -  FORM OF CLASS A-5 CERTIFICATE
EXHIBIT A-6  -  FORM OF CLASS A-6 CERTIFICATE
EXHIBIT A-7  -  FORM OF CLASS M-1 CERTIFICATE
EXHIBIT A-8  -  FORM OF CLASS M-2 CERTIFICATE
EXHIBIT A-9  -  FORM OF CLASS B CERTIFICATE
EXHIBIT A-10 -  FORM OF CLASS A-IO CERTIFICATE
EXHIBIT B    -  FORM OF CLASS X-IO CERTIFICATE
EXHIBIT C    -  FORM OF CLASS R CERTIFICATE
EXHIBIT D    -  LIST OF INITIAL MORTGAGE LOANS
EXHIBIT E    -  SCHEDULES OF MORTGAGE LOANS BY SELLER
EXHIBIT F    -  FORM OF DELAYED DELIVERY CERTIFICATION
EXHIBIT G    -  INTENTIONALLY OMITTED
EXHIBIT H    -  FORM OF TRANSFER AFFIDAVIT
EXHIBIT I    -  FORMS OF PRIVATE CERTIFICATE TRANSFEREE LETTER
EXHIBIT J    -  FORM OF TRANSFEROR LETTER
EXHIBIT K    -  FORM OF OFFICER'S CERTIFICATE RELATING TO QUALIFIED SUBSTITUTE
                MORTGAGE LOANS
EXHIBIT L    -  FORM OF SUBSEQUENT PURCHASE AGREEMENT
EXHIBIT M    -  FORM OF SUBSEQUENT TRANSFER AGREEMENT
EXHIBIT N       FORM OF ADDITION NOTICE

      POOLING AND SERVICING AGREEMENT, relating to CIT HOME EQUITY LOAN TRUST 2003-1, dated as of March 1, 2003 by and among THE CIT GROUP SECURITIZATION CORPORATION III, a Delaware corporation, in its capacity as the depositor (the "Depositor"), THE CIT GROUP/CONSUMER FINANCE, INC., a Delaware corporation ("CIT Consumer Finance") in its capacities as the seller (in such capacity, the "Seller") and as the master servicer (in such capacity, the "Master Servicer"), CFHE FUNDING COMPANY LLC, a Delaware limited liability company (the "Conduit Seller" and together with Seller, the "Sellers") and THE BANK OF NEW YORK, a New York banking corporation, in its capacity as the trustee (the "Trustee").

      WHEREAS, the Seller wishes to establish a trust and one or more subtrusts and provide for the allocation and sale of the beneficial interests therein and the maintenance and distribution of the trust estate;

      WHEREAS, the Seller and the Conduit Seller wish to sell to the Depositor, the Depositor wishes to purchase from the Seller and the Conduit Seller and to sell to the Trust, and the Trust wishes to purchase, the Mortgage Loans;

      WHEREAS, the Master Servicer has agreed to service the Mortgage Loans, which constitute the principal assets of the trust estate;

      WHEREAS, all things necessary to make the Certificates, when executed and authenticated by the Trustee, valid instruments, and to make this Agreement a valid agreement, in accordance with their and its terms, have been done; and

      WHEREAS, The Bank of New York is willing to serve in the capacity of Trustee hereunder.

      NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the Depositor, the Seller, the Conduit Seller, the Master Servicer, and the Trustee hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

      SECTION 1.01. General.

      For the purpose of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, the terms defined in this Article include the plural as well as the singular, the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision, and Section references refer to Sections of this Agreement.

      SECTION 1.02. Specific Terms.

      "Affiliate" of any specified Person means any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" or "controlled" have meanings correlative to the foregoing.

      "Aggregate Certificate Principal Balance" means, as of any date of determination, the sum of the Certificate Principal Balance of all Classes of the Offered Certificates (other than the Class A-IO Certificates).

      "Agreement" means this Pooling and Servicing Agreement.

      "Applicants" has the meaning assigned in Section 9.06.

      "Applied Realized Loss Amount" means the amount, on any Distribution Date after taking into account all Realized Losses experienced during the prior Due Period and after taking into account the distribution of principal with respect to the Certificates (other than the Class A-IO, Class X-IO and Class R Certificates) on such Distribution Date, by which the Aggregate Certificate Principal Balance after giving effect to all distributions on such Distribution Date exceeds the aggregate Principal Balance of the Mortgage Loans as of the end of the related Due Period.

      "Authenticating Agent" means any authenticating agent appointed pursuant to Section 9.07.

      "Balloon Loan" means a Mortgage Loan the terms of which require payment of a substantial portion of the original principal balance of such Mortgage Loan to be due at or prior to maturity.

      "Base Prospectus" means the Depositor's Prospectus dated January 3, 2003 constituting part of its Registration Statement on Form S-3 (Registration No. 333-64529) under the Securities Act.

      "Basic Principal Amount" means, with respect to the Mortgage Loans and each Distribution Date, the sum of (without duplication):

            (a) the principal portion of all scheduled monthly payments on the Mortgage Loans actually received by the Master Servicer with respect to the related Due Period and any Prepayments on the Mortgage Loans made by the Mortgagors of Mortgage Loans and actually received by the Master Servicer with respect to the related Due Period;

            (b) the outstanding principal balance of each Mortgage Loan that was purchased by the Master Servicer or repurchased by the Seller with respect to the related Due Period;

            (c) any Substitution Adjustment relating to principal delivered by the Seller with respect to the related Due Period in connection with a substitution of a Mortgage Loan;

            (d) all Liquidation Proceeds actually collected by or on behalf of the Master Servicer with respect to the Mortgage Loans with respect to the related Due Period (to the extent the Liquidation Proceeds relate to principal);

            (e) the principal portion of the proceeds received by the Trustee upon termination of the Trust; and

            (f) any amounts transferred from the Pre-Funding Account to the Certificate Account pursuant to Section 5.05A(d) upon the end of the Funding Period.

      "Book-Entry Certificate" means any Offered Certificate registered in the name of the Depository or its nominee, ownership of which is reflected on the books of the Depository or on the books of a person maintaining an account with such Depository (directly or as an indirect participant in accordance with the rules of such Depository). Notwithstanding the foregoing, no Class R Certificate shall be a "Book-Entry Certificate" regardless of whether it is an Offered Certificate.

      "Business Day" means any day other than (a) a Saturday or a Sunday or (b) another day on which banking institutions or trust companies in the State of Oklahoma, the State of New Jersey or the State of New York are authorized by law, regulation or executive order to be closed.

      "Certificate" means a Home Equity Loan Asset Backed Certificate Series 2003-1 executed and delivered by the Trustee substantially in the form of Exhibits A-1 through A-10, Exhibit B and Exhibit C.

      "Certificate Account" means a separate trust account maintained in the name of the Trust as an Eligible Account.

      "Certificate Principal Balance" means, as of the Closing Date as to each of the following Classes of Offered Certificates, the principal balances thereof, as follows:

                    Class A-1 Certificates - $294,000,000

                    Class A-2 Certificates - $213,000,000

                    Class A-3 Certificates -  $58,000,000

                    Class A-4 Certificates - $114,000,000

                    Class A-5 Certificates -  $33,050,000

                    Class A-6 Certificates -  $94,000,000

                    Class M-1 Certificates -  $54,050,000

                    Class M-2 Certificates -  $42,300,000

                    Class B Certificates   -  $37,600,000

      As of any time of determination after the Closing Date, with respect to a Class of Offered Certificates (other than the Class A-IO Certificates), the Certificate Principal Balance of such Class as of the Closing Date less the aggregate of all amounts actually distributed to such Class in reduction of such Class's Certificate Principal Balance pursuant to Section 7.03 hereof on all prior Distribution Dates and, in the case of any Class of Subordinate Certificates, reduced by any Applied Realized Loss Amounts allocated to such Class on prior Distribution Dates. (The Class A-IO Certificates, the Class X-IO Certificates and the Class R Certificates do not have a Certificate Principal Balance.)

      "Certificate Rate" means any of the Class A-IO Certificate Rate, the Class A-1 Certificate Rate, the Class A-2 Certificate Rate, the Class A-3 Certificate Rate, the Class A-4 Certificate Rate, the Class A-5 Certificate Rate, the Class A-6 Certificate Rate, the Class M-1 Certificate Rate, the Class M-2 Certificate Rate, the Class B Certificate Rate or the Class X-IO Certificate Rate.

      "Certificate Register" means the register maintained pursuant to Section 9.02.

      "Certificate Registrar" means the registrar appointed pursuant to Section 9.02.

      "Certificateholder" or "Holder" means the person who is the beneficial owner of a Book-Entry Certificate or the person in whose name a Certificate is registered on the Certificate Register, except that, solely for the purposes of giving any consent, waiver, request or demand pursuant to this Agreement, any Certificate registered in the name of the Seller, the Master Servicer or any Affiliate of the Seller or the Master Servicer shall be deemed not to be outstanding, and the Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite Percentage Interest necessary to effect any such consent, request, waiver or demand has been obtained unless all the Certificates are held by such Persons; provided, however, that in determining whether the Trustee shall be protected in relying upon any such consent, waiver, request or demand only Certificates which the Trustee knows to be so owned shall be so disregarded.

      "CIT" means CIT Group Inc., a Delaware corporation.

      "CIT Consumer Finance" means The CIT Group/Consumer Finance, Inc., a Delaware corporation, and its successors in interest as permitted hereunder.

      "CITSF" means The CIT Group/Sales Financing Inc., and its successors in interest as permitted hereunder.

      "Class" means either any class of the Offered Certificates or the Class X-IO Certificates or the Class R Certificates, or, collectively, all of the Lower Tier Interests, as the case may be, bearing the same alphabetical and, if applicable, numerical class designation.

      "Class A-IO Certificate" means any one of the Certificates designated on the face thereof as a Class A-IO Certificate, substantially in the form annexed hereto as Exhibit A-IO authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and each evidencing beneficial ownership of an interest designated as a "regular interest" in the Master REMIC created hereunder for purposes of the REMIC Provisions.

      "Class A-IO Certificate Rate" means, with respect to any Distribution Date and the Class A-IO Certificates, 5.00% per annum.

      "Class A-1 Certificate" means any one of the Certificates designated on the face thereof as a Class A-1 Certificate, substantially in the form annexed hereto as Exhibit A-1 authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and each evidencing beneficial ownership of an interest designated as a "regular interest" in the Master REMIC.

      "Class A-1 Certificate Rate" means, with respect to any Distribution Date and the Class A-1 Certificates, the lesser of (A) the sum of (1) One-Month LIBOR and (2) 0.090% per annum and (B) the Net WAC Cap for the Distribution Date.

      "Class A-2 Certificate" means any one of the Certificates designated on the face thereof as a Class A-2 Certificate, substantially in the form annexed hereto as Exhibit A-2 authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and each evidencing beneficial ownership of an interest designated as a "regular interest" in the Master REMIC.

      "Class A-2 Certificate Rate" means, with respect to any Distribution Date and the Class A-2 Certificates, 2.350% per annum.

      "Class A-3 Certificate" means any one of the Certificates designated on the face thereof as a Class A-3 Certificate, substantially in the form annexed hereto as Exhibit A-3 authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and each evidencing beneficial ownership of an interest designated as a "regular interest" in the Master REMIC.

      "Class A-3 Certificate Rate" means, with respect to any Distribution Date and the Class A-3 Certificates, 2.790% per annum.

      "Class A-4 Certificate" means any one of the Certificates designated on the face thereof as a Class A-4 Certificate, substantially in the form annexed hereto as Exhibit A-4 authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and each evidencing beneficial ownership of an interest designated as a "regular interest" in the Master REMIC.

      "Class A-4 Certificate Rate" means, with respect to any Distribution Date and the Class A-4 Certificates, the lesser of (A) 3.930% per annum (or 4.430% per annum for each Interest Period occurring after the Master Servicer first fails to exercise its clean-up call option) and (B) the Net WAC Cap for the Distribution Date.

      "Class A-5 Certificate" means any one of the Certificates designated on the face thereof as a Class A-5 Certificate, substantially in the form annexed hereto as Exhibit A-5 authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and each evidencing beneficial ownership of an interest designated as a "regular interest" in the Master REMIC.

      "Class A-5 Certificate Rate" means, with respect to any Distribution Date and the Class A-5 Certificates, the lesser of (A) 4.980% per annum (or 5.480% per annum for each Interest Period occurring after the Master Servicer first fails to exercise its clean-up call option) and (B) the Net WAC Cap for the Distribution Date.

      "Class A-6 Calculation Percentage" means, with respect to any Distribution Date, the fraction, expressed as a percentage, the numerator of which is the Certificate Principal Balance of the Class A-6 Certificates and the denominator of which is the total of the Certificate Principal Balances of the Senior Certificates (other than the Class A-IO Certificates), in each case before giving effect to distributions of principal on that Distribution Date.

      "Class A-6 Certificate" means any one of the Certificates designated on the face thereof as a Class A-6 Certificate, substantially in the form annexed hereto as Exhibit A-6 authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and each evidencing beneficial ownership of an interest designated as a "regular interest" in the Master REMIC.

      "Class A-6 Certificate Rate" means, with respect to any Distribution Date and the Class A-6 Certificates, the lesser of (A) 4.060% per annum (or 4.560% per annum for each Interest Period occurring after the Master Servicer first fails to exercise its clean-up call option) and (B) the Net WAC Cap for the Distribution Date.

      "Class A-6 Lockout Distribution Amount" means, with respect to any Distribution Date, an amount equal to the product of (1) the applicable Class A-6 Lockout Percentage for the Distribution Date, (2) the Class A-6 Calculation Percentage and (3) the Senior Principal Distribution Amount for such Distribution Date. In no event shall the Class A-6 Lockout Distribution Amount exceed the outstanding Certificate Principal Balance of the Class A-6 Certificates.

      "Class A-6 Lockout Percentage" for each Distribution Date will be as follows:

         Distribution Date                                 Lockout Percentage
         -----------------                                 ------------------
         April 2003 through March 2006                              0%

         April 2006 through March 2008                             45%

         April 2008 through March 2009                             80%

         April 2009 through March 2010                            100%

         April 2010 and thereafter                                300%

      "Class B Certificate" means any one of the Certificates designated on the face thereof as a Class B Certificate, substantially in the form annexed hereto as Exhibit A-9 authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and each evidencing beneficial ownership of an interest designated as a "regular interest" in the Master REMIC.

      "Class B Certificate Rate" means with respect to any Distribution Date and the Class B Certificates, the lesser of (A) 5.500% per annum (or 6.000% per annum for each Interest Period occurring after the Master Servicer first fails to exercise its clean-up call option) and (B) the Net WAC Cap for the Distribution Date.

      "Class B Principal Distribution Amount" means, with respect to any Distribution Date on or after the Stepdown Date and so long as a Trigger Event is not in effect, an amount equal to the excess of (1) the sum of (A) the aggregate Certificate Principal Balance of the Senior Certificates (other than the Class A-IO Certificates) (after giving effect to the distribution of the Senior Principal Distribution Amount on such Distribution Date), (B) the Certificate Principal Balance of the Class M-1 Certificates (after giving effect to the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Certificate Principal Balance of the Class M-2 Certificates (after giving effect to the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date) and (D) the Certificate Principal Balance of the Class B Certificates immediately prior to such Distribution Date, over (2) the lesser of (A) 93.40% of the sum of the aggregate of the Loan Balances of the Mortgage Loans and the Pre-Funded Amount as of the last day of the related Due Period and (B) the sum of the aggregate of the Loan Balances of the Mortgage Loans and the Pre-Funded Amount as of the last day of the related Due Period minus the OC Floor; provided, however, that after the Certificate Principal Balances of the Senior (other than the Class A-IO), Class M-1 and Class M-2 Certificates are reduced to zero, the Class B Principal Distribution Amount for such Distribution Date will equal 100% of the Principal Distribution Amount.

      "Class Interest Carryover Shortfall" means as to any Class of Offered Certificates and any Distribution Date, an amount equal to the sum of (i) the excess of the Class Monthly Interest Amount for the preceding Distribution Date and any outstanding Class Interest

Carryover Shortfall with respect to such Class on any preceding Distribution Date, over the amount in respect of interest that is actually distributed to the Holders of such Class on such preceding Distribution Date plus (ii) one month's interest on such excess, to the extent permitted by law, at the related Certificate Rate.

      "Class M-1 Certificate" means any one of the Certificates designated on the face thereof as a Class M-1 Certificate, substantially in the form annexed hereto as Exhibit A-7 authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and each evidencing beneficial ownership of an interest designated as a "regular interest" in the Master REMIC.

      "Class M-1 Certificate Rate" means with respect to any Distribution Date and the Class M-1 Certificates, the lesser of (A) 4.670% per annum (or 5.170% per annum for each Interest Period occurring after the Master Servicer first fails to exercise its clean-up call option) and (B) the Net WAC Cap for the Distribution Date.

      "Class M-1 Principal Distribution Amount" means, with respect to any Distribution Date on or after the Stepdown Date, (x) 100% of the Principal Distribution Amount if the Certificate Principal Balance of each Class of Senior Certificates, other than the Class A-IO Certificates, has been reduced to zero and a Trigger Event exists, or (y) if a Trigger Event is not in effect, the excess of (1) the sum of (A) the aggregate Certificate Principal Balance of the Senior Certificates, other than the Class A-IO Certificates, (after giving effect to distributions of the Senior Principal Distribution Amount for such Distribution Date) and (B) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date over (2) the lesser of
(A) 76.40% of the sum of the aggregate of the Loan Balances of all Mortgage Loans and the Pre-Funded Amount as of the last day of the related Due Period and
(B) the sum of the aggregate of the Loan Balances of all Mortgage Loans and the Pre-Funded Amount as of the last day of the related Due Period minus the OC Floor.

      "Class M-2 Certificate" means any one of the Certificates designated on the face thereof as a Class M-2 Certificate, substantially in the form annexed hereto as Exhibit A-8 authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and each evidencing beneficial ownership of an interest designated as a "regular interest" in the Master REMIC.

      "Class M-2 Certificate Rate" means with respect to any Distribution Date and the Class M-2 Certificates, the lesser of (A) 5.060% per annum (or 5.560% per annum for each Interest Period occurring after the Master Servicer first fails to exercise its clean-up call option) and (B) the Net WAC Cap for the Distribution Date.

      "Class M-2 Principal Distribution Amount" means, with respect to any Distribution Date on or after the Stepdown Date, (x) 100% of the Principal Distribution Amount if the aggregate Certificate Principal Balance of each of the Senior Certificates, other than the Class A-IO Certificates, and the Class M-1 Certificates has been reduced to zero and a Trigger Event exists, or (y) if a Trigger Event is not in effect, the excess of (1) the sum of (A) the aggregate Certificate Principal Balance of the Senior Certificates, other than the Class A-IO Certificates (after giving effect to distributions of the Senior Principal Distribution Amount for such Distribution Date), (B) the Certificate Principal Balance of the Class M-1 Certificates (after giving effect to distribution of the Class M-1 Principal Distribution Amount for such Distribution Date) and (C) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date over (2) the lesser of 85.40% of the sum of the aggregate of the Loan Balances of all Mortgage Loans and the Pre-Funded Amount as of the last day of the related Due Period and (B) the sum of the aggregate of the Loan Balances of all Mortgage Loans and the Pre-Funded Amount as of the last day of the related Due Period minus the OC Floor.

      "Class Monthly Interest Amount" means, with respect to any Distribution Date and any Class of Offered Certificates, the aggregate amount of interest accrued during the related Interest Period at the related Certificate Rate on the Certificate Principal Balance or Notional Amount (in the case of the Class A-IO Certificates) of the Class of Offered Certificates.

      "Class Principal Carryover Shortfall" means, as to any Class of Subordinate Certificates and any Distribution Date, the excess, if any, of (i) the sum of (x) the amount of the reduction in the Certificate Principal Balance of that Class of Subordinate Certificates on such Distribution Date as a result of the application of Applied Realized Loss Amounts and (y) the amount of such reductions on prior Distribution Dates over (ii) the amount distributed in respect of the Class Principal Carryover Shortfall to such Class of Subordinate Certificates on prior Distribution Dates.

      "Class Principal Distribution Amount" means either the Senior Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount or the Class B Principal Distribution Amount, as the case may be.

      "Class R Certificate" means any one of the Certificates designated on the face thereof as a Class R Certificate, substantially in the form annexed hereto as Exhibit C, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein. For the purposes of the REMIC Provisions, the Class R Certificate shall evidence beneficial ownership of (i) an interest designated as the Class LT1-R Interest which is the "residual interest" in REMIC I, (ii) an interest designated as the Class LT2-R Interest which is the "residual interest" in REMIC II, (iii) an interest designated as the Class LT3-R Interest which is the "residual interest" in REMIC III and (iv) an interest designated as the Class MT-R Interest which is the "residual interest" in the Master REMIC.

      "Class X-IO Certificate" means any one of the Certificates designated on the face thereof as a Class X-IO Certificate, substantially in the form annexed hereto as Exhibit B, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein, and evidencing beneficial ownership of an interest designated as a "regular interest" in the Master REMIC.

      "Class X-IO Certificate Rate" has the meaning specified in footnote 3 under the heading "Master REMIC" in Section 2.07 of this Agreement.

      "Class X-IO Distribution Amount" means the amount available for distribution on each Distribution Date in excess of the amount due the Offered Certificates (exclusive of any amount distributable to such classes representing REMIC Net WAC Cap

Carryover). The aggregate amount of Class X-IO Distribution Amounts, however, cannot exceed the sum of (i) the amount of interest currently accruing on the Class X-IO, (ii) the amount of interest previously accrued on the Class X-IO Interest issued by the Master REMIC, (iii) the amount, if any the sum of (a) the Initial Cut-off Date Pool Principal Balance and (b) the Original Pre-funded Amount exceeds the aggregate of Initial Principal Balances of the Offered Certificates, and (iv) amounts due the Class LTIII-PF-IO Interest issued by REMIC III. For the purpose of this limitation, any amount of REMIC Net WAC Cap Carryover paid to the Offered Certificates is treated as a Distribution on the Class X-IO.

      "Class X-IO Initial Principal Balance" means an amount equal to the initial Overcollateralization Amount as of the Closing Date. The Class X-IO Certificates shall not accrue interest on this balance.

      "Clean-up Call Date" has the meaning assigned in Section 8.03.

      "Closing Date" means March 25, 2003.

      "Code" means the Internal Revenue Code of 1986, as amended.

      "Combined Loan-to-Value Ratio" means, with respect to any Mortgage Loan at any given time, the ratio, expressed as a percentage, determined by dividing (x) the sum of the original Principal Balance of the Mortgage Loan plus the then-current Principal Balance of any loan or loans secured by a senior lien on the Mortgaged Property by (y) the value of the related Mortgaged Property, based upon the appraisal or other valuation made at the time of origination of the Mortgage Loan.

      "Commission" means the United States Securities and Exchange Commission.

      "Compensating Interest" has the meaning assigned in Section 8.04.

      "Computer Tape" means the computer tape generated by the Master Servicer which provides information relating to the Mortgage Loans, and includes the master file.

      "Conduit Mortgage Loans" means the mortgage loans listed on the Conduit Schedule of Mortgage Loans.

      "Conduit Schedule of Mortgage Loans" means the Schedule of Mortgage Loans attached as Schedule E-4 hereto.

      "Conduit Seller" means CFHE Funding Company LLC, a Delaware limited liability company.

      "Confirmatory Note" has the meaning assigned in Section 4.01(a).

      "Corporate Trust Office" means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of the execution of this Agreement is located at the address set forth in Section 12.09.

      "Coupon Rate" means the rate of interest borne by each Note from time to time.

      "Cumulative Loss Trigger Event" means, with respect to any Distribution Date and the Mortgage Loans, that the fraction, expressed as a percentage, obtained by dividing (x) the aggregate amount of cumulative Realized Losses incurred on the Mortgage Loans from the Initial Cut-Off Date through the last day of the related Due Period by (y) the sum of the aggregate principal balance of the Mortgage Loans as of the Initial Cut-Off Date plus the Original Pre-Funded Amount, exceeds the applicable percentages described below with respect to such Distribution Date:

   Distribution Date                           Loss Percentage
-----------------------      ---------------------------------------------------
April 2006-March 2007        2.50% for April 2006, plus an additional 1/12th of
                             1.75% for each month thereafter through March 2007.

April 2007-March 2008        4.25% for April 2007, plus an additional 1/12th of
                             1.00% for each month thereafter through March 2008.

April 2008-March 2009        5.25% for April 2008, plus an additional 1/12th of
                             1.00% for each month thereafter through March 2009.

April 2009 and thereafter    6.25%

      "Cumulative Realized Loss Termination Event" shall occur on any Distribution Date if the aggregate amount of Cumulative Realized Losses with respect to the Mortgage Loans, incurred from the Cut-Off Date through the last day of the related Due Period, exceeds 7.35% of the sum of (i) the aggregate Principal Balance of the Mortgage Loans as of the Initial Cut-Off Date and (ii) the Original Pre-Funded Amount.

      "Cumulative Realized Losses" means, as of any date of determination, the aggregate amount of Realized Losses (net of any subsequent recoveries) with respect to the Mortgage Loans.

      "Custodial Agreement" means the Custodial Agreement, dated as of March 25, 2003, by and among The Bank of New York, as Trustee, The CIT Group Securitization Corporation III, as Depositor, CFHE Funding Company LLC, as Conduit Seller, The CIT Group/Consumer Finance, Inc., as Seller and Master Servicer, and The Bank of New York, as Custodian.

      "Custodian" means, The Bank of New York, as custodian pursuant to the Custodial Agreement, or such other custodian appointed by the Master Servicer and the Trustee pursuant thereto.

      "Cut-Off Date" means, with respect to the Initial Mortgage Loans, the Initial Cut-Off Date or, with respect to the Subsequent Mortgage Loans, the Subsequent Cut-Off Date.

      "Definitive Certificates" has the meaning assigned in Section 9.02(g).

      "Delayed Delivery Mortgage Loans" means the Initial Mortgage Loans for which all or a portion of a related File is not delivered to the Trustee or the Custodian on behalf of the Trustee on the Closing Date. The number of Delayed Delivery Mortgage Loans shall not exceed 10% of the aggregate Loan Balance of the Initial Mortgage Loans as of the Initial Cut-Off Date. To the extent that CIT Consumer Finance shall be in possession of any Files with respect to any Delayed Delivery Mortgage Loan, until delivery of such File to the Trustee or the Custodian on behalf of the Trustee as provided in Section 4.01, CIT Consumer Finance shall hold such files as Master Servicer hereunder, as agent and in trust for the Trustee.

      "Deleted Mortgage Loan" has the meaning assigned in Section 4.03.

      "Delinquency Event" shall have occurred at any time that the 60+ Delinquency Percentage (Rolling Three Month) exceeds 45% of the Senior Enhancement Percentage.

      "Delinquent" means, with respect to any Mortgage Loan, that any payment or, in the case of partial payment an amount greater than $65.00 of any payment, due on such Mortgage Loan is not made by the Mortgagor by the close of business on the scheduled Due Date for such payment. A Mortgage Loan is "30 days Delinquent" if such payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such payment was due, or, if there is no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month) then on the last day of such immediately succeeding month. Similarly for "60 days Delinquent," "90 days Delinquent" and so on.

      "Depositor" means The CIT Group Securitization Corporation III, a Delaware corporation, or any successor thereto.

      "Depository" means the initial Depository, The Depository Trust Company, the nominee of which is CEDE & CO., and any permitted successor depository. The Depository shall at all times be a "clearing corporation" defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York.

      "Depository Participant" means a broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

      "Determination Date" means the third Business Day prior to each Distribution Date.

      "Direct Participant" or "DTC Participant" means any broker-dealer, bank or other financial institution for which the Depository holds Offered Certificates from time to time as a securities depository.

      "Disqualified Organization" means the meaning set forth from time to time in the definition thereof at Section 860E(e)(5) of the Code (or any successor statute thereto) and applicable to the Trust.

      "Distribution Date" means the 20th day of each calendar month during the term of this Agreement, or if such day is not a Business Day, the next succeeding Business Day, commencing in April 2003.

      "Due Date" means, as to any Mortgage Loan, the date of the month on which the monthly payment for such Mortgage Loan is due.

      "Due Period" means, as to any Distribution Date, the calendar month immediately preceding the month of such Distribution Date.

      "Electronic Ledger" means the electronic master record of mortgage loans of the Master Servicer.

      "Eligible Account" means any account which is (i) an account maintained with an Eligible Institution; (ii) an account or accounts the deposits in which are fully insured by either the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC; (iii) a "segregated trust account" maintained with the corporate trust department of a federal or state chartered depository institution or trust company with trust powers and acting in its fiduciary capacity for the benefit of a Trustee, which depository institution or trust company has capital and surplus (or, if such depository institution or trust company is a subsidiary of a bank holding company system, the capital and surplus of the bank holding company) of not less than $50,000,000 and the securities of such depository institution (or, if such depository institution is a subsidiary of a bank holding company system and such depository institution's securities are not rated, the securities of the bank holding company) have a credit rating from each Rating Agency in one of its generic credit rating categories which signifies investment grade; or (iv) an account that will not cause any Rating Agency to downgrade or withdraw its then-current rating assigned to the Certificates, as confirmed in writing by each Rating Agency.

      "Eligible Institution" means the Trustee or any depository institution or trust company (which may be the Trustee or an Affiliate of the Trustee) organized under the laws of the United States or any state, the deposits of which are insured to the full extent permitted by law by the Bank Insurance Fund (presently administered by the Federal Deposit Insurance Corporation), which is subject to supervision and examination by federal or state authorities and whose short-term deposits have been rated P-1 or higher by Moody's and A-1 or higher by Standard & Poor's or such other rating acceptable to the Rating Agencies.

      "Eligible Investments" has the meaning assigned in Section 5.05(b).

      "Eligible Servicer" means (A) any Person which, together with its Affiliates (i) is qualified to act as Master Servicer of the Mortgage Loans under applicable federal and state laws and regulations and (ii) services not less than $100,000,000 in outstanding principal amount of residential mortgage loans and has a net worth of at least $15,000,000, (B) CIT Consumer Finance and
(C) CITSF.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

      "Event of Termination" has the meaning assigned in Section 7.01.

      "Excess Interest" means, as to any Distribution Date, the sum of (A) the interest amounts remaining, if any, after the application of payments pursuant to clauses 1 through 5 of clause A. of Section 8.01(c) and (B) the Excess Overcollateralization Amount (after taking into account the payment of the Principal Distribution Amount on such Distribution Date).

      "Excess Overcollateralization Amount" means, as to any Distribution Date, the lesser of (i) the Basic Principal Amount for such Distribution Date and (ii) the excess, if any, of (x) the Overcollateralization Amount (assuming 100% of the related Basic Principal Amount is distributed on the Offered Certificates) over (y) the Required Overcollateralization Amount.

                  "File" means, as to each Mortgage Loan (a) the original Note
(b) the original Mortgage with evidence of recording indicated thereon, (c) assignments of the related Mortgage in recordable form and, if applicable, (d) any riders or modifications of such Note and Mortgage, (e) any title insurance policies (which may be evidenced in the file by binders, title commitments, title reports or other indicia of title insurance provided by the title insurance company) with respect to the Mortgages and (f) any assumption or modification agreement.

      "Final Distribution Date" means the Distribution Date on which the final distribution in respect of Certificates is made pursuant to Section 12.03.

      "Fixed Rate Certificates" means the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-5 Certificates, the Class A-6 Certificates, the Class A-IO Certificates, the Class M-1 Certificates, the Class M-2 Certificates and the Class B Certificates.

      "Funding Period" means the period from the Closing Date until the earliest to occur of (a) the date on which the amount on deposit in the pre-funding account (excluding investment earnings) is less than $100,000, (b) the close of business on June 20, 2003 or (c) the Business Day immediately preceding the Distribution Date on which the Net WAC Cap, exclusive of any investment earnings included in the calculation thereof, is less than 2.79% as of the beginning of the month in which such Distribution Date occurs.

      "Hazard Insurance Policy" means, with respect to each Mortgage Loan, the policy of fire and extended coverage insurance (and federal flood insurance, if the related Mortgaged Property was, according to the related appraisal, located in a federally designated special flood hazard area) required to be maintained for the related Mortgaged Property, as provided in Section 5.09, and which, as provided in said Section 5.09, may be a blanket policy maintained by the Master Servicer in accordance with the terms and conditions of said Section 5.09.

      "Holder" has the same meaning as "Certificateholder."

      "Independent" means, with respect to any specified Person, any person or firm rendering an opinion on the Closing Date or any Person who (a) is in fact independent of the specified Person, (b) does not have any direct financial interest or any material indirect financial interest in the specified Person or any Affiliate of the specified Person (other than acting as outside counsel for the specified Person or such Affiliate), and (c) is not connected with the specified Person as an officer, employee, promoter, underwriter, trustee, partner, director (other than a law firm a member of which is a director) or person performing similar functions. Except with respect to any person or firm rendering an opinion on the Closing Date, whenever it is herein provided that any Independent Person's opinion or certificate shall be furnished to the Trustee, such person shall be approved by the Trustee and such opinion or certificate shall state that the signer has read this definition and that the signer is independent within the meaning hereof.

      "Initial Cut-Off Date" means, with respect to the Initial Mortgage Loans, the opening of business on March 1, 2003.

      "Initial Cut-Off Date Pool Principal Balance" means the aggregate of the Principal Balances of the Mortgage Loans as of the Initial Cut-Off Date.

      "Initial Mortgage Loan(s)" means one or more of the mortgage loans described in the List of Initial Mortgage Loans, and which Mortgage Loans are to be assigned by the Depositor to the Trust on the Closing Date; including, without limitation, the Mortgage, collateral, liens, insurance policies and guarantees of the obligations of the related Mortgage (other than guarantees, if any, by the related broker) and any and all payments which are received pursuant thereto on and after the Cut-Off Date, but excluding any payments which are received pursuant thereto prior to the Cut-Off Date.

      "Initial Mortgage Loan Assets" has the meaning given to such term in
Section 2.02 hereof.

      "Initial Seller Mortgage Loans" means the mortgage loans listed on the Seller Schedule of Initial Mortgage Loans.

      "Insurance Proceeds" means proceeds paid by any insurer pursuant to any insurance policy or contract relating to a Mortgage Loan.

      "Interest Determination Date" has the meaning assigned in Section 5.12.

      "Interest Period" means the period for which interest on the outstanding Certificate Principal Balance of each Class of Offered Certificates is payable. Such period shall be (i) in the case of the Fixed Rate Certificates and each Lower Tier Interest, the period from the first day of the calendar month preceding the month of the Distribution Date through the last day of such calendar month, with interest accruing on the basis of a 360-day year consisting of twelve 30-day months; and (ii) in the case of the Variable Rate Certificates, the period from the preceding Distribution Date to and including the date prior to the current Distribution Date (or, in the case of the initial Distribution Date, from the Closing Date to and including the date prior to the initial Distribution Date) with interest accruing on the basis of the actual number of days elapsed in the related Interest Period and a year of 360 days.

      "Investment Earnings" means investment earnings on the Pre-Funded Amount deposited in the Pre-Funding Account pursuant to Section 5.05A, net of losses and investment expenses.

      "Latest Possible Maturity Date" means the Distribution Date that as of the Closing Date is three years after the scheduled maturity date of the Initial Mortgage Loan with the latest scheduled maturity and such date shall not be affected by when the Trust ceases to hold such Initial Mortgage Loan.

      "Liquidated Mortgage" means any Mortgage Loan as to which the Master Servicer has determined that all amounts (including Liquidation Proceeds and Insurance Proceeds) which it expects to recover from or on account of such Mortgage Loan have been recovered; provided that any Mortgage Loan in respect of which the related Mortgaged Property has been realized upon and disposed of and the proceeds of such disposition have been received shall be deemed to be a Liquidated Mortgage; provided, however, that a Liquidated Mortgage which has been repurchased pursuant to Section 3.05(a) or 4.03(a) or as to which a Qualified Substitute Mortgage Loan has been substituted pursuant to Section 3.05(b) or 4.03(b), in either case on or before the Business Day immediately preceding the Distribution Date following the Due Period in which such Mortgage Loan becomes a Liquidated Mortgage, shall be deemed not to have become a Liquidated Mortgage during such Due Period. The Principal Balance of any Liquidated Mortgage is zero.

      "Liquidation Expenses" means out-of-pocket expenses (exclusive of any overhead expenses) which are incurred by the Master Servicer in connection with the Liquidated Mortgages, including, without limitation, legal fees and expenses, and any related and unreimbursed expenditures for property taxes, property preservation or restoration of the property to marketable condition.

      "Liquidation Proceeds" means cash (including Insurance Proceeds) received and retained in connection with Liquidated Mortgages, by foreclosure sale or otherwise, net of Liquidation Expenses and net of any insurance premiums paid by the Master Servicer pursuant to Section 5.09(a).

      "List of Initial Mortgage Loans" means the list attached hereto as Exhibit D identifying each Initial Mortgage Loan constituting part of the corpus of the Trust.

      "List of Subsequent Mortgage Loans" means, with respect to the sale of any Subsequent Mortgage Loans by the Depositor to the Trust pursuant to a Subsequent Transfer Agreement, the list attached to such Subsequent Transfer Agreement identifying each Subsequent Mortgage Loan which, upon the execution and delivery of such Subsequent Transfer Agreement, will constitute part of the corpus of the Trust.

      "Loan Balance" means, with respect to each Mortgage Loan and any date of determination, the actual outstanding Principal Balance thereof on the related Cut-Off Date or relevant cut-off date with respect to a Qualified Substitute Mortgage Loan, less any principal payments relating to such Mortgage Loan included in previous Monthly Remittance Amounts; provided, however, that the Loan Balance for any Mortgage Loan that has become a Liquidated

Mortgage shall be zero as of the first day of the Due Period following the Due Period in which such Mortgage Loan becomes a Liquidated Mortgage, and at all times thereafter.

      "Master REMIC" means the REMIC identified as the Master REMIC in Section 2.07.

      "Master Servicer" means CIT Consumer Finance until any Service Transfer hereunder, and thereafter means the new servicer appointed pursuant to Article VII.

      "Master Servicing Fee" means, as to any Distribution Date, the sum of (a) the Monthly Servicing Fee for such Distribution Date, (b) any net investment earnings due to the Master Servicer as of such Distribution Date and (c) any Mortgage Fees collected by the Master Servicer with respect to the related Due Period.

      "Monthly Advance" has the meaning assigned in Section 8.04.

      "Monthly Interest Amount" means, with respect to any Distribution Date,
(A) the sum, without duplication, of clauses (i) through (v) of the definition of Monthly Remittance Amount; minus (B) any amounts netted from the foregoing or withdrawn from the Certificate Account by or at the direction of the Master Servicer as permitted by this Agreement.

      "Monthly Remittance Amount" means, with respect to any Distribution Date,
(A) the sum, without duplication, of (i) all interest received (including any related Monthly Advances) with respect to the related Due Period and the Mortgage Loans (net of the related Master Servicing Fee paid by the Master Servicer), (ii) all Compensating Interest paid by the Master Servicer with respect to the related Due Period, (iii) the portion of the Purchase Price amounts, and Substitution Adjustment relating to interest on the Mortgage Loans paid by CIT Consumer Finance or the Master Servicer with respect to the related Due Period, (iv) the interest portion of all Liquidation Proceeds actually collected by the Master Servicer with respect to the related Due Period and the Mortgage Loans, (v) the Pre-Funding Earnings received with respect to the related Due Period, (vi) the principal actually collected by the Master Servicer with respect to the related Due Period and the Mortgage Loans, (vii) the outstanding principal balance of each Mortgage Loan that was purchased from the Trustee with respect to the related Due Period, (viii) any Substitution Adjustment relating to principal delivered by CIT Consumer Finance in connection with a substitution of a Mortgage Loan with respect to the related Due Period,
(ix) the principal portion of all Liquidation Proceeds actually collected by the Master Servicer with respect to the related Due Period and Mortgage Loans and
(x) the amount of investment losses required to be deposited pursuant to Section 5.05(b); minus (B) any amounts netted from the foregoing or withdrawn from the Certificate Account by or at the direction of the Master Servicer as permitted by this Agreement.

      "Monthly Report" has the meaning assigned in Section 6.01.

      "Monthly Servicing Fee" means, as to any Distribution Date, one twelfth of the product of 0.50% and the aggregate of the Loan Balances of all Mortgage Loans as of the first day of the related Due Period (or, in the case of the first Distribution Date, the Initial Cut-Off Date).

      "Moody's" means Moody's Investors Service, Inc.

      "Mortgage" means the mortgage, deed of trust or similar instrument creating a lien on an estate in fee simple in the real property securing a Mortgage Loan.

      "Mortgage Document" has the meaning assigned in Section 4.01(a).

      "Mortgage Fees" means late fees, prepayment fees and other similar fees relating to the Mortgage Loans.

      "Mortgage Loan(s)" means one or more of the Initial Mortgage Loans and/or Subsequent Mortgage Loans.

      "Mortgage Loan Assets" means the Initial Mortgage Loan Assets and the Subsequent Mortgage Loan Assets.

      "Mortgage Pool" means the pool of Mortgage Loans assigned by the Depositor to the Trust on the Closing Date and on any Subsequent Transfer Date.

      "Mortgage Rate" means, with respect to any particular Mortgage Loan, the rate of interest specified in that Mortgage Loan adjusted to reflect a 30 day month, 360 day year for any loan that uses another day count convention for purposes of accruing interest.

      "Mortgaged Property" means the property subject to a Mortgage.

      "Mortgagor" means each Person who is indebted under a Mortgage Loan.

      "Net Mortgage Rate" means, for each Mortgage Loan, (x) the Mortgage Rate in effect for such Mortgage Loan as of the first day of the related Due Period, minus (y) the Monthly Servicing Fee for such Mortgage Loan.

      "Net WAC Cap" means, with respect to any Distribution Date and (A) the Class A-4, Class A-5, Class A-6, Class M-1, Class M-2 and Class B Certificates, a rate per annum equal to the sum of (i) a fraction, expressed as a percentage, the numerator of which is equal to the product of (a) the aggregate Loan Balance of the Mortgage Loans as of the beginning of the related Due Period and (b) the weighted average of the Net Coupon Rates on the Mortgage Loans as of the beginning of the related Due Period, and the denominator of which is equal to the sum of (a) the aggregate Loan Balance of the Mortgage Loans plus (b) the amounts on deposit in the Pre-Funding Account, each as of the first day of the related Due Period, plus (ii) a fraction, expressed as a percentage, the numerator of which is equal to the product of (a) 12 and (b) Pre-Funding Earnings for the Distribution Date, and the denominator of which is equal to the sum of (a) the aggregate Loan Balance of the Mortgage Loans plus (b) the amounts on deposit in the Pre-Funding Account, each as of the first day of the related Due Period, minus (iii) a fraction, expressed as a percentage, the numerator of which is the product of (a) 5.00% and (b) the Notional Amount of the Class A-IO Certificates for such Distribution Date, and the denominator of which is equal to the sum of (a) the aggregate Loan Balance of the Mortgage Loans plus (b) the amounts on deposit in the Pre-Funding Account, each as of the first day of the related Due Period, and (B) the Class A-1 Certificates, a rate per annum equal to the product of (x) the sum of (i) a fraction, expressed as a percentage, the numerator of which is equal to the product of (a) the aggregate Loan Balance of the Mortgage Loans as of the beginning of the related Due Period and (b) the weighted average of the Net Coupon Rates on the Mortgage Loans as of the beginning of the related Due Period, and the denominator of which is equal to the sum of (a) the aggregate Loan Balance of the Mortgage Loans plus (b) the amounts on deposit in the Pre-Funding Account, each as of the first day of the related Due Period, plus
(ii) a fraction, expressed as a percentage, the numerator of which is equal to the product of (a) 12 and (b) the Pre-Funding Earnings for the Distribution Date, and the denominator of which is equal to the sum of (a) the aggregate Loan Balance of the Mortgage Loans plus (b) the amounts on deposit in the Pre-Funding Account, each as of the first day of the related Due Period, minus (iii) a fraction, expressed as a percentage, the numerator of which is the product of
(a) 5.00% and (b) the Notional Amount of the Class A-IO Certificates for such Distribution Date, and the denominator of which is equal to the sum of (a) the aggregate Loan Balance of the Mortgage Loans plus (b) the amounts on deposit in the Pre-Funding Account, each as of the first day of the related Due Period, and
(y) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Due Period.

      "Net WAC Cap Carryover" means, with respect to any Distribution Date and any of the Class A-1 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-6 Certificates, Class M-1 Certificates, Class M-2 Certificates and Class B Certificates, the sum of (A) the excess of (1) the amount of interest that any such Class of Certificates, as applicable, would otherwise be entitled to receive on the Distribution Date had the Certificate Rate for such Class been calculated at the Certificate Rate for such Class and Distribution Date without regard to the Net WAC Cap over (2) the amount of interest payable on such Class at the respective Certificate Rate for such Class for the Distribution Date and (B) the excess described in clause (A) for such Class for all previous Distribution Dates (including any interest accrued on that amount at the related Certificate Rate without regard to the Net WAC Cap) not previously paid to such Class.

      "Nonrecoverable Advance" means any advance made or proposed to be made pursuant to Section 8.04, which the Master Servicer believes, in its good faith judgment, is not, or if made would not be, ultimately recoverable from future payments and collections of the related Mortgage Loan.

      "Note" means the promissory note evidencing the indebtedness of a Mortgagor under a Mortgage Loan.

      "Notional Amount" means, with respect to the Class A-IO Certificates, for any Distribution Date prior to the 13th Distribution Date, the lesser of (i) the sum of the aggregate Loan Balance of the Mortgage Loans and amounts remaining on deposit in the Pre-Funding Account as of the beginning of the related Due Period and (ii) the scheduled notional amount for such Distribution Date set forth in the following schedule:

              Distribution Date                     Notional Amount

               April 20, 2003                         $200,000,000
                May 20, 2003                          $200,000,000
                June 20, 2003                         $200,000,000
                July 20, 2003                         $190,000,000
               August 20, 2003                        $180,000,000
             September 20, 2003                       $170,000,000
              October 20, 2003                        $160,000,000
              November 20, 2003                       $155,000,000
              December 20, 2003                       $150,000,000
              January 20, 2004                        $145,000,000
              February 20, 2004                       $140,000,000
               March 20, 2004                         $130,000,000

On and after the 13th Distribution Date, the Notional Amount of the Class A-IO Certificates will be zero.

      "NRSRO" means any nationally recognized statistical rating organization.

      "OC Floor" means an amount equal to 0.50% of the sum of (1) the aggregate of the Loan Balances of all Mortgage Loans as of the Initial Cut-Off Date and
(2) the Original Pre-Funded Amount.

      "OC Holiday Realized Loss Amount" means, with respect to the first three Distribution Dates, to the extent of Excess Interest for such Distribution Date, an amount equal to the amount of any Realized Losses that would otherwise be allocated to the Class M-1, Class M-2 and Class B Certificates on such Distribution Date.

      "OC Spread Holiday" means the period from and including the Closing Date through and including the Distribution Date in June 2003.

      "Offered Certificate" means any one of the Class A-1 Certificates, the Class A-IO Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-5 Certificates, the Class A-6 Certificates, the Class M-1 Certificates, the Class M-2 Certificates and the Class B Certificates.

      "Officer's Certificate" means a certificate signed by the chairman of the board, president or any vice president of the Master Servicer and delivered to the Trustee.

      "One-Month LIBOR" has the meaning assigned in Section 5.12.

      "Opinion of Counsel" means a written opinion of counsel (internal or external) who may be counsel for the Master Servicer, except that any opinion of counsel relating to the qualification of any of the REMICs as a REMIC or compliance with the REMIC Provisions must be an opinion of counsel Independent with respect to the Depositor and the Master Servicer.

      "Original Pre-Funded Amount" means the amount deposited in the Pre-Funding Account on the Closing Date from the proceeds of the sale of the Certificates, which amount is $120,978,756.75.

      "Outstanding Mortgage Loan" means, as to any Due Period, a Mortgage Loan which was not the subject of a Principal Prepayment or was not fully paid prior to or during such Due Period, which did not become a Liquidated Mortgage prior to or during such Due Period, and which was not purchased (and did not become a Deleted Mortgage Loan or a Replaced Mortgage Loan) prior to or with respect to such Due Period pursuant to Section 3.05, Section 5.14 or Section 4.03.

      "Overcollateralization Amount" means, with respect to any Distribution Date, the excess, if any, of (1) the sum of the aggregate of the Loan Balances of all Mortgage Loans and the Pre-Funded Amount as of the close of business on the last day of the preceding Due Period over (2) the aggregate outstanding Certificate Principal Balances of the Offered Certificates (other than the Class A-IO Certificates) as of the Distribution Date (after taking into account the payment of the related Principal Distribution Amount on the Distribution Date).

      "Ownership Interest" means, with respect to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial.

      "Paying Agent" has the meaning assigned in Section 8.01(i).

      "Percentage Interest" means, with respect to any Offered Certificates of any Class (other than the Class A-IO Certificates), a fraction, expressed as a decimal, the numerator of which is the principal balance represented by such Offered Certificate as of the Closing Date and the denominator of which is the Certificate Principal Balance represented by all the Offered Certificates (other than the Class A-IO Certificates) of such Class as of the Closing Date. With respect to the Class A-IO, Class X-IO or Class R Certificates, the portion of the Class evidenced thereby, expressed as a percentage, as stated on the face of such Certificate, all of which shall total 100% with respect to the related Class.

      "Permitted Transferee" means, as to any Class R Certificateholder or any other prospective transferee of a Class R Certificate, any Person other than (a) the United States, a State or any political subdivision thereof, any possession of the United States, a foreign government, an international organization, or any agency or instrumentality of any of the foregoing, (b) an organization (other than a cooperative described in Section 521 of the Code) which would not be subject to tax under the Code (including the tax on unrelated business taxable income, as defined in Section 512(a)(1) of the Code) on any excess inclusions (as defined in Section 860E(c)(1) of the Code) with respect to any Class R Certificate, (c) an organization which is engaged in furnishing electrical energy, or providing telephone service, to persons in rural areas (as described in Section 1381(a)(2)(C) of the Code), or (d) a person which is not a United States Person. The terms "United States," "United States Person" "State" and

"international organization" shall have the meanings set forth in Code Section 7701 or any successor provision and any regulations promulgated thereunder. A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof, if all of the activities are subject to tax, and, with the exception of the Federal Home Loan Mortgage Corporation, a majority of its board of directors is not selected by such governmental unit.

      "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

      "Plan" has the meaning assigned in Section 9.02.

      "Pre-Funded Amount" means, with respect to any date of determination, the amount on deposit in the Pre-Funding Account as of such date.

      "Pre-Funding Account" means the Pre-Funding Account established and maintained in accordance with Section 5.05A hereof.

      "Pre-Funding Earnings" means, with respect to any Distribution Date occurring during the Funding Period, the actual Investment Earnings earned on the Pre-Funded Amount during the period beginning on the previous Distribution Date (or, in the case of the first Distribution Date, the Closing Date) and ending on the day preceding such Distribution Date or, in the event the Funding Period ends prior to June 20, 2003, the last day of the Funding Period.

      "Principal Balance" means the unpaid principal balance of a Mortgage Loan.

      "Principal Distribution Amount" means, as to any Distribution Date, the lesser of (a) the aggregate Certificate Principal Balances of the Offered Certificates (other than the Class A-IO Certificates) immediately preceding such Distribution Date and (b) the sum of (i) the Basic Principal Amount for such Distribution Date minus the Excess Overcollateralization Amount for such Distribution Date, (ii) the Subordination Increase Amount, if any, for such Distribution Date and (iii) the OC Holiday Realized Loss Amount, if any, for such Distribution Date.

      "Principal Prepayment" means any prepayment of the entire Principal Balance of a Mortgage Loan.

      "Private Certificates" means the Class X-IO Certificates and Class R Certificates.

      "Prohibited Transaction" means the definition thereof at Section 860F(a)(2) of the Code (or any successor statute thereto) and applicable to the Trust.

      "Property" means the underlying property securing a Mortgage Loan.

      "Prospectus Supplement" means the CIT Home Equity Loan Trust 2003-1 Prospectus Supplement, dated March 3, 2003, to the Base Prospectus.

      "Purchase Price" means, with respect to a Mortgage Loan to be repurchased hereunder, an amount equal to 100% of the outstanding Principal Balance thereof as of the date of repurchase plus accrued and unpaid interest thereon to the first day of the month in which the Purchase Price is to be distributed at its Mortgage Rate plus unreimbursed Servicing Advances with respect to such Mortgage Loan.

      "Qualified Institutional Buyer" shall have the meaning specified in Rule 144A.

      "Qualified Substitute Mortgage Loan" means, as to any Deleted Mortgage Loan or Replaced Mortgage Loan for which such Qualified Substitute Mortgage Loan is being substituted pursuant to Section 3.05(b) or Section 4.03(b), a Mortgage Loan that (a) as of the date of its substitution, satisfies all of the representations and warranties (which, except when expressly stated to be as of origination, shall be deemed to be determined as of the date of its substitution rather than as of the related Cut-Off Date or the Closing Date) in Section 3.02 and does not cause any of the representations and warranties in Section 3.03, to the extent previously applicable to the Deleted Mortgage Loan or Replaced Mortgage Loan, and after giving effect to such substitution, to be incorrect,
(b) has a Principal Balance not in excess of the Principal Balance of the Deleted Mortgage Loan or Replaced Mortgage Loan, (c) has a Mortgage Rate not more than 1% per annum lower than, and not more than 1% per annum higher than, that of the Deleted Mortgage Loan or Replaced Mortgage Loan and has an interest start date on or before the beginning of the Due Period in which it is transferred to the Trust, (d) has a Combined Loan-to-Value Ratio not higher than that of the Deleted Mortgage Loan or Replaced Mortgage Loan, (e) has a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan or Replaced Mortgage Loan, (f) is of the same or better credit risk category under the Seller's underwriting guidelines, (g) has the same type of Mortgage Rate (i.e., a fixed rate Mortgage Loan) and (h) in the case of a Balloon Loan, is a Balloon Loan, as the case may be. Notwithstanding the foregoing, in the event that on any date more than one Qualified Substitute Mortgage Loan is substituted for one or more Deleted Mortgage Loans or Replaced Mortgage Loans, the requirement set forth in clause (b) above with respect to the Principal Balance may be satisfied if the aggregate of the Principal Balances of such Qualified Substitute Mortgage Loans is not greater than the aggregate of the Principal Balances of such Qualified Mortgage Loans, the requirement set forth in clause (c) above with respect to the Mortgage Rate may be satisfied if the weighted average Mortgage Rate of such Qualified Substitute Mortgage Loans is at least equal to the weighted average Mortgage Rate of such Qualified Mortgage Loans; and the requirement set forth in clause (e) above with respect to remaining term to stated maturity may be satisfied if the weighted average remaining term to stated maturity of such Qualified Substitute Mortgage Loans is not greater than the weighted average remaining term to stated maturity of such Deleted Mortgage Loans or Replaced Mortgage Loans.

      "Rating Agencies" means Moody's and Standard & Poor's, or any successors thereto; provided that if Moody's and Standard & Poor's no longer have a rating outstanding on any Class of the Certificates, then references herein to Moody's and Standard & Poor's shall be deemed to refer to the NRSRO then rating any Class of the Certificates (or, if more than one such NRSRO is then rating any Class of the Certificates, to each such NRSRO as may be designated by the Servicer), and references herein to ratings by or requirements of Moody's and

Standard & Poor's shall be deemed to have the equivalent meanings with respect to ratings by or requirements of such NRSRO.

      "Rating Agency Condition" with respect to any action that is subject to the Rating Agency Condition means, the condition that each Rating Agency shall have been given at least 30 days prior notice of a contemplated action and that each of the Rating Agencies shall not have notified the Depositor, the Master Servicer or the Trustee in writing that such action will result in a downgrade or withdrawal of the then current rating of any Class of the Certificates.

      "Realized Loss" means as to any Liquidated Mortgage, the amount, if any, by which the Principal Balance thereof as of the date of liquidation is in excess of Liquidation Proceeds realized thereon and allocated to principal.

      "Record Date" means, with respect to (i) any Distribution Date and each Class of Fixed Rate Certificates and the Class R Certificates, the last Business Day of the calendar month immediately preceding the calendar month in which such Distribution Date occurs and (ii) any Distribution Date and the Variable Rate Certificates and the Class X-IO Certificates, the Business Day immediately preceding such Distribution Date, or if definitive Variable Rate Certificates have been issued, the last Business Day of the calendar month immediately preceding the calendar month in which such Distribution Date occurs.

      "Reference Banks" means leading banks selected by the Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market.

      "Regular Certificate" means any REMIC II Certificate other than a Class R-II Certificate.

      "REMIC" means a "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

      "REMIC Administrator" means any Person appointed as REMIC Administrator pursuant to Section 2.05.

      "REMIC Carryover Certificate" means all of the Offered Certificates.

      "REMIC I" means the segregated group of assets identified in Section 2.07 and constituting a REMIC created under this Agreement.

      "REMIC II" means the segregated group of assets consisting of the REMIC I Regular Interests (as defined in Section 2.07 hereof) and constituting a REMIC created under this Agreement.

      "REMIC III" means the segregated group of assets consisting of the REMIC II Regular Interests (as defined in Section 2.07 hereof) and constituting a REMIC created under this Agreement.

      "REMIC Net WAC Cap Carryover" means, for each Class of Certificates, the amount determined by substituting the REMIC Net WAC Rate for the Net WAC Cap. In the case of the Class A-IO Certificates, Class A-2 Certificates, and Class A-3 Certificates, each such certificate shall be treated as subject to a maximum rate equal to the REMIC Net WAC Cap and entitled to receive the REMIC Net WAC Cap Carryover on the Distribution Date related to the Due Period in which any amount of such REMIC Net WAC Cap Carryover arises.

      "REMIC Net WAC Rate" means the weighted average rate determined taking the weighted average of each REMIC Regular Interest issued by REMIC II (other than the LTII-PF-IO interest, except that for purposes of determining the REMIC Net WAC Rate for REMIC III, the rate of each LTII-SB interest is treated as equal to the REMIC Weighted Average Net Mortgage Rate reduced by 5% per annum until the Rate Change Date of such LTII-SB interest and the REMIC Weighted Average Net Mortgage Rate thereafter. The REMIC Net WAC Rate is intended to equal the Net WAC Cap determined by excluding (i) the amount of investment earnings on the Pre-Funding Account, (ii) interest earned during the first three Due Periods on Subsequent Mortgage Loans, and (iii) interest earned during Due Period beginning in June 2003 for any Subsequent Mortgage Loan that does not have an interest start date on or before June 1, 2003 and shall be construed in accordance with such intent.

      "REMIC Provisions" means provisions of the federal income tax law and the applicable state and local law relating to REMICs and related provisions, and regulations promulgated thereunder, as the foregoing may be in effect from time to time.

      "REMIC WAC Excess" means the REMIC Net WAC Cap Carryover allocable to each class of REMIC Carryover Certificate, respectively.

      "REMIC Weighted Average Net Mortgage Rate" means the weighted average of the Net Mortgage Rates, except for this purpose the balance in the Pre-Funding Account shall be treated as if it represented a Mortgage Loan with a zero percent per annum rate and the rate on each Subsequent Mortgage Loan with an interest start date on or before June 1, 2003 shall be treated as zero during the first three Due Periods and the rate on each Subsequent Mortgage Loan with an interest start date after June 2, 2003 shall be treated as zero during the first four Due Periods.

      "REO Property" has the meaning assigned in Section 5.10.

      "Replaced Mortgage Loan" has the meaning assigned in Section 3.05(b).

      "Representative" means Salomon Smith Barney, Inc., as representative of the several underwriters pursuant to the Underwriting Agreement dated as of March 3, 2003, among CITCF, the Depositor and Salomon Smith Barney, Inc.

      "Repurchased Mortgage Loan" means any Mortgage Loan repurchased by CIT Consumer Finance pursuant to Section 3.05(a), Section 5.14 or Section 4.03(a). The Principal Balance of any Repurchased Mortgage Loan shall be zero as of the last day of the related Due Period.

      "Required Overcollateralization Amount" means as to any Distribution Date
(1) prior to the Distribution Date in July 2003, zero, (2) from and including the Distribution Date in July, 2003 but prior to the Stepdown Date, the product of (x) 3.30% and (y) the sum of the aggregate of the Loan Balances of all Mortgage Loans as of the Initial Cut-Off Date plus the Original Pre-Funded Amount; and (3) on and after the Stepdown Date, the greater of (i) the lesser of (x) the product of 3.30% and the sum of the aggregate of the Loan Balances of all Mortgage Loans as of the Initial Cut-Off Date plus the Original Pre-Funded Amount and (y) the product of 6.60% and the aggregate of the Loan Balances of all Mortgage Loans as of the end of the related Due Period and (ii) the OC Floor; provided, however, that on each Distribution Date during the continuance of a Trigger Event the Required Overcollateralization Amount will equal the Required Overcollateralization Amount in effect as of the Distribution Date immediately preceding the date on which the Trigger Event first occurred.

      "Reserve Interest Rate" has the meaning assigned in Section 5.12.

      "Responsible Officer" means, with respect to the Trustee, any officer in its Mortgage Backed Securities Unit of its Corporate Trust Department, as long as it is the Trustee hereunder, including every vice president, assistant vice president, the secretary, every assistant secretary, cashier or any assistant cashier, controller or assistant controller, the treasurer, every assistant treasurer, every trust officer, assistant trust officer and every other officer or assistant officer of the Trustee customarily performing functions similar to those performed by persons who at the time shall be such officers, respectively and in each case, having direct responsibility for the administration of this Agreement, or to whom a corporate trust matter is referred because of knowledge of, familiarity with, and authority to act with respect to a particular matter.

      "Rule 144A" shall mean Rule 144A under the Securities Act, as such Rule may be amended from time to time.

      "Schedule of Initial Mortgage Loans" means the Conduit Schedule of Mortgage Loans or the Seller Schedule of Initial Mortgage Loans, set forth, respectively, on Schedule I-A hereto or Schedule I-B hereto, as the context may require.

      "Second Mortgage Loan" means a Mortgage Loan which constitutes a second priority mortgage lien with respect to the related Property.

      "Securities Act" shall mean the Securities Act of 1933, as amended.

      "Seller" means The CIT Group/Consumer Finance, Inc., a Delaware corporation.

      "Seller Mortgage Loans" means one or more of the Initial Seller Mortgage Loans and/or Subsequent Mortgage Loans.

      "Seller Schedule of Initial Mortgage Loans" means the Schedule of Initial Mortgage Loans attached as Schedule E-3 hereto.

      "Sellers" means the Seller and the Conduit Seller.

      "Senior Certificates" means collective reference to the Class A-1, Class A-IO, Class A-2, Class A-3, Class A-4, Class A-5 and the Class A-6 Certificates.

      "Senior Enhancement Percentage" means, as to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the sum of (i) the aggregate Certificate Principal Balances of the Subordinate Certificates and
(ii) the Overcollateralization Amount (in each case, after taking into account the distribution of the Principal Distribution Amount on such Distribution Date) and the denominator of which is the sum of the aggregate of the Loan Balances of all Mortgage Loans and the Pre-Funded Amount as of the last day of the related Due Period.

      "Senior Lien" means with respect to any Second Mortgage Loan, the mortgage loan relating to the corresponding Property having a first priority lien.

      "Senior Principal Distribution Amount" means (a) with respect to any Distribution Date prior to the Stepdown Date or during the continuance of a Trigger Event, the lesser of (i) 100% of the Principal Distribution Amount and
(ii) the aggregate Certificate Principal Balances of the Senior Certificates (other than the Class A-IO Certificates) immediately prior to such Distribution Date, and (b) with respect to any other Distribution Date, the lesser of (x) 100% of the Principal Distribution Amount and (y) the excess, if any, of (i) the aggregate Certificate Principal Balances of the Senior Certificates (other than the Class A-IO Certificates) immediately prior to such Distribution Date over
(ii) the lesser of (x) the product of 64.90% and the sum of the aggregate of the Loan Balances of all Mortgage Loans and the Pre-Funded Amount as of the last day of the related Due Period and (y) the sum of the aggregate of the Loan Balances of all Mortgage Loans and the Pre-Funded Amount as of the last day of the related Due Period minus the OC Floor.

      "Service Transfer" has the meaning assigned in Section 7.02.

      "Servicing Advance" has the meaning assigned in Section 5.08.

      "Servicing Officer" means any officer of the Master Servicer or a sub-servicer, as applicable, involved in, or responsible for, the administration and servicing of Mortgage Loans whose name and Specimen Signature appears on a list of servicing officers appearing in an Officer's Certificate furnished to the Trustee by the Master Servicer, as the same may be amended from time to time.

      "60+ Delinquency Percentage (Rolling Three Month)" means, with respect to any Distribution Date, the average of the percentage equivalents of the fractions determined for each of the three immediately preceding Due Periods (or such fewer number of Due Periods since the Cut-Off Date, in the case of the first two Determination Dates) the numerator of each of which is equal to the sum of (without duplication) the aggregate Loan Balance of 60-Day Delinquent Loans for such Due Period, and the denominator of which is the sum of the aggregate of the Loan Balances of all Mortgage Loans and amounts on deposit in the Pre-Funding Account as of the end of such Due Period.

      "60-Day Delinquent Loan" means with respect to any Due Period, and without duplication, (i) all REO Properties as of the last day of such Due Period, (ii) each Mortgage Loan with respect to which any portion greater than $65.00 of a Monthly Payment is, as of the last day of such Due Period, two months (calculated from Due Date with respect to such Mortgage Loan to Due Date) or more past due (without giving effect to any grace period), provided that a scheduled payment on a Mortgage Loan (and, accordingly, such Mortgage Loan) is not considered delinquent or past due unless such payment has not been received by the close of business on the scheduled due date for such payment in the following month, and (iii) each Mortgage Loan in foreclosure as of the last day of such Due Period.

      "Standard & Poor's" means Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc. or any successor thereto.

      "Stepdown Date" means the earlier to occur of (1) the Distribution Date on which the aggregate Certificate Principal Balance of the Senior Certificates (other than the Class A-IO Certificates) is reduced to zero and (2) the later to occur of (A) the Distribution Date in April 2006 and (B) the first Distribution Date on which the Certificate Principal Balance of the Senior Certificates (other than the Class A-IO Certificates) (after giving effect to the distribution of the Principal Distribution Amount on such Distribution Date) is less than or equal to 64.90% of the sum of the aggregate of the Loan Balances of all Mortgage Loans and the Pre-Funded Amount as of the end of the related Due Period.

      "Subordinate Certificates" means collective reference to the Class M-1, Class M-2 and the Class B Certificates.

      "Subordination Deficiency" means, as to any Distribution Date, the excess, if any, of (1) the Required Overcollateralization Amount for such Distribution Date over (2) the Overcollateralization Amount for such Distribution Date after giving effect to the distribution of the Basic Principal Amount on such Distribution Date.

      "Subordination Increase Amount" means, with respect to the first three Distribution Dates, zero, and as to any subsequent Distribution Date, the lesser of (1) the Subordination Deficiency and (2) the Excess Interest.

      "Subsequent Cut-Off Date" means, with respect to the Subsequent Mortgage Loans, the opening of business on the first day of the month of the related Subsequent Transfer Date specified in a Subsequent Transfer Agreement with respect to those Subsequent Mortgage Loans which are transferred and assigned to the Trust pursuant to the related Subsequent Transfer Agreement.

      "Subsequent Mortgage Loan(s)" means one or more of the mortgage loans described in the List of Subsequent Mortgage Loans, which Mortgage Loans are to be assigned by the Depositor to the Trust after the Closing Date; including, without limitation, the Mortgage, collateral, liens, insurance policies and guarantees of the obligations of the related Mortgage (other than guarantees, if any, by the related broker) and any and all payments which are received pursuant thereto on and after the Subsequent Cut-Off Date, but excluding any payments which are received pursuant thereto prior to the Subsequent Cut-Off Date.

      "Subsequent Mortgage Loan Assets" has the meaning given to such term in the Subsequent Transfer Agreement.

      "Subsequent Purchase Agreement" means a Subsequent Purchase Agreement, dated as of a Subsequent Cut-Off Date, between the Seller and the Depositor providing for the sale of Subsequent Mortgage Loans from the Seller to the Depositor and substantially in the form of Exhibit L hereto.

      "Subsequent Transfer Agreement" means each Subsequent Transfer Agreement dated as of a Subsequent Transfer Date between the Trust and the Depositor substantially in the form of Exhibit M hereto, by which Subsequent Mortgage Loans are sold and assigned to the Trust.

      "Subsequent Transfer Date" means the date specified in the related Subsequent Transfer Agreement.

      "Substitution Adjustment" has the meaning assigned in Section 3.05(b).

      "Supplemental Interest Reserve Fund" means the Supplemental Interest Reserve Fund established and maintained as described in Section 8.05.

      "Tax Matters Person" means, with respect to each of the REMICs created hereunder, the Person designated as the "tax matters person" of such REMIC in the manner provided under Treasury Regulations Section 1.860F-4(d) and Treasury Regulations Section 301.6231(a)(7)-1, which Person shall be the holder of the Tax Matters Person Residual Interest.

      "Tax Matters Person Residual Interest" means the 0.01% interest in the Class R Certificate transferred to the REMIC Administrator appointed pursuant to this Agreement.

      "Tax Returns" means, with respect to (i) each of the REMICs created hereunder, the federal income tax return on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of each of REMIC I, REMIC II, REMIC III and Master REMIC due to its classification as a REMIC under the REMIC Provisions, and (ii) any portion of the Trust that does not constitute part of REMIC I, REMIC II, REMIC III and Master REMIC, Internal Revenue Service Form 1041, together, in each case, with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service under any applicable provisions of federal tax law or any other governmental taxing authority under applicable state and local tax laws.

      "Telerate Page 3750" means the display page currently so designated on the Telerate Service (or such other page as may replace that page on that service for the purpose of displaying London interbank offered rates of major banks).

      "Transfer" means any direct or indirect transfer or sale of any Ownership Interest in a Certificate.

      "Transferee" means any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

      "Transferor" means any Person who is disposing by Transfer any Ownership Interest in a Certificate.

      "Treasury Regulations" means any proposed, temporary or final regulation promulgated under the Code.

      "Trigger Event" means the existence of a Delinquency Event or a Cumulative Loss Trigger Event.

      "Trust" means CIT Home Equity Loan Trust 2003-1, the trust created by this Agreement.

      "Trust Estate" means (a) the Mortgage Loan Assets and (b) such amounts as may be held by the Trustee in the Certificate Account, the Supplemental Interest Reserve Fund and the Pre-Funding Account, together with investment earnings on such amounts, whether in the form of cash, instruments, securities or other properties (including any Eligible Investments held by the Master Servicer).

      "Trustee" means The Bank of New York, a New York banking corporation, not in its individual capacity but solely as Trustee under this Agreement, and any successor hereunder.

      "Trustee Reimbursable Expenses" means, as of any Distribution Date, the sum of (a) any trustee fee not paid on such Distribution Date and (b) any amounts owed to the Trustee pursuant to Sections 7.03, 10.02, 10.03 and 11.05.

      "Variable Rate Certificates" means the Class A-1 Certificates.

      "WAC Excess" means the Net WAC Cap Carryover allocable to each of the Offered Certificates, respectively.

      "Weighted Average Net Mortgage Rate" means, for any Distribution Date, the weighted average of the Net Mortgage Rates for the Mortgage Loans as of the first day of the related Due Period, weighted on the basis of their respective Principal Balances outstanding as of the first day of the related Due Period.

                                   ARTICLE II

             ESTABLISHMENT OF THE TRUST; TRANSFER OF MORTGAGE LOANS

      SECTION 2.01. Establishment of the Trust.

      There is hereby created, by the Depositor, a separate trust which shall be known as CIT Home Equity Loan Trust 2003-1. The Trust shall be administered pursuant to the provisions of this Agreement for the benefit of Certificateholders.

      SECTION 2.02. Conveyance of the Initial Mortgage Loans.

      Each of the Seller, with respect to the Initial Seller Mortgage Loans, and the Conduit Seller, with respect to the Conduit Mortgage Loans, hereby bargains, sells, conveys, assigns and transfers to the Depositor, in trust, without recourse and for the exclusive benefit of the Holders of the Certificates, all of its right, title and interest in and to the Initial Mortgage Loans, including
(a) all principal collected and interest due on the Initial Mortgage Loans on and after the Initial Cut-Off Date and any and all other benefits accruing from the Initial Mortgage Loans which the Seller and the Conduit Seller, respectively, is causing to be delivered to the Trustee or the Custodian as designee of the Trustee, together with the related Mortgage Documents and the Seller's and Conduit Seller's respective interest in any Property, and all payments thereon and proceeds of the conversion, voluntary or involuntary, of the foregoing; and (b) proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any mortgage insurance, flood insurance, hazard insurance and title insurance policy, if any, relating to the Initial Mortgage Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing) to pay the Certificates as specified herein (the "Initial Mortgage Loan Assets"). The parties intend and agree that each of the conveyance of the Seller's right, title and interest in and to the Initial Seller Mortgage Loans pursuant to this Agreement and the conveyance of the Conduit Seller's right, title and interest in and to the Conduit Mortgage Loans pursuant to this Agreement shall constitute an absolute sale. In the event, however, that notwithstanding such intent and agreement, a transfer and assignment contemplated hereby is determined not to be a conveyance of ownership, each of the Seller and the Conduit Seller hereby grants to the Depositor a first priority perfected security interest in the Initial Seller Mortgage Loans and the Conduit Mortgage Loans, respectively.

      The Depositor, concurrently with the execution and delivery hereof, hereby sells, transfers, assigns, sets over and otherwise conveys to the Trust, without recourse, all the right, title and interest of the Depositor in and to the Trust Estate. The parties intend and agree that the conveyance of the Depositor's right, title and interest in and to the Trust Estate pursuant to this Agreement shall constitute an absolute sale. In the event, however, that notwithstanding such intent and agreement, a transfer and assignment contemplated hereby is determined not to be a conveyance of ownership, the Depositor hereby grants to the Trust a first priority perfected security interest in the Trust Estate.

      The Trustee acknowledges such sale, accepts the trusts hereunder in accordance with the provisions hereof and agrees to perform the duties herein in accordance with the provisions of this Agreement.

      SECTION 2.03. Conveyance of the Subsequent Mortgage Loans.

      In consideration of the Trustee's delivery on the related Subsequent Transfer Date to or upon the order of the Depositor of the purchase price for the Subsequent Mortgage Loans to be conveyed to the Trust on such date up to the balance of funds on deposit in the Pre-Funding Account on such related Subsequent Transfer Date, the Depositor shall sell, transfer, assign, set over and otherwise convey to the Trust, by execution of an assignment substantially in the form of the Subsequent Transfer Agreement attached hereto as Exhibit M, and the Trust shall purchase all the right, title and interest of the Depositor in and to the Subsequent Mortgage Loans and all the rights, benefits, and obligations arising from and in connection with each Subsequent Mortgage Loan, including (a) all principal collected and interest due on the Subsequent Mortgage Loans on and after the related Subsequent Cut-Off Date and any and all other benefits accruing from the Subsequent Mortgage Loans which the Seller is causing to be delivered to the Trustee or the Custodian as designee of the Trustee, together with the related Mortgage Documents and the Seller's interest in any Property, and all payments thereon and proceeds of the conversion, voluntary or involuntary, of the foregoing; and (b) proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any mortgage insurance, flood insurance, hazard insurance and title insurance policy, relating to the Subsequent Mortgage Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing) to pay the Certificates as specified herein (the "Subsequent Mortgage Loan Assets" and, together with the Initial Mortgage Loan Assets, the "Mortgage Loan Assets"). The parties intend and agree that the conveyance of the Depositor's right, title and interest in and to the Subsequent Mortgage Loans pursuant to this Agreement shall constitute an absolute sale. In the event, however, that notwithstanding such intent and agreement, a transfer and assignment contemplated hereby is determined not to be a conveyance of ownership, the Depositor hereby grants to the Trust a first priority perfected security interest in the Subsequent Mortgage Loans. The "purchase price" for the Subsequent Mortgage Loans shall be one hundred percent (100%) of the aggregate principal amount outstanding on the Subsequent Mortgage Loans so transferred as of the related Subsequent Cut-Off Date and shall be payable in immediately available funds on the related Subsequent Transfer Date.

      The amount released to or upon the order of the Depositor from the Pre-Funding Account on any Subsequent Transfer Date (or from other amounts payable to the Depositor on the Closing Date) in connection with any conveyance of Subsequent Mortgage Loans to be included in the Mortgage Pool shall not exceed the Original Pre-Funded Amount. The amount so released to or upon the order of the Depositor in connection with any conveyance of Subsequent Mortgage Loans shall, for federal income tax purposes, be considered cash contributed to REMIC I by the Depositor and used by the Trustee to acquire the related Subsequent Mortgage Loans for a purchase price established pursuant to this
Section 2.03.

      On each Subsequent Transfer Date, the Seller shall transfer to the Depositor pursuant to a Subsequent Purchase Agreement, and the Depositor shall transfer to the Trust pursuant to a Subsequent Transfer Agreement, the Subsequent Mortgage Loans to be transferred as of such Subsequent Transfer Date and the related Subsequent Mortgage Loan Assets, upon the satisfaction of each of the following conditions on or prior to such Subsequent Transfer Date:

      (a) the Master Servicer shall provide the Trustee and the Rating Agencies with an Addition Notice in the form attached as Exhibit N hereto and shall provide any information reasonably requested by the Trustee, the Depositor or the Rating Agencies with respect to the related Subsequent Mortgage Loans;

      (b) the Master Servicer shall deliver to the Trustee and the Rating Agencies a duly executed Subsequent Transfer Agreement and any other related documentation in the forms of the exhibits listed thereon;

      (c) each of the Seller and the Depositor shall deposit in the Certificate Account all collections in respect of the Subsequent Mortgage Loans received by it on or after such Subsequent Cut-Off Date (whether in the nature of amounts held by it for later application on behalf of the related Mortgagor in respect of a monthly payment due on or after such Subsequent Cut-Off Date or otherwise) except for amounts in respect of interest accrued on such Subsequent Mortgage Loans prior to such Subsequent Cut-Off Date;

      (d) each of the Seller and the Depositor shall certify that, as of such Subsequent Transfer Date, it was not insolvent, it was made insolvent by such transfer and it is not aware of any pending insolvency;

      (e) the Funding Period shall not have expired; and

      (f) the Subsequent Mortgage Loans shall satisfy the criteria set forth in
Section 3.06.

      In addition, the Depositor will provide to the Trustee, the Rating Agencies and the Master Servicer data regarding all Subsequent Mortgage Loans to be transferred to the Trust on any Subsequent Transfer Date prior to the related Subsequent Transfer Date.

      SECTION 2.04. [Reserved]

      SECTION 2.05. Appointment of REMIC Administrators.

      (a) The Trustee may appoint one or more REMIC Administrators, which shall be authorized to act on behalf of the Trustee in performing the functions set forth in Section 5.10 herein. Each REMIC Administrator must be acceptable to the Depositor and must be organized and doing business under the laws of the United States of America or of any State and be subject to supervision or examination by federal or state authorities. The Trustee initially appoints CIT Consumer Finance as REMIC Administrator and CIT Consumer Finance hereby accepts such appointment. The fees and expenses of the REMIC Administrator shall be paid by the Master Servicer. The Depositor acknowledges that CIT Consumer Finance is an acceptable REMIC Administrator. If the Trustee makes appointments of REMIC Administrators in the future, the Trustee shall advise the Depositor of the identity of such REMIC Administrator, and the Depositor shall confirm in writing to the Trustee whether such Person is acceptable as REMIC Administrator. The Trustee shall not be liable for losses or liabilities to the Trust caused by any actions taken by any REMIC Administrator appointed by the Trustee.

      (b) Any Person into which any REMIC Administrator may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion, or consolidation to which any REMIC Administrator shall be a party, or any Person succeeding to the corporate agency business of any REMIC Administrator, shall continue to be the REMIC Administrator without the execution or filing of any paper or any further act on the part of the Trustee or the REMIC Administrator.

      (c) Any REMIC Administrator (other than CIT Consumer Finance) may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, the Certificate Registrar, the Paying Agent, the Master Servicer and the Depositor. For so long as CIT Consumer Finance is acting as Master Servicer hereunder, they may not resign as REMIC Administrator. The Trustee may at any time terminate the agency of any REMIC Administrator by giving written notice of termination to such REMIC Administrator, the Master Servicer, the Certificate Registrar and the Depositor. Upon receiving a notice of resignation or upon such a termination, or in case at any time any REMIC Administrator shall cease to be eligible in accordance with the provisions of this Section 2.05, the Trustee may appoint a successor REMIC Administrator, in which case the Trustee shall give written notice of such appointment to the Master Servicer and the Depositor and shall mail notice of such appointment to all Holders of Certificates; provided, however, that no successor REMIC Administrator shall be appointed unless eligible under the provisions of this Section 2.05. Any successor REMIC Administrator upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as REMIC Administrator.

      SECTION 2.06. Acceptance by Trustee.

      The Trustee hereby acknowledges conveyance of the Initial Mortgage Loans and the Files with respect thereto pursuant to Section 2.02 hereof to the Trustee on behalf of the Trust and declares that the Trustee will hold all Initial Mortgage Loans that have been delivered in trust, upon the trusts herein set forth, for the benefit of all Certificateholders, that the Trustee will accept delivery of the Files with respect thereto pursuant to Section 4.01 hereof and the Trustee or the Custodian as its designee will hold such Files for the benefit of the Trust as provided herein and shall issue to or upon the written order of the Depositor, Certificates representing ownership of a beneficial interest in 100% of the Trust.

      SECTION 2.07. Designation of Interests in REMICs.

      The Trust Fund for federal income tax purposes will consist of four REMICs ("REMIC I", "REMIC II", "REMIC III" and the "Master REMIC"). The "latest possible maturity date" for federal income tax purposes of all interests created hereby will be the Latest Possible Maturity Date.

      REMIC I will consist of all of the assets constituting the Trust Fund other than the assets held in the Supplemental Interest Reserve Fund, the Pre-Funding Account (including any investment earnings thereon) and the REMIC regular interests issued by REMIC I, REMIC II, REMIC III, and the Master REMIC held by the Trust. REMIC I shall issue 3 uncertificated interests that shall be designated as REMIC regular interests within the meaning of Code Section 860G(a)(1): the LTI-1 Interest, the LTI-2 Interest, and the LTI-3 Interest (the "REMIC I Regular Interests"). In addition, REMIC I shall issue the R-1 interest and shall designate such interest as its sole class of residual interest.

      REMIC II shall hold as its assets the uncertificated REMIC regular interests issued by REMIC I. REMIC II shall issue the R-2 interest and shall designate such interest as its sole class of residual interest. In addition, REMIC II shall issue the 12 uncertificated REMIC regular interests (the "REMIC II Regular Interests") set forth below for REMIC II.

      REMIC III shall hold as its assets the uncertificated REMIC regular interests issued by REMIC II REMIC III shall issue the R-3 interest and shall designate such interest as its sole class of residual interest. In addition, REMIC III shall issue the 21 uncertificated REMIC regular interests (the "REMIC III Regular Interests") set forth below for REMIC II.

      The Master REMIC will consist of the REMIC III Regular Interests and will be evidenced by the 11 Classes of regular interests set forth below for the Master REMIC (which each will represent the "regular interests" in the Master REMIC) and the R-4 Interest as the single "residual interest" in the Master REMIC. The Class R shall not be considered a Certificate issued by the Master REMIC, but instead shall represent beneficial ownership of the Class R-1, Class R-2, Class R-3, and Class R-4 interests.

      REMIC I:

      The REMIC I Regular Interests, each of which is hereby designated a REMIC regular interest for federal income tax purposes, shall have the following principal balances, pass-through rates and corresponding Loan Groups in the manner set forth in the following table:

--------------------------------------------------------------------------------
      REMIC                             Initial                      Pass-
    Interests                           Balance                   Through Rate
--------------------------------------------------------------------------------
      LTI-1                               (1)                          (2)
--------------------------------------------------------------------------------
      LTI-2                               (3)                          (4)
--------------------------------------------------------------------------------
    LTI-PF-IO                             (5)                          (6)
--------------------------------------------------------------------------------

      (1) The principal balance of the Initial Mortgage Loans as of the Cut-off Date.

      (2) The pass-through rate for the Class LTI-1 interest shall be a rate equal to the weighted average of the Net Mortgage Rates for the Initial Mortgage Loans for the first four Distribution Dates and the Weighted Average Net Mortgage Rate for each Distribution Date thereafter.

      (3)   An amount equal to the Original Prefunded Amount.

      (4) The pass-through rate for the Class LTI-2 interest shall be a rate equal to zero during the first three Due Periods and a rate equal to the weighted average of the Net Mortgage Rates for the Subsequent Mortgage Loans for the fourth Due Period, except that any Subsequent Mortgage Loan that has an interest start date after June 1, 2003 shall be treated as having a rate of zero percent per annum for the Due Period beginning June 1, 2003. After the fourth Due Period the rate on the Class LTI-2 shall equal the Weighted Average Net Mortgage Rate.

      (5)   The Class LTI-PF-IO shall not have a principal balance.

      (6) The Class LTI-PF-IO shall be entitled to 100% of the interest accruing on Subsequent Mortgage Loans during the first three Due Periods and shall be entitled to 100% of the interest accruing on the Subsequent Mortgage Loans with an interest start date after June 1, 2003.

      For the first four Distribution Dates, the Class LTI-1 shall be entitled to receive distributions (and allocated Realized Losses) so that its Principal Balance is reduced to the principal balance of the Initial Mortgage Loans at the end of the Due Period related to such Distribution Date. For the first four Distribution Dates, the Class LTI-2 shall be entitled to receive distributions (and allocated Realized Losses) so that its Principal Balance is reduced to the sum of: (i) the principal balance of the Subsequent Mortgage Loans at the end of the Due Period related to such Distribution Date and (ii) any amount remaining in the Pre-Funding Account at the end of the Due Period related to such Distribution Date. After the first four Distribution Dates, the Class LTI-1 and the Class LTI-2 shall be entitled to share proportionately in principal payments, proceeds from the sale of any REO property, Realized Losses, and interest payments based on their outstanding principal balances.

      REMIC II:

      The REMIC II Regular Interests shall have the following principal balances, and the pass-through rates in the manner set forth in the following table:

                    Notional                                          Initial
REMIC II         Balance of the       Initial           Rate          Interests
Interest             A-IO(1)       Interest Rate    Change Date        Balance
--------         --------------    -------------    -----------       ----------
LTII-1                  (2)             (3)             N/A             N/A
LTII-SB (1)        200,000,000          (3)        June 1, 2003      10,000,000
LTII-SB (2)        190,000,000          (3)        July 1, 2003      10,000,000
LTII-SB (3)        180,000,000          (3)        Aug. 1, 2003      10,000,000
LTII-SB (4)        170,000,000          (3)        Sept. 1, 2003     10,000,000
LTII-SB (5)        160,000,000          (3)        Oct. 1, 2003       5,000,000
LTII-SB (6)        155,000,000          (3)        Nov. 1, 2003       5,000,000
LTII-SB (7)        150,000,000          (3)        Dec. 1, 2003       5,000,000
LTII-SB (8)        145,000,000          (3)        Jan. 1, 2004       5,000,000
LTII-SB (9)        140,000,000          (3)        Feb. 1, 2004      10,000,000
LTII-SB (10)       130,000,000          (3)        March 1, 2004    130,000,000
LTII-PF-IO               (4)            (4)             N/A         N/A

      (1) For the Distribution Date related to the Due Period immediately preceding the Rate Change Date.

      (2) The Principal Balance of the LTII-1 Principal balance equal to the principal balance of the REMIC I Regular Interests less $200,000,000.00, which is the aggregate principal balance of the Class LTII-SB Regular Interests Regular Interest.

      (3) The LTII-A interest and each LTII-SB interest shall bear interest based on the REMIC Weighted Average Net Mortgage Rate.

      (4) The LTII-PF-IO shall be entitled to 100% of the amount received with respect to the Class LTI-PF-IO Interest issued by REMIC I.

      On each Distribution Date, all Realized Losses and all payments of principal payments from the Mortgage Loans will be allocated to the Class LTII-A until such Class is reduced to zero. After the Class LTII-A is reduced to zero, all Realized Losses and all payments of principal from the Mortgage Loans will be made to the outstanding Class of the Class LTII-SB Regular Interests with the lowest numerical denomination until such Class is reduced to zero. For purposes of applying these rules, principal payments from the Mortgage Loans shall be treated as any payment from the Mortgage Loans that result in a reduction of the principal of the Mortgage Loan during the Due Period.

REMIC III:

      The REMIC III Regular Interests, each of which is hereby designated a regular interest in REMIC III, shall have the following principal balances, pass-through rates and Corresponding Classes of Certificates in the manner set forth in the following table:

                                                                                    Corresponding Class
                                                                                      of Master REMIC
   REMIC Interests              Initial Balance                Interest Rate              Interest
   ---------------              ---------------                -------------         ------------------
     LTIII-A1 (1)     1/2 Corresponding Class balance      REMIC Net WAC Rate              A-1
     LTIII-A2 (1)     1/2 Corresponding Class balance      REMIC Net WAC Rate              A-2
     LTIII-A3 (1)     1/2 Corresponding Class balance      REMIC Net WAC Rate              A-3
     LTIII-A4 (1)     1/2 Corresponding Class balance      REMIC Net WAC Rate              A-4
     LTIII-A5 (1)     1/2 Corresponding Class balance      REMIC Net WAC Rate              A-5
     LTIII-A6 (1)     1/2 Corresponding Class balance      REMIC Net WAC Rate              A-6
     LTIII-M1 (1)     1/2 Corresponding Class balance      REMIC Net WAC Rate              M-1
     LTIII-M2 (1)     1/2 Corresponding Class balance      REMIC Net WAC Rate              M-2
     LTIII-B (1)      1/2 Corresponding Class balance      REMIC Net WAC Rate               B
    LTIII-Accrual
       Interest                       (2)                  REMIC Net WAC Rate              N/A
      LTIII-AIOs                      (3)                           (3)                    N/A
     LTIII-PF-IO                      (4)                           (4)                    N/A

      (1)   REMIC III Accretion Directed Class.

      (2) An amount equal to the aggregate Principal Balances of the REMIC II Regular Interests less an amount equal to the aggregate Principal Balances of the REMIC III Regular Interests.

      (3)   The LTIII-AIOs represent 10 separate REMIC Regular Interests:
            LTIII-AIO(1), LTIII-AIO(2), LTIII-AIO(3), LTIII-AIO(4), LTIII-AIO(5), LTIII-AIO(6), LTIII-AIO(7), LTIII-AIO(8), LTIII-AIO(9), and LTIII-AIO(10). Each LTIII-AIO REMIC regular interest will not have a principal balance, but will have a notional balance that is equal to the principal balance of the LTII-SB Interest issued by REMIC II with the same parenthetical number (the "corresponding LTII-SB Interest"). The notional balance of each LTIII-AIO Interest shall be reduced to zero on the Rate Change Date of the corresponding LTII-SB Interest. Each LTIII-AIO Interest will have a rate per annum equal to from the Closing Date through the Rate Change Date of its corresponding LTII-SB

            Interest, equal to the lesser of: (i) 5% per annum and the REMIC Weighted Average Net Mortgage Rate, and thereafter, 0% per annum.

      (4) The Class LTIII-PF-IO Interest will not have a principal balance, but will receive 100% of the amount received with respect to the Class LTII-PF-IO Interest issued by REMIC II.

      On each Distribution Date, 50% of the increase in the Overcollateralized Amount will be payable as a reduction of the principal balances of the REMIC III Accretion Directed Classes (each such Class will be reduced by an amount equal to 50% of any increase in the Overcollateralized Amount that is attributable to a reduction in the principal balance of its Corresponding Class) and will be accrued and added to the principal balance of the LTIII Accrual Interest. On each Distribution Date, the increase in the principal balance of the LTIII Accrual Interest may not exceed interest accruals for such Distribution Date for the LTIII Accrual Interest.

      All payments of principal from the Mortgage Loans shall be allocated 50% to the LTIII-Accrual Interest, and 50% to the REMIC III Accretion Directed Classes (in an amount equal to 50% of the principal amounts allocated to their respective Corresponding Classes), until paid in full. Notwithstanding the above, to the extent that payments allocated to the Class X-IO Certificates issued by the Master REMIC that arise from a reduction in the Overcollateralized Amount, the Class LTIII Accrual Interest shall be allocated principal payments equal to such reduction (until paid in full). Realized losses shall be applied so that after all distributions have been made on each Distribution Date (i) the principal balances of each REMIC III Accretion Directed Class is equal to 50% of the principal balance of its respective Corresponding Class, and (ii) the LTIII Accrual Interest is equal to 50% of the aggregate principal balance of the Mortgage Pool plus 50% of the Overcollateralized Amount. For purposes of applying these rules principal payments from the Mortgage Loans shall be treated as any payment from the Mortgage Loans that result in a reduction of the principal of the Mortgage Loan during the Due Period.

Master REMIC:

      The following table sets forth characteristics of the Interests, each of which is hereby designated as a "regular interest" in the Master REMIC:

                                 Original Certificate          Pass-Through
                                  Principal Balance                Rate
                                 --------------------          ------------
Class A-1                            294,000,000                   (1)
Class A-2                            213,000,000                   (1)
Class A-3                             58,000,000                   (1)
Class A-4                            114,000,000                   (1)
Class A-5                             33,050,000                   (1)
Class A-6                             94,000,000                   (1)
Class M-1                             54,050,000                   (1)
Class M-2                             42,300,000                   (1)
Class B                               37,600,000                   (1)
Class A-IO                                                         (2)
Class X-IO                                                         (3)

      (1) The lesser of the related Pass-Through Rate and the REMIC Net WAC Rate. Any entitlement to REMIC Net WAC Rate Carryover Amounts (including Net WAC Rate Carryover Amounts) will not be an obligation of any REMIC created under this Agreement.

      (2) The Class A-IO Certificates will be entitled to 100% of the interest distributions in respect of the 10 Class LTIII-AIO Interests.

      (3) The Class X-IO Certificates will have a notional balance equal to the aggregate Stated Principal Balance of the Mortgage Loans. The initial interest rate of the Class X-IO Certificate shall be a rate sufficient to cause all net interest from the Mortgage Loans to accrue on the Class X-IO Certificate that is in excess of the amount of interest that accrues on the Class A Certificates, the Class A-IO Certificates, Class M Certificates, the Class B-IO Certificates and the Class LTIII-PF-IO. For each Distribution Date after the first Distribution Date, the Pass-Through Rate in respect of the Class X-IO Certificates will be the excess of: (i) the REMIC Net WAC Rate over (ii) the product of: (A) two and (B) the weighted average Pass-Through Rate of the REMIC III Interests, where the LTIII Accrual Interest is subject to a cap equal to zero and each REMIC III Accretion Directed Class is subject to a cap equal to the Pass-Through Rate on its Corresponding Class. The Class X-IO Certificates shall also be entitled to principal equal to the excess of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date over the aggregate Certificate Principal Balance of the Class A Certificates, Class M Certificates, and Class B as of the Closing Date. Such principal balance shall not bear interest. In addition the Class X-IO Certificates shall be entitled to 100% of the interest payments received with respect to the Class LTII-PF-IO Interest issued by REMIC III.

      The foregoing REMIC structure is intended to cause all of the cash from the Mortgage Loans to flow through to the Master REMIC as cash flow on a REMIC regular interest, without creating any shortfall--actual or potential (other than for credit losses) to any REMIC regular interest. To the extent that the structure is believed to diverge from such intention, the Master Servicer shall resolve ambiguities to accomplish such result and shall to the extent necessary rectify any drafting errors or seek clarification to the structure without Certificateholder approval (but with guidance of counsel) to accomplish such intention.

      SECTION 2.08. Intentionally Omitted.

      SECTION 2.09. Intentionally Omitted.

      SECTION 2.10. Intentionally Omitted.

      SECTION 2.11. Intentionally Omitted.

      SECTION 2.12. Miscellaneous REMIC Provisions.

      (a) The Holder of the Tax Matters Person Residual Interest in each REMIC created hereunder is hereby designated as "tax matters person" as defined in the REMIC Provisions with respect to the REMIC.

      (b) The Trust and each REMIC created hereunder shall, for federal income tax purposes, maintain books on a calendar year basis and report income on an accrual basis.

      (c) The Trustee shall cause each REMIC created hereunder to elect to be treated as a REMIC under Section 860D of the Code. Any inconsistencies or ambiguities in this

Agreement or in the administration of the Trust shall be resolved in a manner that preserves the validity of such election to be treated as a REMIC. The Trustee shall report all expenses of the Trust Estate to each REMIC created hereunder.

      (d) The amount, if any, transferred to the Class R Certificate, shall be appropriately accounted for by the REMIC Administrator as derived from the REMIC created under this Agreement producing such distributable amounts. No such amounts are expected to arise under this agreement.

      (e) The REMIC Administrator shall provide to the Internal Revenue Service and to the person described in Section 860E(e)(3) and (6) of the Code the information described in Treasury Regulation Section 1.860D-l(b)(5)(ii), or any successor regulation thereto with respect to each REMIC created hereunder. Such information will be provided in the manner described in Treasury Regulation
Section 1.860E-2(a)(5), or any successor regulation thereto.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

      SECTION 3.01. Representations and Warranties Regarding CIT Consumer
Finance.

      CIT Consumer Finance represents and warrants that:

      (a) Organization and Good Standing. CIT Consumer Finance is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the corporate power to own its assets and to transact the business in which it is currently engaged. CIT Consumer Finance is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure so to qualify would have a material adverse effect on the business, properties, assets, or condition (financial or other) of CIT Consumer Finance.

      (b) Authorization; Binding Obligations. CIT Consumer Finance has the power and authority to make, execute, deliver and perform this Agreement and all of the transactions contemplated under this Agreement, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement. When executed and delivered, this Agreement will constitute the legal, valid and binding obligation of CIT Consumer Finance enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies.

      (c) No Consent Required. CIT Consumer Finance is not required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement the failure of which so to obtain would have a material adverse effect on the business, properties, assets or condition (financial or otherwise) of CIT Consumer Finance.

      (d) No Violations. The execution, delivery and performance of this Agreement by CIT Consumer Finance will not violate any provision of any existing law or regulation or any order or decree of any court or the Certificate of Incorporation or Bylaws of CIT Consumer Finance, or constitute a material breach of any mortgage, indenture, Mortgage Loan or other agreement to which CIT Consumer Finance is a party or by which CIT Consumer Finance may be bound.

      (e) Litigation. No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or to the knowledge of CIT Consumer Finance threatened, against CIT Consumer Finance or any of its properties or with respect to this Agreement or the Certificates which, if adversely determined, would in the opinion of CIT Consumer Finance have a material adverse effect on the transactions contemplated by this Agreement.

      SECTION 3.01A. Representations and Warranties Regarding The Conduit
Seller.

      The Conduit Seller represents and warrants that:

      (a) Organization and Good Standing. The Conduit Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the limited liability company power to own its assets and to transact the business in which it is currently engaged. The Conduit Seller is duly qualified to do business and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure so to qualify would have a material adverse effect on the business, properties, assets, or condition (financial or otherwise) of the Conduit Seller.

      (b) Authorization; Binding Obligations. The Conduit Seller has the power and authority to make, execute, deliver and perform this Agreement and all of the transactions contemplated under this Agreement, and has taken all necessary limited liability company action to authorize the execution, delivery and performance of this Agreement. When executed and delivered, this Agreement will constitute the legal, valid and binding obligation of the Conduit Seller enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies.

      (c) No Consent Required. The Conduit Seller is not required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement the failure of which so to obtain would have a material adverse effect on the business, properties, assets or condition (financial or otherwise) of the Conduit Seller.

      (d) No Violations. The execution, delivery and performance of this Agreement by the Conduit Seller will not violate any provision of any existing law or regulation or any order or decree of any court or the organizational documents of the Conduit Seller, or constitute a material breach of any mortgage, indenture, Mortgage Loan or other agreement to which the Conduit Seller is a party or by which the Conduit Seller may be bound.

      (e) Litigation. No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or to the knowledge of The Conduit Seller threatened, against The Conduit Seller or any of its properties or with respect to this Agreement or the Certificates which, if adversely determined, would in the opinion of The Conduit Seller have a material adverse effect on the transactions contemplated by this Agreement.

      SECTION 3.02. Representations and Warranties Regarding Each Mortgage Loan.

      CIT Consumer Finance as Seller with respect to the Seller Mortgage Loans and as Master Servicer, in consideration of its appointment hereunder, with respect to the Conduit Mortgage Loans and with respect to the Mortgage Loans taken as a whole, represents and warrants to the Trust, the Depositor and the Certificateholders as to each Initial Mortgage Loan as of the Closing Date and as to each Subsequent Mortgage Loan as of the related Subsequent Transfer Date (except as otherwise expressly stated):

      (a) List of Mortgage Loans. The information set forth in the List of Initial Mortgage Loans or the List of Subsequent Mortgage Loans, as applicable, is true and correct as of its date.

      (b) Payments. With respect to each Mortgage Loan, as of the related Cut-Off Date, the scheduled payment due in the month immediately preceding such Cut-Off Date was made by or on behalf of the Mortgagor (without any advance from CIT Consumer Finance or any Person acting at the request of CIT Consumer Finance) or was not delinquent for more than 60 days.

      (c) No Waivers. The terms of the Mortgage Loan have not been waived, altered or modified in any respect, except by instruments or documents identified in the File with respect thereto.

      (d) Binding Obligation. The Mortgage Loan is the legal, valid and binding obligation of the Mortgagor thereunder and is enforceable in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws from time to time in effect affecting generally the enforcement of creditors' rights and remedies; and (ii) general principles of equity, including, without limitation, principles of reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in equity or at law).

      (e) No Defenses. No right of rescission, setoff, counterclaim or defense, including the defense of usury, has been asserted with respect to the Mortgage Loan.

      (f) Insurance. The related Mortgaged Property is covered by a Hazard Insurance Policy in the amount required by Section 5.09. All premiums due as of the Closing Date on such insurance have been paid in full.

      (g) Flood Insurance. If the related Mortgaged Property was, according to the related appraisal, in a federally designated special flood hazard area, the related Mortgage Property is covered by flood insurance in the amount required by Section 5.09. All premiums due as of the Closing Date on such insurance have been paid in full.

      (h) Lawful Assignment. The Mortgage Loan was not originated in and is not subject to the laws of any jurisdiction whose laws would make the transfer of the Mortgage Loan to the Depositor and to the Trustee under this Agreement, or the ownership of the Mortgage Loan by the Trust, unlawful.

      (i) Compliance with Law. All requirements of any federal, state or local law, including, without limitation, usury, truth in lending, the Real Estate Settlement Procedures Act and equal credit opportunity laws, applicable to the Mortgage Loan have been complied with and such compliance is not affected by the transfer of the Mortgage Loan to the Depositor or to the Trustee or by the Trust's ownership of the Mortgage Loans, and CIT Consumer Finance shall for at least the period of this Agreement, maintain in its possession, available for the Trustee's inspection, and shall deliver to the Trustee upon demand, evidence of compliance with all such requirements.

      (j) Mortgage Loan in Force. The Mortgage Loan has not been satisfied or rescinded, and the related Mortgaged Property has not been released from the lien of the Mortgage Loan in whole or in part.

      (k) Capacity of Parties. All parties to the Mortgage Loan had legal capacity to execute the Mortgage Loan.

      (l) Good Title. Neither the Seller nor the Conduit Seller has sold, assigned or pledged the Mortgage Loan to any person other than the Depositor. Prior to the transfer of the Mortgage Loan by the Seller or the Conduit Seller to the Depositor and by the Depositor to the Trust, the Seller or the Conduit Seller, respectively, had good and marketable title thereto free and clear of any encumbrance, equity, loan, pledge, charge, claim or security interest and was the sole owner thereof with full right to transfer the Mortgage Loan to the Depositor or the Trust, respectively. The Depositor paid fair value to the Seller or the Conduit Seller for the Mortgage Loan. Immediately upon the transfer thereof, the Trust for the benefit of the Certificateholders shall acquire good and marketable title to each Mortgage Loan free and clear of any encumbrance, equity, loan, pledge, charge, claim or security interest.

      (m) No Defaults. As of the related Cut-Off Date, there was no default, breach, violation or event permitting acceleration existing under the Mortgage Loan and no event which, with notice and the expiration of any grace or cure period, would constitute such a default, breach, violation or event permitting acceleration under such Mortgage Loan (except payment delinquencies permitted by clause (b) above). Neither the Seller nor the Conduit Seller has waived any such default, breach, violation or event permitting acceleration except payment delinquencies permitted by clause (b) above.

      (n) No Liens. As of the Closing Date, in the case of each Initial Mortgage Loan, or as of the related Subsequent Transfer Date, in the case of each Subsequent Mortgage Loan, there are, to the best of CIT Consumer Finance's knowledge, no liens or claims which have been filed for work, labor or materials affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the Mortgage Loan (other than a senior Mortgage in the case of a Mortgaged Property secured by a subordinate Mortgage).

      (o) Enforceability. The Mortgage Loan contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the collateral of the benefits of the security provided thereby, except as enforceability of such provisions may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies.

      (p) Qualified Mortgage for REMIC. Each Mortgage Loan is a "qualified mortgage" under Section 860G(a)(3) of the Code and the Treasury Regulations thereunder. As of the Initial Cut-Off Date, in the case of the Initial Mortgage Loans, and as of the related Subsequent Cut-Off Date, in the case of each Subsequent Mortgage Loan, the Mortgage Loan was 59 days or less delinquent, was not in foreclosure nor did CIT Consumer Finance consider acceleration and liquidation of such Mortgage Loan to be reasonably foreseeable. As of the Closing Date, with respect to the Initial Mortgage Loans, the fair market value of the interest in real property securing each Initial Mortgage Loan (i) was at least equal to 80 percent of the adjusted issue price of the obligation at the time the obligation was originated (or, if later, but before the Closing Date, the time the obligation was significantly modified, as such term is defined in Treasury Regulations ss. 1.860G-2(b)(2)); or (ii) is at least equal to 80 percent of the adjusted issue price of the obligation on the Closing Date. As of the related Subsequent Transfer Date, with respect to the Subsequent Mortgage Loans, the fair market value of the interest in real property securing each Subsequent Mortgage Loan (i) was at least equal to 80 percent of the adjusted issue price of the obligation at the time the obligation was originated (or, if later, but before the Subsequent Transfer Date, the time the obligation was significantly modified, as such term is defined in Treasury Regulations ss. 1.860G-2(b)(2)); or (ii) is at least equal to 80 percent of the adjusted issue price of the obligation on the Subsequent Transfer Date.

      For purposes of this Section 3.02(p), the fair market value of the real property interest must be first reduced by the amount of any lien on the real property interest that is senior to the obligation being tested, and must be further reduced by a proportionate amount of any lien that is in parity with the obligation being tested, in each case before the percentages set forth in (i) and (ii) above are determined. The adjusted issue price of an obligation is its issue price plus the amount of accrued original issue discount, if any, as of the date of determination.

      (q) Conventional Mortgage Loans. None of the Mortgage Loans is insured or guaranteed by any governmental agency.

      (r) Lien. Each Mortgage is a valid and subsisting first or subordinate lien of record on the Mortgaged Property subject to the exceptions to title set forth in any title insurance policy or attorney's opinion of title with respect to the related Mortgage Loan, which exceptions are generally acceptable to banking institutions in connection with their regular mortgage lending activities, and such other exceptions to which similar properties are commonly subject and which do not individually, or in the aggregate, materially and adversely affect the benefits of the security intended to be provided by such Mortgage.

      (s) Recordation. Each original Mortgage was recorded or is in the process of being recorded, in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of or purchasers from the Seller delivering the related Mortgage Loan.

      (t) Deed of Trust. With respect to each Mortgage constituting a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in such Mortgage, and no fees or expenses are or will become payable by the Holders or the Trust to the trustee under the deed of trust, except in connection with a trustee's sale after default by the related Mortgagor.

      (u) Licenses. The Trust is in compliance with any and all license, permit and other requirements of any federal or state law applicable to its ownership of the Mortgage Loan and its exercise of rights under the Mortgage Loan and this Agreement. The Trust is not required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement the failure of which so to obtain would have a material adverse effect on the Trust.

      (v) Manufactured Housing. In the case of a Mortgage Loan financing a dwelling which is a manufactured home, (i) the manufactured home is affixed to the real property in such a manner as to render the manufactured home real property under the laws of the jurisdiction in which it is located, (ii) the Mortgage is a lien on the land on which the manufactured home is located as well as the manufactured home itself, and (iii) the manufactured home (a) has a minimum of 400 square feet of living space, (b) has a minimum width in excess of 102 inches and (c) is of a kind customarily used at a fixed location.

      (w) Underwriting Guidelines. Each Mortgage Loan was underwritten in accordance with the policies and procedures set forth in the Base Prospectus.

      (x) Combined Loan-to-Value Ratio. At the time of its origination (and, in the case of a Mortgage Loan that has been modified, at the time of origination and at the time such Mortgage Loan was modified), no Mortgage Loan had a Combined Loan-to-Value Ratio of greater than 100%.

      (y) Mortgagor Not Subject to Bankruptcy Proceedings. No Mortgagor is in a bankruptcy proceeding as of the related Cut-Off Date.

      (z) Condition of Mortgaged Property. To the best of its knowledge, each Mortgaged Property is free of material damage and is in good repair.

      (aa) [Reserved]

      (bb) [Reserved]

      (cc) HOEPA. As of the related Cut-Off Date, no Mortgage Loan was subject to the Home Ownership and Equity Protection Act of 1994 or any comparable state law.

      (dd) No Single Premium Insurance. No proceeds from any Mortgage Loan were used to finance single-premium credit, life and disability insurance policies.

      (ee) Prepayment Charges. No Mortgage Loan imposes a prepayment charge for an original term in excess of five years.

      (ff) Supervised Lender. All of the Mortgage Loans were originated by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act, or a savings and loan association, a savings bank, a commercial bank, a credit union, an insurance company or other similar institution which is supervised and examined by a federal or state authority.

      SECTION 3.03. Representations and Warranties Regarding the Mortgage Loans in the Aggregate.

      CIT Consumer Finance as Seller with respect to the Seller Mortgage Loans and as Master Servicer, in consideration of its appointment hereunder, with respect to the Conduit Mortgage Loans and with respect to the Mortgage Loans taken as a whole, represents and warrants to the Trustee, the Depositor and the Certificateholders that:

      (a) Characteristics. As of the Closing Date, each Initial Mortgage Loan individually and the Initial Mortgage Loans in the aggregate conform in all material respects to the description thereof in the Prospectus Supplement.

      (b) Computer Tape. As of Closing Date, in the case of the Initial Mortgage Loans, and as of the related Subsequent Transfer Date, in the case of the Subsequent Mortgage Loans, the Computer Tape made available by the Master Servicer was complete and accurate as of its date and includes a description of the same Mortgage Loans that are described in the List of Initial Mortgage Loans or the List of Subsequent Mortgage Loans, as applicable.

      (c) Marking Records. By the Closing Date, in the case of the Initial Mortgage Loans, and as of the related Subsequent Transfer Date, in the case of the Subsequent Mortgage Loans, CIT Consumer Finance has caused the portions of the Electronic Ledger relating to the Mortgage Loans constituting part of the Trust to be clearly and unambiguously marked to indicate that such Mortgage Loans constitute part of the Trust and are owned by the Trust in accordance with the terms of the trust created hereunder.

      (d) No Adverse Selection. Except for the effect of the representations and warranties made in Sections 3.02 and 3.03 hereof, no adverse selection procedures have been employed in selecting the Mortgage Loans.

      SECTION 3.04. Representations and Warranties Regarding the Files.

      CIT Consumer Finance represents and warrants to the Trustee, the Depositor and the Certificateholders that:

      (a) Possession. Immediately prior to the Closing Date, in the case of the Initial Mortgage Loans (excluding the Delayed Delivery Mortgage Loans), within 20 days after the Closing Date, in the case of the Delayed Delivery Mortgage Loans, or immediately prior to the Subsequent Transfer Date, in the case of the Subsequent Mortgage Loans, either the Seller or the Conduit Seller, as applicable, or the Custodian on behalf of the Seller or the Conduit Seller, will have possession of each original Mortgage Loan and the related File, and there are and there will be no custodial agreements in effect materially and adversely affecting the right of either the Seller or the Conduit Seller, as applicable, to make, or to cause to be made, delivery of the Files required in connection with the conveyance of the Mortgage Loans to the Depositor.

      (b) Bulk Transfer Laws. As of the Closing Date, in the case of the Initial Mortgage Loans, or the Subsequent Transfer Date, in the case of the Subsequent Mortgage Loans, the transfer, assignment and conveyance of the Mortgage Loans and the Files with respect thereto to the Depositor are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction.

      SECTION 3.05. Repurchase of Mortgage Loans or Substitution of Mortgage Loans for Breach of Representations and Warranties.

      (a) Subject to Section 3.05(b), CIT Consumer Finance shall repurchase a Mortgage Loan, at its Purchase Price, not later than 85 days after CIT Consumer Finance receives written notice from the Trustee or the Master Servicer, or not later than 90 days after CIT Consumer Finance otherwise becomes aware, of a material breach of any representation or warranty of CIT Consumer Finance set forth in Section 3.02 or 3.03 of this Agreement that materially and adversely affects the interests of the Certificateholders in such Mortgage Loan and which breach has not been cured. Upon discovery by the Master Servicer of a material breach of a representation with respect to the Mortgage Loans, the Master Servicer will promptly notify the Trustee and the Sellers. Upon discovery by the Trustee of a material breach of a representation with respect to the Mortgage Loans, the Trustee will promptly notify the Master Servicer and the Sellers. CIT Consumer Finance shall effect such repurchase by paying to the Master Servicer for deposit in the Certificate Account on the Business Day immediately preceding the Distribution Date in the month following the month in which the loan was repurchased, the aggregate of the Purchase Price of all Mortgage Loans that are required to be repurchased pursuant to the preceding sentence. Notwithstanding any other provision of the Agreement, the obligation of CIT Consumer Finance under this Section shall not terminate upon a Service Transfer pursuant to
Article VII.

      CIT Consumer Finance shall, subject to this Section 3.05, repurchase such Mortgage Loan or substitute a Qualified Substitute Mortgage Loan and shall guarantee the payment of any tax imposed under the REMIC Provisions as a result of such repurchase or substitution by paying to the Trustee the amount of such tax not later than five Business Days before such tax shall be due and payable to the extent that amounts previously paid over to and then held by the Trustee pursuant to Section 5.10 hereof are insufficient to pay such tax and all other taxes chargeable under Section 5.10. Pursuant to Section 5.10, the Master Servicer is hereby directed to withhold, and shall withhold and pay over to the Trustee, an amount sufficient to pay such tax and any other taxes imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or imposed on "contributions after start up date" under Section 860G(d) of the Code from amounts otherwise distributable to the Private Certificateholders. The Master Servicer shall give notice to the Trustee at the time of such repurchase of the amounts due from CIT Consumer Finance pursuant to the guarantee of CIT Consumer Finance and notice as to who should receive such payment.

      The Trustee shall have no obligation to pay any such amounts pursuant to this Section other than from moneys provided to it by CIT Consumer Finance or from moneys held in the funds and accounts created under this Agreement. The Trustee shall be deemed conclusively to have complied with this Section if it follows the directions of CIT Consumer Finance.

      In the event any tax that is guaranteed by CIT Consumer Finance is refunded to the Trust or otherwise is determined not to be payable, CIT Consumer Finance shall be repaid the amount of such refund or that portion of any guarantee payment made by CIT Consumer Finance that is not applied to the payment of such tax.

      It is understood and agreed that the conveyance set forth in this Section
3.05 shall inure to the benefit of the Trustee and the Certificateholders.

      (b) On or prior to the date that is the second anniversary of the Closing Date, CIT Consumer Finance, at its election, may substitute a Qualified Substitute Mortgage Loan for a Mortgage Loan that it is obligated to repurchase pursuant to Section 3.05(a) (such Mortgage Loan being referred to as the "Replaced Mortgage Loan") upon satisfaction of the following conditions:

            (i) CIT Consumer Finance shall have conveyed to the Trustee the Mortgage Loan to be substituted for the Replaced Mortgage Loan and the File related to such Mortgage Loan and CIT Consumer Finance shall have marked the Electronic Ledger indicating that such Mortgage Loan constitutes part of the Trust;

            (ii) the Mortgage Loan to be substituted for the Replaced Mortgage Loan is a Qualified Substitute Mortgage Loan and CIT Consumer Finance delivers an Officer's Certificate, substantially in the form of Exhibit K hereto, to the Trustee certifying that such Mortgage Loan is a Qualified Substitute Mortgage Loan;

            (iii) CIT Consumer Finance shall have delivered to the Trustee an Opinion of Counsel to the effect that the substitution of such Mortgage Loan for such Replaced Mortgage Loan will not cause any of the REMICs to fail to qualify as a

      REMIC at any time under then applicable REMIC Provisions or cause any "prohibited transaction" that will result in the imposition of a tax under such REMIC Provision;

            (iv) if the Principal Balance of such Replaced Mortgage Loan is greater than the Principal Balance of the Mortgage Loan being substituted, CIT Consumer Finance shall have deposited in the Certificate Account the amount of such excess, plus accrued and unpaid interest (the "Substitution Adjustment") and shall have included in the Officer's Certificate required by clause (ii) above a certification that such deposit has been made; and

            (v) CIT Consumer Finance shall have delivered to the Rating Agencies prior written notice of such substitution, with a copy of such notice delivered to the Trustee.

Upon satisfaction of such conditions, the Trustee shall add such Mortgage Loan to, and delete such Replaced Mortgage Loan from, the List of Mortgage Loans. Such substitution shall be effected prior to the expiration of the period in which CIT Consumer Finance is otherwise obligated to repurchase such Replaced Mortgage Loan pursuant to Section 3.05(a). Promptly after any substitution of a Mortgage Loan, CIT Consumer Finance shall give written notice of such substitution to the Rating Agencies.

      (c) Promptly after the repurchase referred to in Section 3.05(a) or the substitution referred to in Section 3.05(b), the Trustee shall execute such documents in proper form as are presented to it by CIT Consumer Finance and are reasonably necessary to reconvey the repurchased Mortgage Loan or Replaced Mortgage Loan, as the case may be, to CIT Consumer Finance and deliver the related File to CIT Consumer Finance.

      (d) The repurchase obligation of CIT Consumer Finance set forth in this
Section 3.05 shall constitute the sole remedy available to the Trustee and the Certificateholders for a breach of representation and warranty hereunder with respect to the Mortgage Loans (but not with respect to any other breach by CIT Consumer Finance of its obligations hereunder, as set forth herein).

      SECTION 3.06. Conditions of Closing for the Subsequent Mortgage Loans.

      In connection with the transfer of any Subsequent Mortgage Loans to the Trust, the following conditions shall have been satisfied on the related Subsequent Transfer Date:

      (a) As of the applicable Subsequent Cut-Off Date, each Subsequent Mortgage Loan shall satisfy the following criteria:

            (i) the Subsequent Mortgage Loan shall not be 30 or more days delinquent as of the related Subsequent Cut-Off Date;

            (ii) no Subsequent Mortgage Loan will have a remaining term of less than 56 months or greater than 360 months from its first payment date;

            (iii) no Subsequent Mortgage Loan will have a combined loan-to-value ratio greater than 100%;

            (iv) no Subsequent Mortgage Loan shall have a Mortgage Rate less than 5.51% (6.00% for any Mortgage Loan that accrues interest using the simple interest method) or greater than 14.00%;

            (v) no Subsequent Mortgage Loan, to the extent a FICO score for such Subsequent Mortgage Loan is available, shall have a FICO score less than 500;

            (vi) the Subsequent Mortgage Loan shall have been serviced by the Master Servicer since origination or purchase by either Seller in accordance with its standard servicing practices;

            (vii) the Subsequent Mortgage Loan must have an interest start date occurring on or before the Business Day immediately preceding the Distribution Date in June 2003;

            (viii) the Subsequent Mortgage Loan shall have been underwritten in accordance with the policies and procedures set forth in the Base Prospectus; and

            (ix) no Subsequent Mortgage Loan will be originated in the state of Georgia; and

            (x) no Subsequent Mortgage Loan shall have a Principal Balance in excess of $798,743.33 as of the related Cut-Off Date.

      (b) Following the transfer of any Subsequent Mortgage Loans to the Trust, the Mortgage Loans shall, as of the related Subsequent Cut-Off Date:

            (i) have a weighted average age since origination of not more than five months;

            (ii) have a weighted average original term of not more than 360 months from the first payment date thereon;

            (iii) have a weighted average Mortgage Rate of not less than 8.00% and not more than 8.36%;

            (iv) have a combined weighted average loan-to-value ratio of not more than 79.11%; provided that the percentage of Mortgage Loans in the Mortgage Pool that have a combined loan-to-value ratio greater than 80% shall not exceed 45% of the Mortgage Pool; and provided further that the weighted average FICO score of the Mortgage Loans in the Mortgage Pool (excluding Mortgage Loans for which no FICO score is available) with a combined loan-to-value ratio greater than 80% shall not be less than 634;

            (v) not include second lien Mortgage Loans in an amount exceeding 12% of the Mortgage Pool;

            (vi) have a weighted average FICO score (excluding Mortgage Loans for which no FICO score is available) of not less than 625; provided that the percentage of Mortgage Loans in the Mortgage Pool with a FICO score (excluding Mortgage Loans for which no FICO score is available) that is less than 600 shall not exceed 37% of the Mortgage Pool;

            (vii) not have a state concentration that is greater than 20% of the Mortgage Pool; and

            (viii) have property type, occupancy status, debt-to-income, and documentation type that does not vary by more than 1% from the Mortgage Pool as of the Initial Cut-Off Date.

      (c) On or prior to any Subsequent Transfer Date, the following conditions shall have been satisfied with respect to all Subsequent Mortgage Loans to be transferred to the Trust on such Subsequent Transfer Date:

            (i) the Depositor shall have confirmed to the Rating Agencies, the Master Servicer, the Representative and the Trustee, in the related Subsequent Transfer Agreement, the satisfaction of each condition precedent specified in Section 2.03 and Section 3.06;

            (ii) the Seller shall have delivered to the Depositor, the Representative and the Trustee an Opinion of Counsel with respect to the transfer of all of the Subsequent Mortgage Loans to the Trust on such Subsequent Transfer Date substantially in the form of opinion attached as Exhibit B to the form of Subsequent Purchase Agreement attached as Exhibit L hereto;

            (iii) the Trustee shall deliver to the Rating Agencies, the Representative and the Depositor an Opinion of Counsel with respect to the enforceability of each of the Subsequent Transfer Agreements substantially in the form of the Opinion of Counsel delivered by the Trustee on the Closing Date; and

            (iv) the Seller shall represent and warrant that the Subsequent Mortgage Loans satisfy the criteria set forth in this Section 3.06.

                                   ARTICLE IV

           DELIVERY OF MORTGAGE DOCUMENTS; CUSTODY OF MORTGAGE LOANS;
                            RECORDATION OF MORTGAGES

      SECTION 4.01. Delivery of Mortgage Documents; Custody of Mortgage Loans.

      (a) CIT Consumer Finance shall deliver or cause to be delivered to the Trustee or the Custodian as designee of the Trustee on the Closing Date, with respect to each Initial Mortgage Loan (except that, in the case of any Delayed Delivery Mortgage Loans, such delivery may take place within twenty (20) days following the Closing Date), or the related Subsequent Transfer Date, with respect to each Subsequent Mortgage Loan, the original Note endorsed in blank (and any modification or amendment thereto), the original Mortgage with evidence of recording indicated thereon (except for any Mortgage which has been lost or which was not returned from the public recording office, a copy of which (together with a certificate that the original of such Mortgage was delivered to such recording office) shall be delivered initially and the original of which shall be delivered to the Trustee or the Custodian as designee of the Trustee as soon as the same is available to CIT Consumer Finance), assignments in blank of the related Mortgage in recordable form and, if applicable, any riders or modifications to such Note and Mortgage, any title insurance documents (which may be evidenced by title insurance policies, binders, title commitments, title reports or other indicia of title insurance provided by the title insurance company) with respect to such Mortgage and any assumption or modification agreement (collectively, the "Mortgage Documents"). The Trustee shall cause the Custodian, on the Closing Date and any Subsequent Transfer Date, to deliver to the Trustee and the Master Servicer a Receipt of Notes pursuant to the Custodial Agreement.

      For certain Mortgage Loans transferred by the Depositor to the Trust, CIT Consumer Finance may deliver to the Trustee or the Custodian as designee of the Trustee, in lieu of the original Note, (i) a new promissory note signed by the borrower confirming its obligation under the original Note (a "Confirmatory Note"), or (ii) an affidavit of the Seller or the Conduit Seller, as applicable, certifying that such Person or the Depositor was the sole owner of the indebtedness evidenced by such note and the original thereof has been lost or destroyed. CIT Consumer Finance hereby indemnifies the Trustee on behalf of the Certificateholders and the Trust against any loss, liability, damage, claim or expense resulting from CIT Consumer Finance's failure to deliver to the Trustee or its designee the original Note or Confirmatory Note. Such indemnification shall be terminated with respect to such Note or Confirmation Note if CIT Consumer Finance subsequently delivers the original Note or a Confirmatory Note. If CIT Consumer Finance delivers such a lost note affidavit or fails to deliver any assumption and modification agreement, within 90 days after the Closing Date, it shall deliver to the Trustee or the Custodian as designee of the Trustee either the original Note or Confirmatory Note and assumption and modification agreement, as applicable, or an Opinion of Counsel satisfactory to the Trustee from counsel admitted to practice in the jurisdiction in which the related Mortgaged Property is located to the effect that the absence of the originals of such documents will not preclude the Master Servicer from initiating or prosecuting to completion any foreclosure proceeding with respect to such Mortgaged Property. If CIT Consumer Finance does not deliver such documents or an Opinion of Counsel within such 90-day period, it shall be required to use its best reasonable efforts to substitute another Mortgage Loan or, if it is unable to make such substitution, to repurchase the original Mortgage Loan at the Purchase Price, in each case in accordance with the procedures and requirements of Section 3.05(b).

      Notwithstanding anything to the contrary in this Section 4.01, within twenty days after the Closing Date, CIT Consumer Finance shall either (i) deliver to the Depositor, or at the Depositor's direction, to the Trustee or the Custodian, on behalf of the Trustee, or other designee of the Depositor the File as required pursuant to this Section 4.01 for each Delayed Delivery Mortgage Loan or (ii) (A) substitute a Qualified Substitute Mortgage Loan for the Delayed Delivery Mortgage Loan or (B) repurchase the Delayed Delivery Mortgage Loan, which substitution or repurchase shall be accomplished in the manner and subject to the conditions set forth in Section 3.05; provided, however, that if CIT Consumer Finance fails to deliver a File for any Delayed Delivery Mortgage Loan within the twenty-day period provided above, CIT Consumer Finance shall use its best reasonable efforts to effect a substitution, rather than a repurchase of, such Delayed Delivery Mortgage Loan and provided further that the cure period provided in Section 4.03(a) shall not apply to the initial delivery of the File for such Delayed Delivery Mortgage Loan, but rather CIT Consumer Finance shall have five (5) Business Days to cure such failure to deliver. At the end of such twenty-day period the Trustee shall send a Delayed Delivery Certification for the Delayed Delivery Mortgage Loans in the form attached as Exhibit F hereto, delivered during such twenty-day period in accordance with the provisions of Section 4.01(b).

      (b) Subject to the terms and conditions of this Section 4.01, the Trustee, pursuant to the Custodial Agreement, (i) shall act as custodian of the Files for the benefit of the Certificateholders and (ii) at the end of the twenty (20) day period after the Closing Date execute and deliver to the Depositor, the Servicer and the Sellers a Delayed Delivery Certification with respect to the Delayed Delivery Mortgage Loans in the form attached as Exhibit F hereto, with any applicable exceptions noted thereon.

      (c) The Trustee agrees, in its capacity as Custodian pursuant to the Custodial Agreement, to maintain the related Files at one of its offices as the Trustee and the Master Servicer may from time to time agree.

      (d) As Custodian, the Trustee shall have and perform the following powers and duties:

            (i) hold the Files on behalf of the Certificateholders, maintain accurate records pertaining to each Mortgage Loan to enable the Master Servicer to comply with the terms and conditions of this Agreement, maintain a current inventory thereof, conduct periodic physical inspections of the Files held by it under this Agreement and certify in writing to the Master Servicer upon request that it continues to maintain possession of such Files;

            (ii) implement policies and procedures with respect to persons authorized to have access to the Files and the receipting for Files taken from their storage area by a Servicing Officer for purposes of servicing or any other purposes;

            (iii) maintain custody of the Files on behalf of the Certificateholders; and

            (iv) make originals of any document in the Files available to the Master Servicer to enforce the Mortgage Loans.

      (e) In performing its duties under the Custodial Agreement and this
Section 4.01, the Trustee agrees to exercise that degree of skill and care, consistent with the same degree of skill and care that financial institutions acting in comparable capacities would exercise or use under the circumstances in the conduct of its own affairs with respect to similar Mortgage Loans. Subject to Section 11.03, the Trustee, in performing its duties under this Section 4.01 and the Custodial Agreement, shall have liability for its own negligent action, its own negligent failure to act or its own willful misconduct.

      SECTION 4.02. Recordation of Mortgages.

      (a) The Master Servicer will maintain a recorded first or subordinate lien, as applicable, on each Mortgaged Property so long as the related Mortgage Loan is the property of the Trust (except as it may be limited by the absence of a duly recorded mortgage assignment). Within 90 days of the Closing Date or the related Subsequent Transfer Date, as applicable, the Master Servicer will record assignments to the Trust of the lien on any Mortgaged Property (or, where permitted, assignments of the liens on any group of Mortgaged Properties), at its sole expense, unless an opinion(s) of counsel is delivered by the Master Servicer to the Trustee to the effect that recordation of an assignment is not required to protect the interests of the Trustee in a Mortgage Loan and the related Mortgaged Property or in a group of Mortgage Loans (and the related Mortgage Properties). If, at a later date, the Trustee is advised by counsel to the effect that recordation of an assignment is required to protect the interests of the Trust in the Mortgage Loan or the related Mortgaged Property, the Master Servicer will record such assignments to the Trust within sixty (60) days, at CIT Consumer Finance's sole expense. The Trustee shall cooperate with CIT Consumer Finance by executing such instruments prepared by or at the direction of CIT Consumer Finance, as CIT Consumer Finance shall request to facilitate recordation of the assignments.

      If a Responsible Officer of the Trustee receives notice or has actual knowledge that CIT Consumer Finance has failed to record such assignments of Mortgages as provided above, the Trustee shall either (i) prepare such assignments in recordable form and record such assignments in favor of the Trustee within sixty (60) days at the expense of CIT Consumer Finance or (ii) obtain opinions of counsel to the effect that recordation of assignments is not required to protect the interests of the Trustee in the Mortgage Loans and the related Mortgaged Property at the expense of CIT Consumer Finance. CIT Consumer Finance hereby agrees to cooperate in the preparation, execution and recording of such assignments.

      (b) From time to time the Master Servicer shall, subject to the preceding paragraph, take and cause to be taken such actions and execute such documents as are necessary to perfect and protect the Certificateholders' interests in the Mortgage Loans and their proceeds and the Mortgaged Properties against all other persons. The accounting records and computer systems of the Depositor and of CIT Consumer Finance will be marked to reflect the sale and assignments of the Mortgage Loans by CIT Consumer Finance and the Depositor as contemplated herein.

      SECTION 4.03. Review of Mortgage Documents.

      (a) The Trustee, in its capacity as Custodian, shall review each Mortgage Document within 60 days of delivery of such Mortgage Document and deliver to the Trustee and the Master Servicer the Trust Receipt and Initial Certification pursuant to the Custodial Agreement. If any Mortgage Document is found to be missing or defective in a material respect, is not properly executed, is unrelated to the Mortgage Loans of the Trust or does not conform in a material respect to the description thereof provided by or on behalf of CIT Consumer Finance, the Trustee, in its capacity as Custodian, shall notify the Master Servicer and the Depositor, and the Master Servicer will notify CIT Consumer Finance. If CIT Consumer Finance does not cure such defect within 85 days after notice thereof from the Master Servicer or within 90 days after knowledge thereof and the defect materially and adversely affects the interest of the Trust in the related Mortgage Loan, CIT Consumer Finance shall be obligated to repurchase the related Mortgage Loan from the Trust at the Purchase Price. CIT Consumer Finance shall effect such repurchase by paying to the Master Servicer for deposit in the Certificate Account on the Business Day immediately preceding the Distribution Date in the month following the month in which the loan was repurchased, the aggregate of the Purchase Price of all Mortgage Loans that are required to be repurchased pursuant to the preceding sentence.

      Notwithstanding the provisions of the preceding paragraph, but subject to
Section 4.03(b), CIT Consumer Finance will not be required to repurchase a Mortgage Loan as described in the preceding paragraph unless the Trustee has received an Opinion of Counsel that such repurchase will not cause any of the REMICs to fail to qualify as a REMIC at any time under the then applicable REMIC Provisions. The cost of obtaining such Opinion of Counsel shall be borne by CIT Consumer Finance. The Master Servicer shall obtain such Opinion of Counsel. CIT Consumer Finance shall, subject to this Section 4.03, repurchase such Mortgage Loan or substitute a Qualified Substitute Mortgage Loan and shall guarantee the payment of any tax imposed under the REMIC Provisions as a result of such repurchase or substitution by paying to the Trustee the amount of such tax not later than five Business Days before such tax shall be due and payable to the extent that amounts previously paid over to and then held by the Trustee pursuant to Section 5.10 hereof are insufficient to pay such tax and all other taxes chargeable under Section 5.10. Pursuant to Section 5.10, the Master Servicer is hereby directed to withhold, and shall withhold and pay over to the Trustee, an amount sufficient to pay such tax and any other taxes imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or imposed on "contributions after start up date" under Section 860G(d) of the Code from amounts otherwise distributable to the Private Certificateholders. The Master Servicer shall give notice to the Trustee at the time of such repurchase of the amounts due from CIT Consumer Finance pursuant to the guarantee of CIT Consumer Finance and notice as to who should receive such payment. The Trustee will have no responsibility whatsoever for determining the amounts or any mathematical calculations associated therewith.

      The Trustee shall have no obligation to pay any such amounts pursuant to this Section other than from moneys provided to it by CIT Consumer Finance or from moneys held in the funds and accounts created under this Agreement. The Trustee shall be deemed conclusively to have complied with this Section if it follows the directions of CIT Consumer Finance.

      In the event any tax that is guaranteed by CIT Consumer Finance is refunded to the Trust or otherwise is determined not to be payable, CIT Consumer Finance shall be repaid the amount of such refund or that portion of any guarantee payment made by CIT Consumer Finance that is not applied to the payment of such tax.

      (b) On or prior to the date that is the second anniversary of the Closing Date, CIT Consumer Finance, at its election, may substitute a Qualified Substitute Mortgage Loan for a Mortgage Loan that it is obligated to repurchase pursuant to Section 4.03(a) (such Mortgage Loan being referred to as the "Deleted Mortgage Loan") upon satisfaction of the following conditions:

            (i) CIT Consumer Finance shall have conveyed to the Trustee, for the benefit of the Certificateholders, the Mortgage Loan to be substituted for the Deleted Mortgage Loan and the File related to such Mortgage Loan and CIT Consumer Finance shall have marked the Electronic Ledger indicating that such Mortgage Loan constitutes part of the Trust;

            (ii) the Mortgage Loan to be substituted for the Deleted Mortgage Loan is a Qualified Substitute Mortgage Loan and CIT Consumer Finance delivers an Officer's Certificate, substantially in the form of Exhibit K hereto, to the Trustee certifying that such Mortgage Loan is a Qualified Substitute Mortgage Loan;

            (iii) CIT Consumer Finance shall have delivered to the Trustee an Opinion of Counsel to the effect that the substitution of such Mortgage Loan for such Deleted Mortgage Loan will not cause any of the REMICs to fail to qualify as a REMIC at any time under then applicable REMIC Provisions or cause any "prohibited transaction" that will result in the imposition of a tax under such REMIC Provision;

            (iv) if the Principal Balance of such Deleted Mortgage Loan is greater than the Principal Balance of the Mortgage Loan being substituted, the Seller shall have deposited in the Certificate Account the amount of such excess, plus accrued and unpaid interest (the "Substitution Adjustment") and shall have included in the Officer's Certificate required by clause (ii) above a certification that such deposit has been made; and

            (v) CIT Consumer Finance shall have delivered to the Rating Agencies prior written notice of such substitution.

Upon satisfaction of such conditions, the Trustee shall add such Mortgage Loan to, and delete such Deleted Mortgage Loan from, the List of Mortgage Loans. Such substitution shall be effected prior to the expiration of the period in which CIT Consumer Finance is otherwise obligated to repurchase such Deleted Mortgage Loan pursuant to Section 4.03(a). Promptly after any substitution of a Mortgage Loan, CIT Consumer Finance shall give written notice of such substitution to the Rating Agencies.

      (c) Promptly after the repurchase referred to in Section 4.03(a) or the substitution referred to in Section 4.03(b), the Trustee shall execute such documents as are presented to it by CIT Consumer Finance and are reasonably necessary to reconvey the repurchased Mortgage Loan or Deleted Mortgage Loan, as the case may be, to CIT Consumer Finance and deliver the related File to CIT Consumer Finance.

      (d) The repurchase obligation of CIT Consumer Finance set forth in this
Section 4.03 shall constitute the sole remedy available to the Trust and the Certificateholders for a defect in documentation relating to this Section 4.03.

                                   ARTICLE V

                           SERVICING OF MORTGAGE LOANS

      SECTION 5.01. Responsibility for Mortgage Loan Administration.

      The Master Servicer shall manage, administer, service and make collections on the Mortgage Loans and perform or cause to be performed all contractual and customary undertakings of the holder of the Mortgage Loans to the Mortgagors. The Trustee, at the request of a Servicing Officer, shall execute any reasonable documents or take any action reasonably requested, necessary or appropriate to enable the Master Servicer to carry out its servicing and administrative duties hereunder. CIT Consumer Finance is hereby appointed the Master Servicer until such time as any Service Transfer shall be effected under Article VII.

      SECTION 5.02. Standard of Care.

      In managing, administering, servicing and making collections on the Mortgage Loans pursuant to this Agreement, the Master Servicer shall exercise that degree of skill and care consistent with the same degree of skill and care that the Master Servicer exercises with respect to similar mortgage loans serviced by the Master Servicer for its own account. Notwithstanding the foregoing, the Master Servicer shall not release or waive the right to collect the unpaid balance on a Mortgage Loan or grant an extension of payments due on a Mortgage Loan, unless either (i) such release, waiver or extension is occasioned by a default or a reasonably foreseeable default (in the opinion of the Master Servicer) on such Mortgage Loan; or (ii) such release, waiver or extension is of a type which counsel has advised has been identified by the Code or Treasury Regulations which would not be treated as an exchange of the Mortgage Loan for purposes of Section 1001 of the Code; or (iii) unless the Master Servicer obtains an Opinion of Counsel to the effect that such action will not cause the Trust to fail to qualify as a REMIC under the Code and under the relevant state and local law or result in the imposition of taxes on the Trust under the REMIC Provisions.

      SECTION 5.03. Records.

      The Master Servicer shall during the period it is Master Servicer hereunder, maintain such books of account and other records as will enable the Trustee to determine the status of each Mortgage Loan.

      SECTION 5.04. Inspection; Computer Tape.

      (a) At all times during the term hereof, the Master Servicer shall afford the Trustee and its authorized agents reasonable access during normal business hours to the Master Servicer's records relating to the Mortgage Loans and will cause its personnel to assist in any examination of such records by the Trustee or its authorized agents. The examination referred to in this Section 5.04 will be conducted in a manner which does not unreasonably interfere with the Master Servicer's normal operations or customer or employee relations. Without otherwise limiting the scope of the examination the Trustee may make, the Trustee or its authorized agents may, using generally accepted audit procedures, verify the status of each Mortgage Loan and review the Electronic Ledger and records relating thereto for conformity to Monthly Reports prepared pursuant to
Article VI and compliance with the standards represented to exist as to each Mortgage Loan in this Agreement.

      (b) At all times during the term hereof, the Master Servicer shall keep available a copy of the List of Mortgage Loans at its principal executive office for inspection by Certificateholders.

      SECTION 5.05. Certificate Account.

      (a) Certificate Account. On or before the Closing Date, the Trustee shall establish the Certificate Account on behalf of the Trust as an Eligible Account. If, at any time, the Certificate Account ceases to be maintained as an Eligible Account, the Trustee (or the Master Servicer on its behalf) shall, within five
(5) Business Days (or such longer period, not to exceed thirty (30) calendar days, as to which the Rating Agencies may consent) establish a new Certificate Account meeting the condition specified above, transfer any cash and/or any investments to such new Certificate Account and from the date such new Certificate Account is established, it shall be the "Certificate Account." The Certificate Account shall be held by The Bank of New York, not in its individual capacity but solely as trustee for the benefit of Holders of Home Equity Loan Asset Backed Certificates, Series 2003-1 (The CIT Group/Consumer Finance, Inc., Master Servicer) Certificate Account to be entitled "CIT 2003-1 Certificate Account." The Master Servicer shall, subject to the second following sentence, deposit in the Certificate Account, no later than two Business Days after the Closing Date, any amounts representing payments received on the Mortgage Loans on and after the Cut-Off Date, regardless of when due. The Master Servicer shall, subject to the following sentence, pay into the Certificate Account as promptly as practicable (not later than the second Business Day) following the receipt thereof by the Master Servicer, all amounts received in respect of the Mortgage Loans, including all payments from Mortgagors, Liquidation Proceeds, Insurance Proceeds, Monthly Advances and any Purchase Price (or Substitution Adjustment) paid pursuant to Section 3.05, Section 5.14 or Section 4.03. Notwithstanding anything in this Agreement to the contrary, for so long as, and only so long as, CIT Consumer Finance shall remain the Master Servicer hereunder and CIT Consumer Finance remains a wholly-owned direct or indirect subsidiary of CIT, if CIT shall have and maintain a short-term debt rating of at least A-1 by Standard & Poor's and either a short-term debt rating of at least P-1 by Moody's or a long-term debt rating of at least A2 by Moody's (notice of the failure to maintain such rating shall be given to the Trustee by the Master Servicer within ten (10) days of the occurrence thereof), the Master Servicer may make the deposits to the Certificate Account specified in the two preceding sentences on a monthly basis, but in any case shall make the deposits to the Certificate Account not later than the Business Day immediately preceding the applicable Distribution Date, in an amount equal to the net amount of such deposits and payments which would have been made to the Certificate Account during such Due Period but for the provisions of this sentence. The Master Servicer shall not be required to deposit in the Certificate Account amounts that are otherwise permitted to be withdrawn therefrom pursuant to clauses (c),
(d), (e) and (f) of Section 8.02 or amounts that are payable to the Master Servicer pursuant to Section 8.04; provided, however, the Master Servicer shall be required to so deposit the Master Servicing Fee referred to in Section 8.02(g) unless CIT Consumer Finance is the Master Servicer (in which case CIT Consumer Finance, as Master Servicer, shall not be required to so deposit the Master Servicing Fee referred to in Section 8.02(g)). All amounts paid into the Certificate Account under this Agreement shall be held in trust for the Certificateholders (or the Master Servicer, to the extent the Master Servicer is entitled to receive any such amounts pursuant to this Agreement) until payment of any such amounts is authorized under this Agreement.

      (b) The Eligible Institution maintaining the Certificate Account shall, in the name of the Trustee, as trustee, invest the amounts in the Certificate Account solely in Eligible Investments that mature not later than one Business Day prior to the next succeeding Distribution Date, in accordance with instructions provided to the Trustee by the Master Servicer in writing. Once such funds are invested, such Eligible Institution shall not change the investment of such funds. All net income and gain from the investment of funds in the Certificate Account shall be deposited in the Certificate Account. All income and gain realized from any such investment of funds in the Certificate Account (to the extent investment of such funds is permitted hereunder) shall be for the benefit of the Master Servicer and may be withdrawn by the Trustee at the written direction (which may be in the form of a Monthly Report) of the Master Servicer on each Distribution Date pursuant to subsection 8.02(h). An amount equal to any net loss on such investments shall be deposited in the Certificate Account by the Master Servicer out of its own funds, without right to reimbursement, immediately as realized. "Eligible Investments" are any of the following:

            (i) direct obligations of, and obligations fully guaranteed by, the United States of America, the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America and which are non-callable;

            (ii) (A) demand and time deposits in, certificates of deposit of, bankers' acceptances issued by, or federal funds sold by any depository institution or trust company (including the Trustee or any Affiliate of the Trustee, acting in its commercial capacity) incorporated under the laws of the United States of America or any state thereof or the District of Columbia (or any domestic branch or agency of a foreign bank) and subject to supervision and examination by federal and/or state authorities, so long as, at the time of such investment or contractual commitment providing for such investment, the commercial paper or other short-term debt obligations of such depository institution or trust company have been rated at least P-1 or higher from Moody's and A-1+ from Standard & Poor's or such other rating acceptable to the Rating Agencies and (B) any other demand or time deposit or certificate of deposit which is fully insured by the Federal Deposit Insurance Corporation and which is rated at least P-1 by Moody's;

            (iii) repurchase obligations with respect to any security described in either clause (i) or (ii) above and entered into with any institution whose commercial paper is at least rated P-1 from Moody's and A-1+ from Standard & Poor's;

            (iv) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any State thereof which have a long-term credit rating of at least Aa3 or a short-term credit rating of P-1 from Moody's and at least AAA from Standard & Poor's at the time of such investment;

            (v) commercial paper (which may be commercial paper issued by CIT Group Inc.) having a rating of at least P-1 from Moody's and A-1 by Standard & Poor's at the time of such investment; and

            (vi) money market funds rated Aaa or P-1 by Moody's and AAAm or AAAm-G by Standard & Poor's, including, without limitation, any such fund for which the Trustee or an affiliate of the Trustee serves as an investment advisor, administrator, shareholder servicing agent and/or custodian or subcustodian, notwithstanding that (i) the Trustee or an affiliate of the Trustee charges and collects fees and expenses from such funds for services rendered, (ii) the Trustee charges and collects fees and expenses for services rendered pursuant to this instrument, and (iii) services performed for such funds and pursuant to this instrument may converge at any time. (The Seller and the Master Servicer specifically authorize the Trustee or an affiliate of the Trustee to charge and collect all fees and expenses from such funds for services rendered to such funds, in addition to any fees and expenses the Trustee may charge and collect for services rendered pursuant to this instrument).

      The Trustee may trade with itself or with an Affiliate on an arm's length basis in the purchase or sale of such Eligible Investments. The Trustee shall not be liable for the selection of or for any investment losses made at the direction of the Master Servicer on any Eligible Investments.

      SECTION 5.05A. Pre-Funding Account.

      (a) On or before the Closing Date, the Trustee shall establish the Pre-Funding Account on behalf of the Trust as an Eligible Account, and the funds on deposit therein will be invested solely in Eligible Investments that mature not later than one Business Day prior to the next succeeding Distribution Date, until they are applied by the Trustee. If, at any time during the Funding Period, the Pre-Funding Account ceases to be an Eligible Account, the Trustee (or the Master Servicer on its behalf) shall within five (5) Business Days (or such longer period, not to exceed thirty (30) calendar days, as to which the Rating Agency may consent) establish a new Pre-Funding Account as an Eligible Account and any cash and/or any investments shall be transferred to such new Pre-Funding Account and from the date such new Pre-Funding Account is established, it shall be the "Pre-Funding Account." The Pre-Funding Account shall held by


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

The Bank of New York, not in its individual capacity but solely as trustee for the benefit of Holders of Home Equity Loan Asset Backed Certificates, Series 2003-1 (The CIT Group/Consumer Finance, Inc., Master Servicer) and shall be entitled "CIT 2003-1 Pre-Funding Account." The Pre-Funding Account shall bear an additional designation clearly indicating that the funds on deposit therein are held for the benefit of, and owned by, the Trust. On the Closing Date, the Trustee is hereby instructed to deposit the Original Pre-Funded Amount into the Pre-Funding Account. The Pre-Funding Account will not be a part of any of REMIC I, REMIC II, REMIC III or Master REMIC.

      (b) On any Subsequent Transfer Date, the Master Servicer shall instruct the Trustee in writing (which may be in the form of a Monthly Report) to withdraw from the Pre-Funding Account an amount equal to 100% of the unpaid principal balance thereof as of the related Subsequent Cut-Off Date of the Subsequent Mortgage Loans sold to the Trust on such Subsequent Transfer Date and pay such amount to or upon the order of Depositor with respect to such transfer. In no event shall the Master Servicer be permitted to instruct the Trustee to release from the Pre-Funding Account with respect to Subsequent Mortgage Loans to be transferred to the Trust an amount which, when added to the amounts previously released from the Pre-Funding Account to acquire Subsequent Mortgage Loans, would exceed the Original Pre-Funded Amount.

      (c) On each Distribution Date occurring during the Funding Period, the Trustee shall withdraw Pre-Funding Earnings from the Pre-Funding Account, to the extent available, and deposit such Pre-Funding Earnings in the Supplemental Interest Reserve Account for payment to the Holders of the Certificates on such Distribution Dates as a portion of the Monthly Interest Amount with respect to each such Distribution Date.

      (d) On the last day of the Funding Period (or, if such day is not a Business Day, on the next succeeding Business Day) (but in no event later than the June 2003 Distribution Date) the Master Servicer shall instruct the Trustee in writing (which may be in the form of a Monthly Report) to withdraw from the Pre-Funding Account, and the Trustee shall so withdraw, the difference, if any, between (A) the sum of the Original Pre-Funded Amount, and (B) all amounts theretofore withdrawn from the Pre-Funding Account with respect to the purchase and transfer to the Trust of Subsequent Mortgage Loans, and the Trustee shall deposit such amount into the Certificate Account for payment to the Holders of the Certificates as a portion of the Basic Principal Amount on the Distribution Date immediately following the Funding Period or if the end of the Funding Period is on a Distribution Date, then on such date.

      (e) Any Pre-Funding Earnings on deposit in the Pre-Funding Account on the last day of the Funding Period shall be deposited by the Trustee in the Supplemental Interest Reserve Account on such date and shall constitute part of the Monthly Interest Amount on the first Distribution Date thereafter or, if the end of the Funding Period is on a Distribution Date, then on such date.

      The REMIC Administrator, on behalf of the Trustee, shall account for the Pre-Funding Account as an outside reserve fund within the meaning of Treasury regulation 1.860G-2(h) and not an asset of any REMIC created pursuant to this Agreement. The Class X-IO

Certificates shall evidence ownership of the Pre-Funding Account for federal tax purposes and the Holders thereof shall direct the Trustee in writing as to the investment of amounts therein.

      (f) The REMIC Administrator, on behalf of the Trustee, shall account for any distributions pursuant to Section 8.01 of an amount equal to the excess, if any, of the Net WAC Cap for any Certificate over the REMIC Net WAC Rate for the REMIC regular interest attributable to such Certificate as a payment from the Supplemental Interest Reserve Account passing outside any REMIC created pursuant to this Agreement.

      SECTION 5.06. Enforcement.

      (a) The Master Servicer shall, consistent with customary servicing procedures and the terms of this Agreement, act with respect to the Mortgage Loans in such manner as will maximize the receipt of principal and interest on the Mortgage Loans and Liquidation Proceeds in respect of Liquidated Mortgages.

      (b) The Master Servicer may sue to enforce or collect upon Mortgage Loans, including foreclosure of any Mortgaged Property, in its own name, if possible, or as agent for the Trustee. If the Master Servicer elects to commence a legal proceeding to enforce a Mortgage Loan, the act of commencement shall be deemed to be an automatic assignment of the Mortgage Loan to the Master Servicer for purposes of collection only. If, however, in any enforcement suit or legal proceeding it is held that the Master Servicer may not enforce a Mortgage Loan on the ground that it is not a real party in interest or a holder entitled to enforce the Mortgage Loan, the Trustee on behalf of the Trust shall, at the Master Servicer's expense, take such steps as the Master Servicer deems necessary to enforce the Mortgage Loan, including bringing suit in its name or the names of the Certificateholders.

      (c) The Master Servicer shall exercise any rights of recourse against third persons that exist with respect to any Mortgage Loan in accordance with the Master Servicer's usual practice. In exercising recourse rights, the Master Servicer is authorized on the Trustee's behalf to reassign the Mortgage Loan or to resell the related Mortgaged Property to the person against whom recourse exists at the price set forth in the document creating the recourse.

      (d) Prior to a Service Transfer, the Master Servicer may grant to the Mortgagor on any Mortgage Loan any rebate, refund or adjustment out of the Certificate Account that the Master Servicer in good faith believes is required because of a Principal Prepayment of the Mortgage Loan. The Master Servicer shall not permit any rescission or cancellation of any Mortgage Loan, except to the extent, if any, required by law.

      (e) Prior to a Service Transfer, the Master Servicer may, consistent with its customary servicing procedures and in accordance with Section 5.02, grant to the Mortgagor on any Mortgage Loan an extension of payments due under such Mortgage Loan, provided that such extension does not result in any payments coming due on or after June, 2033.

      (f) The Master Servicer may enforce any due-on-sale clause in a Mortgage Loan if such enforcement is consistent with its customary servicing procedures for obligations similar to the Mortgage Loans, provided that such enforcement is permitted by applicable law and will not adversely affect any applicable insurance policy. If an assumption and modification of a Mortgage Loan is permitted by the Master Servicer upon the conveyance of the related Mortgaged Property, the Master Servicer shall use its best efforts to obtain an assumption and modification agreement in connection therewith and deliver such assumption and modification agreement to the Trustee for addition to the related File.

      (g) In the event that applicable state law requires that the sale of any Mortgaged Property to which the Trustee has acquired title, through foreclosure or otherwise, be conducted through a licensed real estate broker or if the Master Servicer otherwise determines that it is prudent, the Master Servicer shall retain such broker, and the fees payable to such broker in connection with any such sale shall constitute Liquidation Expenses.

      (h) Absent a default in payment by a Mortgagor or a reasonably foreseeable payment default by a Mortgagor, the Servicer shall not make any change to a Mortgage that could affect payments on the Mortgage if such change would be considered a significant modification to the Mortgage under Treasury regulation section 1.860G-2(b).

      (i) Consistent with the standard of care set forth in Section 5.02, the Master Servicer may, in its discretion, (i) waive any assumption fee, prepayment charge, penalty interest, late payment or other charge in connection with a Mortgage Loan, and (ii) arrange with a Mortgagor a schedule for the repayment of delinquent amounts, subject to Section 5.02. To the extent the Master Servicer consents to the deferment of the due dates for payments due on a Mortgage Loan, the Master Servicer shall make payment of any required Monthly Advance with respect to the payments so extended to the same extent as if such installment had not been deferred.

      SECTION 5.07. Trustee to Cooperate.

      Upon payment in full on any Mortgage Loan, the Master Servicer shall notify the Trustee by certification of a Servicing Officer (which certification shall include a statement to the effect that such Mortgage Loan has been paid in full and that all amounts received in connection with such payments which are required to be deposited in the Certificate Account pursuant to Section 5.05 have been so deposited). The Master Servicer is authorized to execute an instrument in satisfaction of such Mortgage Loan and to do such other acts and execute such other documents as the Master Servicer reasonably deems to be necessary to discharge the Mortgagor thereunder and eliminate the security interest in the Mortgaged Property related thereto. The Master Servicer shall determine when a Mortgage Loan has been paid in full. To the extent that insufficient payments are received on a Mortgage Loan credited by the Master Servicer as prepaid or paid in full and satisfied, the shortfall shall be paid by the Master Servicer out of its own funds. From time to time as appropriate for servicing and foreclosure in connection with any Mortgage Loan, the Trustee shall, upon written request of a Servicing Officer and delivery to the Trustee, of a receipt signed by such Servicing Officer, cause the original Mortgage Loan and the related File to be released to the Master Servicer and shall execute such documents as the Master Servicer shall deem necessary to the prosecution of any such proceedings. Such receipt shall obligate the Master Servicer to return the original Mortgage Loan and the related File to the Trustee when its need by the Master Servicer has ceased unless the Mortgage Loan shall be liquidated or repurchased as described in Section 3.05 or 4.03. Upon the request of a Servicing Officer, the Trustee shall perform such other acts as reasonably requested by the Master Servicer and otherwise cooperate with the Master Servicer in enforcement of the Certificateholders' rights and remedies with respect to the Mortgage Loans.

      SECTION 5.08. Costs and Expenses.

      (a) All costs and expenses incurred by the Master Servicer in carrying out its duties hereunder, including all fees and expenses incurred in connection with the enforcement of Mortgage Loans (including enforcement of Liquidated Mortgages), shall be paid by the Master Servicer and the Master Servicer shall not be entitled to reimbursement hereunder, except that the Master Servicer shall be reimbursed out of the Liquidation Proceeds of a Liquidated Mortgage for ordinary and necessary Liquidation Expenses incurred by it directly in connection with realizing upon the related Mortgaged Property.

      (b) In addition, the Master Servicer shall pay the cost of (i) the preservation, restoration and protection of any Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, and (iii) the management and liquidation of a Mortgaged Property acquired in satisfaction of the related Mortgage Loan. Such expenditures may include costs of collection efforts, reappraisals when a Mortgage Loan is past due, legal fees in connection with foreclosure actions, advancing payments on the related senior mortgages, if any, acquiring the related senior mortgage(s), if any, advances of delinquent property taxes, upkeep and maintenance of the Mortgaged Property if it is acquired through foreclosure, and similar types of expenses. Each such expenditure constitutes a "Servicing Advance." The Master Servicer shall be obligated to make the Servicing Advances incurred in the performance of its servicing obligations only if it determines (i) that such actions will increase the proceeds of liquidation of the Mortgage Loan to Certificateholders after reimbursement to itself for such expenses, and (ii) that such expenses will be recoverable to it as described in clause (c) of this Section 5.08.

      (c) The Master Servicer shall be entitled to recover Servicing Advances to the extent permitted by the related Mortgage Loan or, if not theretofore recovered from the Mortgagor on whose behalf such Servicing Advance was made, from Liquidation Proceeds, Insurance Proceeds and such other amounts as may be collected by the Master Servicer from the Mortgagor or otherwise relating to the Mortgage Loan. Servicing Advances shall be reimbursable to the Master Servicer from the sources described above out of the funds on deposit in the Certificate Account pursuant to Section 8.02(c), such right of reimbursement being prior to the rights of Certificateholders to receive any related Liquidation Proceeds (including Insurance Proceeds).

      SECTION 5.09. Maintenance of Insurance.

      (a) Except as otherwise provided in subsection (b) of this Section 5.09, the Master Servicer shall cause to be maintained with respect to each REO Property one or more Hazard Insurance Policies which provide, at a minimum, the same coverage as a standard form fire and extended coverage insurance policy that is customary for the type of Mortgaged Property, issued by a company authorized to issue such policies in the state in which the related Mortgaged Property is located, and in an amount which is not less than (i) the maximum insurable value of such Mortgaged Property, (ii) the outstanding principal balance due from the Mortgagor on the related Mortgage Loan and the related senior mortgage (if any) or (iii) the minimum amount required to compensate for damage or loss on a replacement cost basis, whichever is less; provided, however, that the amount of coverage provided by each Hazard Insurance Policy shall be sufficient to avoid the application of any co-insurance clause contained therein; and provided, further, that such Hazard Insurance Policies may provide for customary deductible amounts. If an REO Property's location is within a federally designated special flood hazard area, the Master Servicer shall also cause such flood insurance to be maintained, which coverage shall be at least equal to the minimum amount specified in the preceding sentence or such lesser amount as may be available under the federal flood insurance program; provided, however, that the failure of the Master Servicer to maintain such flood insurance coverage in the case of a Mortgage Loan for which such flood insurance coverage was not maintained as of the Cut-Off Date shall not give rise to an Event of Termination under Section 7.01. Each Hazard Insurance Policy caused to be maintained by the Master Servicer shall contain a standard loss payee clause in favor of the Master Servicer and its successors and assigns. The Master Servicer may, but shall not be obligated to, cause to be maintained, with respect to each Mortgage Loan in which the related Mortgaged Property has not become an REO Property, one or more Hazard Insurance Policies, which coverage shall be at least equal to the minimum amount specified above. If any Mortgagor is in default in the payment of premiums on its Hazard Insurance Policy or Hazard Insurance Policies, the Master Servicer may, but shall not be obligated to, in the case of a Mortgage Loan in which the related Mortgaged Property has not become an REO Property, pay such premiums out of its own funds. If the Master Servicer elects to pay such premiums out of its own funds, it may separately add such premium to the Mortgagor's obligation as provided by the Mortgage Loan, but shall not add such premium to the remaining principal balance of the Mortgage Loan. The payment by the Mortgagor to the Master Servicer of such premiums (and interest thereon) shall not be an asset of the Trust and shall not be deposited by the Master Servicer in the Certificate Account.

      (b) The Master Servicer may, in lieu of causing individual Hazard Insurance Policies to be maintained with respect to each REO Property pursuant to subsection (a) of this Section 5.09, and shall, to the extent that a Mortgage Loan does not require the Mortgagor to maintain a Hazard Insurance Policy with respect to the related Mortgaged Property, maintain one or more blanket insurance policies covering losses on the Mortgagor's interest in the Mortgage Loans resulting from the absence or insufficiency of individual Hazard Insurance Policies. Any such blanket policy shall be substantially in the form and in the amount carried by the Master Servicer at such time. The Master Servicer shall pay the premium for such policy on the basis described therein. If the insurer under such blanket insurance policy shall cease to be acceptable to the Master Servicer, the Master Servicer shall exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to such policy. The Master Servicer shall provide the Rating Agencies with notice of the occurrence of any event specified in the preceding sentence.

      (c) The Master Servicer, or any affiliate of the Master Servicer, may, to the extent permitted by law (a) enter into agreements with one or more insurers or other Persons pursuant to which the Master Servicer or such affiliate will earn commissions and fees in connection with any insurance policy purchased by a Mortgagor including, without limitation, any hazard insurance policy (whether or not such hazard insurance policy is force-placed pursuant to the provisions of any Mortgage Loan), or any other insurance policy whatsoever and (b) in connection with the foregoing, to solicit, or permit and assist any insurer or any agent thereof to solicit (including, without limitation, providing such insurer or agent a list of Mortgagors including name, address or other information) any Mortgagor.

      (d) The Master Servicer shall keep in force throughout the term of this Agreement (i) a policy or policies of insurance covering errors and omissions for failure to maintain insurance as required by this Agreement, and (ii) a fidelity bond. Such policy or policies and such fidelity bond shall be in such form and amount as is generally customary among Persons which service a portfolio of home equity mortgage loans having an aggregate principal amount of $500,000,000 or more and which are generally regarded as Master Servicers acceptable to institutional investors.

      SECTION 5.10. REMIC Compliance.

      In the event that any tax is imposed on "prohibited transactions" of the Trust as defined in Section 860F(a)(2) of the Code or on "contributions after startup date" as defined in Section 860G(d) of the Code, such tax shall be charged against amounts otherwise distributable to the Holders of the Private Certificates in accordance with their Percentage Interests to the extent hereinafter provided. Notwithstanding anything to the contrary contained herein, the Master Servicer shall retain from amounts otherwise distributable to the Holders of the Private Certificates on any Distribution Date sufficient funds for the payment of such tax, including without limitation any tax payable pursuant to Section 3.05 and 4.03, and shall pay such amount to the Trustee (such payment to be accompanied by an Officer's Certificate of the Master Servicer detailing such tax payment) or, if the Master Servicer (other than as a Holder of a Private Certificate) has paid such tax, reimburse the Master Servicer therefor (to the extent that the Master Servicer has not been previously reimbursed or indemnified therefor). The Master Servicer agrees first to seek indemnification for any such tax payment from any indemnifying parties before reimbursing itself from amounts otherwise distributable to the Holders of the Private Certificates.

      In the event that any Mortgaged Property is acquired in a foreclosure or other realization procedure (an "REO Property"), the Master Servicer shall sell such REO Property by the close of the third calendar year following the year of acquisition of such property by the Trust, unless the Master Servicer seeks, and receives within such period, an Opinion of Counsel, addressed to the Trustee and the Master Servicer, to the effect that the holding by the Trust of such REO Property subsequent to the close of the third calendar year following the year of acquisition of such property by the Trust will not result in the imposition of taxes on "prohibited transactions" on any of the REMICs created under this Agreement as defined in Section 860F of the Code or cause any of the REMICs created under this Agreement to fail to qualify as a REMIC at any time that any Offered Certificates or Private Certificates are outstanding. The Master Servicer shall manage, conserve, protect and operate each REO Property such that it will qualify as "foreclosure property" within the meaning of Section 860G(a)(8) and will not result in the receipt by the REMIC of any "income from nonpermitted assets" within the meaning of Section 860F(a)(2)(B) or the Code. Pursuant to its efforts to sell such REO Property, the Master Servicer shall either itself or through an agent selected by the Master Servicer protect and conserve such REO Property in the same manner and to such extent as it is customary in the locality where such REO Property is located and may, incident to its conservation and protection of the interests of the Certificateholders, rent the same, or any part thereof, as the Master Servicer deems to be in the best interest of the Master Servicer and the Certificateholders for the period prior to the sale of such REO Property.

      The Master Servicer shall deposit all Liquidation Proceeds in the Certificate Account in accordance with Section 5.05(a). The Master Servicer shall include with its Monthly Report to the Trustee a separate report specifying, with respect to each Mortgage Loan that becomes a Liquidated Mortgage during the prior Due Period, the unpaid principal balance and the Liquidation Proceeds for such Mortgage Loan.

      The Master Servicer shall not:

            (i) authorize the Trust Fund to enter into, renew or extend any New Lease with respect to any REO Property, if the New Lease by its terms will give rise to any income that does not constitute Rents from Real Property;

            (ii) authorize any amount to be received or accrued under any New Lease other than amounts that will constitute Rents from Real Property;

            (iii) authorize any construction on any REO Property, other than the completion of a building or other improvement thereon, and then only if more than ten percent of the construction of such building or other improvement was completed before default on the related Mortgage Loan became imminent, all within the meaning of Section 856(e)(4)(B) of the Code; or

            (iv) authorize any Person to Directly Operate any REO Property on any date more than 90 days after its date of acquisition by the Trust Fund;

unless, in any such case, the Servicer has obtained an Opinion of Counsel, provided to the Trustee, to the effect that such action will not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of
Section 860G(a)(8) of the Code at any time that it is held by the Trust Fund, in which case the Servicer may take such actions as are specified in such Opinion of Counsel.

      The Servicer may contract with any Independent Contractor for the operation and management of any REO Property, provided that:

            (i) the terms and conditions of any such contract shall not be inconsistent herewith;

            (ii) any such contract shall require, or shall be administered to require, that the Independent Contractor pay all costs and expenses incurred in connection with the operation and management of such REO Property, including those listed above, and remit all related revenues (net of such costs and expenses) to the Servicer as soon as practicable, but in no event later than thirty days following the receipt thereof by such Independent Contractor;

            (iii) none of the provisions of this Section relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Servicer of any of its duties and obligations to the Trustee on behalf of the Certificateholders with respect to the operation and management of any such REO Property; and

            (iv) the Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

      SECTION 5.11. Sub-servicer.

      The Master Servicer may enter into subservicing agreements with one or more sub-servicers (which shall be Eligible Servicers) for the servicing and administration of certain of the Mortgage Loans. Each subservicing agreement will be upon such terms and conditions as are not inconsistent with this Agreement and the standard of care set forth herein and as the Master Servicer and the sub-servicer have agreed. All compensation payable to a sub-servicer under a subservicing agreement shall be payable by the Master Servicer from its servicing compensation or otherwise from its own funds, and none of the Trust, the Trustee or the Certificateholders will have any liability to the sub-servicer with respect thereto.

      Notwithstanding any subservicing agreement or any of the provisions of this Agreement relating to agreements or any arrangements between the Master Servicer or a sub-servicer or any reference to actions taken through such Persons or otherwise, the Master Servicer shall remain obligated and liable to the Trust, the Trustee, and the Certificateholders for the servicing and administering of the Mortgage Loans and the other Trust property in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such subservicing agreements.

      Any subservicing agreement that may be entered into and any other transactions or servicing arrangements relating to the Mortgage Loans and the other Trust property involving a sub-servicer in its capacity as such shall be deemed to be between the sub-servicer and the Master Servicer alone, and the Trustee and the Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the sub-servicer except as set forth in the next succeeding paragraph or as set forth in such subservicing agreement.

      In the event the Master Servicer shall for any reason no longer be acting as such, the successor Master Servicer may, in its discretion, thereupon assume all of the rights and obligations of the outgoing Master Servicer under a subservicing agreement. In such event, the successor Master Servicer shall be deemed to have assumed all of the Master Servicer's interest therein and to have replaced the outgoing Master Servicer as a party to each such subservicing agreement to the same extent as if such subservicing agreement had been assigned to the successor Master Servicer, except that the outgoing Master Servicer shall not thereby be relieved of any liability or obligations on the part of the outgoing Master Servicer to the sub-servicer under such subservicing agreement. The outgoing Master Servicer shall, upon request of the Trust, but at the expense of the outgoing Master Servicer, deliver to the successor Master Servicer all documents and records relating to each such subservicing agreement and the Mortgage Loans and other Trust property then being serviced thereunder and an accounting of amount collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of any subservicing agreement to the successor Master Servicer. In the event that the successor Master Servicer elects not to assume a subservicing agreement, the outgoing Master Servicer, at its expense, shall cause the sub-servicer to deliver to the successor Master Servicer all documents and records relating to the Mortgage Loans and the other Trust property being serviced thereunder and all amounts held (or thereafter received) by such sub-servicer (together with an accounting of such amounts) and shall otherwise use its best efforts to effect the orderly and efficient transfer of servicing of the Mortgage Loans and the other Trust property being serviced by such sub-servicer to the successor Master Servicer.

      SECTION 5.12. Calculation of One-Month LIBOR.

      (a) On the second business day preceding each Distribution Date or, in the case of the first Distribution Date, on the second business day preceding the Closing Date (each such date, an "Interest Determination Date"), the Trustee shall determine the London interbank offered rate for one-month U.S. dollar deposits ("One-Month LIBOR") for the next Interest Period for the Variable Rate Certificates on the basis of the offered rates of the Reference Banks for one-month U.S. dollar deposits, as such rates appear in the Telerate Page 3750, as of 11:00 a.m. (London time) on such Interest Determination Date. As used in this section, "business day" means a day on which banks are open for dealing in foreign currency and exchange in London and New York City.

      If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, One-Month LIBOR for the related Interest Period for the Variable Rate Certificates shall be the higher of (x) One-Month LIBOR as determined on the previous Interest Determination Date and (y) the Reserve Interest Rate. The "Reserve Interest Rate" shall be the rate per annum that the Trustee determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 1/16%) of the one-month U.S. dollar lending rates which New York City banks selected by the Trustee are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or (ii) in the event that the Trustee can determine no such arithmetic mean, the lowest one-month U.S. dollar lending rate which New York City banks selected by the Trustee are quoting on such Interest Determination Date to leading European banks.

      (b) The establishment of One-Month LIBOR on each Interest Determination Date by the Trustee and the Trustee's calculation of the rate of interest applicable to the Variable Rate Certificates for the related Interest Period shall (in the absence of manifest error) be final and binding.

      SECTION 5.13. Applied Realized Loss Amounts.

      On each Distribution Date, the Master Servicer shall determine the total of the Applied Realized Loss Amounts for such Distribution Date. The Applied Realized Loss Amount for any Distribution Date shall be applied by reducing the Certificate Principal Balance of each Class of Subordinate Certificates beginning with the Class of Subordinate Certificates then outstanding with the lowest payment priority, in each case until the respective Certificate Principal Balance thereof is reduced to zero. Any Applied Realized Loss Amount allocated to a Class of Certificates shall be allocated among the Certificates of such Class in proportion to their respective Percentage Interests. Applied Realized Loss Amounts will not be allocated to reduce the Certificate Principal Balance of the Senior Certificates.

      SECTION 5.14. [Reserved]

      SECTION 5.15. Release of Collateral.

      The Master Servicer may, if such action is consistent with the standard of care set forth in Section 5.02, release a portion of land from the lien of the Mortgage thereon; provided that the Combined Loan-to-Value Ratio immediately after the date of the release of such land is not greater than the Combined Loan-to-Value Ratio as of the Cut-Off Date. The Master Servicer may not release such land unless an Opinion of Counsel is provided to the effect that such release would not disqualify any of the REMICs formed hereunder or result in a "prohibited transaction" tax as defined in Section 860F of the Code.

                                   ARTICLE VI

                                     REPORTS

      SECTION 6.01. Monthly Reports to the Trustee.

      On or before the Determination Date, the Master Servicer shall furnish a report (the "Monthly Report") to the Trustee, any Paying Agent and (if CIT Consumer Finance is not the Master Servicer) CIT Consumer Finance. The determination by the Master Servicer of the amount of the distributions to be made to the Certificateholders, and, with respect to reimbursing the Master Servicer for the Monthly Advances made by it as provided in Section 8.04, the Master Servicer shall, in the absence of obvious error, be presumptively deemed to be correct for all purposes hereunder, and the Trustee shall be protected in relying upon the same without any independent check or verification.

      The Monthly Reports shall contain the following information:

            (i) the amount of the distribution with respect to such Holder's Certificates (based on a Certificate in the original principal or notional amount of $1,000);

            (ii) the amount of such Holder's distributions allocable to principal, separately identifying the aggregate amount of any Prepayments in full or other

      Prepayments or other recoveries of principal included therein (based on a Certificate in the original principal amount of $1,000) and any related Subordination Increase Amount;

            (iii) the amount of such Holder's distributions allocable to interest (based on a Certificate in the original principal or notional amount of $1,000);

            (iv) any Class Interest Carryover Shortfall for any Class of Offered Certificates for such Distribution Date;

            (v) any Class Principal Carryover Shortfall for any Class of Subordinate Certificates for such Distribution Date;

            (vi) the principal or notional amount of each Class of Offered Certificate which will be Outstanding and the aggregate Loan Balance, after giving effect to any payment of principal on such Distribution Date;

            (vii) the Overcollateralization Amount and Required
      Overcollateralization Amount, if any, remaining after giving effect to all distributions and transfers on such Distribution Date;

            (viii) based upon information furnished by the Master Servicer, such information as may be required by Section 6049(d)(7)(C) of the Code and the regulations promulgated thereunder to assist the Holders in computing their market discount;

            (ix) the total of any Substitution Adjustments and any Purchase Price amounts included in such distribution;

            (x) the weighted average Coupon Rate of the Mortgage Loans; and

            (xi) the Senior Enhancement Percentage;

            (xii) the amount of any Applied Realized Loss Amount for each Class of Subordinate Certificates as of the close of such Distribution Date;

            (xiii) during the Funding Period, the amount of funds on deposit in the Pre-Funding Account;

            (xiv) during the Funding Period, the number and aggregate principal balance of Subsequent Mortgage Loans;

            (xv) during the Funding Period, the number and aggregate principal balance of Subsequent Mortgage Loans purchased by the Trust on the related Distribution Date; and

            (xvi) during the Funding Period, the amount of investment earnings, net of losses and investment expenses, on amounts on deposit in the Pre-Funding Account.

      In addition, the Monthly Report shall contain the following information with respect to each of the Mortgage Loans:

      (a) the number and aggregate Principal Balance of Mortgage Loans (i) 30-59 days delinquent, (ii) 60-89 days delinquent and (iii) 90 or more days delinquent, as of the close of business on the last business day of the calendar month next preceding the Distribution Date and the number and aggregate Principal Balances of the Mortgage Loans and related data (as used herein, "delinquent" means a Mortgage Loan as to which payments aggregating $65 or more are delinquent);

      (b) the number and aggregate Principal Balance of all Mortgage Loans in foreclosure proceedings as of the close of business on the last business day of the calendar month preceding such Distribution Date;

      (c) the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure as of the close of business on the last business day of the calendar month next preceding the Distribution Date;

      (d) the amount of Realized Losses and Cumulative Realized Losses and any subsequent recoveries on Liquidated Mortgages; and

      (e) the number and aggregate Principal Balance of Mortgage Loans repurchased pursuant to Section 5.14 and the amount of Cumulative Realized Losses with respect to such Mortgage Loss repurchased.

      (f) whether the applicable Trigger Event has occurred; and

      (g) Mortgage Loans that are "balloon" loans.

      SECTION 6.02. Certificate of Servicing Officer.

      Each Monthly Report pursuant to Section 6.01 shall be accompanied by a certificate of a Servicing Officer certifying the accuracy of the Monthly Report and that no Event of Termination or event that with notice or lapse of time or both would become an Event of Termination has occurred, or if such event has occurred and is continuing, specifying the event and its status.

      SECTION 6.03. Other Data.

      In addition, the Master Servicer shall, on request of the Trustee, furnish the Trustee such underlying data as can be generated by the Master Servicer's existing data processing system without undue modification or expense. In addition, the Master Servicer shall accurately and fully provide information regarding payment performance of the Mortgagors to the nationally recognized credit repositories. Nothing in this Section shall derogate from the obligation of the Master Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of the Master Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section.

      SECTION 6.04. Annual Report of Accountants.

      Within 90 days after the end of each calendar year, commencing March 31, 2004, the Master Servicer, at its expense, shall cause a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to deliver to the Trustee and the Underwriters a report which opines on, at a minimum, the servicing entity's compliance with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers. Copies of the annual statement of accountants shall also be provided to the Rating Agencies by the Master Servicer.

      SECTION 6.05. Statements to Certificateholders.

      (a) Concurrently with each distribution charged to the Certificate Account, the Trustee, so long as it has received the Monthly Report from the Master Servicer, shall forward or cause to be forwarded by mail to each Certificateholder (or to the Depository), the Monthly Report.

      The Trustee (so long as it has received the Monthly Report from the Master Servicer) and the Master Servicer shall inform any Certificateholder inquiring by telephone of the information contained in the most recent Monthly Report. The Trustee shall be entitled to rely conclusively upon the accuracy of the Monthly Report without independent verification unless it actually knows that the information contained therein is not accurate.

      Within a reasonable period of time after the end of each calendar year, the Trustee shall furnish upon request or cause to be furnished to each Person who at any time during the calendar year was a Certificateholder a statement containing the information with respect to interest accrued and principal paid on its Certificates during such calendar year and such other information as the Master Servicer deems necessary or desirable for Certificateholders to prepare their tax returns which has been provided in writing by the Master Servicer to the Trustee. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as from time to time in force.

      Copies of all reports provided to the Trustee shall also be provided by the Master Servicer to the Rating Agencies and the Underwriters.

      (b) The Master Servicer shall, on behalf of the Trust, cause to be filed with the Commission any periodic reports required to be filed on behalf of the Trust under the provisions of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder. Upon the request of the Master Servicer, the Seller shall cooperate with the Master Servicer in the preparation of any such report and the Seller and the Trustee each shall provide to the Master Servicer in a timely manner all such information or documentation as is in the possession of such Person and that the Master Servicer may reasonably request in connection with the performance of its duties and obligations under this Section 6.05.

      The Master Servicer shall file with the Commission a Form 15 and a Form 10K, and any amendments thereto, with respect to the Trust as soon as practicable following the first date on which the conditions to filing thereof have been satisfied.

      SECTION 6.06. Annual Statement as to Compliance.

      (a) The Master Servicer shall deliver to the Trustee and the Underwriters within 90 days after the end of each calendar year commencing March 31, 2004, a certificate signed by a Responsible Officer of the Master Servicer, stating that
(i) a review of the activities of the Master Servicer during the preceding calendar year of its performance under this Agreement has been made under such officer's supervision and (ii) to the best of such officer's knowledge, based on such review, the Master Servicer has fulfilled all its obligations under this Agreement throughout such preceding calendar year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

      (b) The Master Servicer shall deliver to the Trustee, promptly after having obtained knowledge thereof, a certificate of a Responsible Officer of the Master Servicer specifying any event which with the giving of notice or lapse of time, or both, would become an Event of Termination under subsection (a) or (b) of Section 7.01 hereof.

                                  ARTICLE VII

                                SERVICE TRANSFER

      SECTION 7.01. Event of Termination.

      "Event of Termination" means the occurrence of any of the following:

      (a) Any failure by the Master Servicer to make any deposit into the Certificate Account required to be made hereunder or remit to the Trustee any payment and the continuance of such failure for a period of five Business Days after the giving of written notice of such failure, requiring the same to be remedied, to the Master Servicer by the Trustee or to the Master Servicer and the Trustee by Certificateholders (other than the Class X-IO and Class R Certificates) of any Class evidencing, as to such Class, Percentage Interests aggregating not less than 51%;

      (b) Any failure by the Master Servicer duly to observe or perform in any material respect any of its covenants or agreements in this Agreement, which failure continues unremedied for thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or to the Master Servicer and the Trustee by Certificateholders (other than the Class X-IO and Class R Certificates) evidencing, as to such Class, Percentage Interests aggregating not less than 51%;

      (c) Any assignment by the Master Servicer of its duties or rights hereunder except as specifically permitted hereunder;

      (d) A court or other governmental authority having jurisdiction in the premises shall have entered a decree or order for relief in respect of the Master Servicer in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Master Servicer, as the case may be, or for any substantial liquidation of its affairs, and such order remains undischarged and unstayed for at least sixty (60) days;

      (e) The Master Servicer shall have commenced a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall have consented to the entry of an order for relief in an involuntary case under any such law, or shall have consented to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian or sequestrator (or other similar official) of the Master Servicer or for any substantial part of its property, or shall have made any general assignment for the benefit of its creditors, or shall have failed to, or admitted in writing its inability to, pay its debts as they become due, or shall have taken any corporate action in furtherance of the foregoing;

      (f) The failure of the Master Servicer to be an Eligible Servicer;

      (g) Provided that Standard & Poor's shall not have notified the Master Servicer or the Trustee that the Cumulative Realized Loss Termination Event no longer constitutes an Event of Termination, upon the occurrence and during the continuance of a Cumulative Realized Loss Termination Event, and after the giving of written notice, to the effect that such Certificateholders desire to cause an Event of Termination, to the Trustee by Certificateholders evidencing Percentage Interests aggregating not less than 51% of the Certificates (other than the Class X-IO and Class R Certificates); and

      (h) (1) Any failure by the Master Servicer to make a Servicing Advance to the extent such failure materially and adversely affects the interests of the Holders and the continuance of such failure for a period of five Business Days after the giving of written notice of such failure, requiring the same to be remedied, to the Master Servicer by the Trustee; or (2) any failure by the Master Servicer to make a Monthly Advance and the continuance of such failure on the Distribution Date.

      SECTION 7.02. Transfer.

      If an Event of Termination has occurred and is continuing, the Trustee may, or at the written direction of Certificateholders (other than the Class X-IO and Class R Certificates) with aggregate Percentage Interests evidencing not less than 51% of the Offered Certificates shall, unless prohibited by applicable law, terminate all (but not less than all) of the rights and obligations of the Master Servicer hereunder and in and to the Mortgage Loans (such termination being herein called a "Service Transfer"). Any such termination shall also terminate all (but not less than all) of the rights and obligations of any sub-servicer under a sub-servicing agreement. On receipt of such notice (or, if later, on a date designated therein), all authority and power of the Master Servicer under this Agreement, whether with respect to the Mortgage Loans, the Files or otherwise (except with respect to the Certificate Account, the transfer of which shall be governed by Section 7.06), shall pass to and be vested in the Trustee pursuant to and under this Section 7.02 (subject to applicable law regarding the Trustee's ability to make advances), unless prohibited by applicable law; and, without limitation, the Trustee is authorized and empowered to execute and deliver on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments (including, without limitation, documents required to make the Trustee or a successor Master Servicer the sole assignee of the Mortgagee's position in, or legal title holder of record of, each Mortgaged Property), and to do any and all acts or things necessary or appropriate to effect the purposes of such notice of termination. CIT Consumer Finance agrees to cooperate with the Trustee in effecting the termination of the responsibilities and rights of the Master Servicer hereunder, including, without limitation, the transfer to the Trustee for administration by it of all cash amounts which shall at the time be held by the Master Servicer for deposit, or have been deposited by the Master Servicer, in the Certificate Account, or for its own account in connection with its services hereafter or thereafter received with respect to the Mortgage Loans and the execution of any documents required to make the Trustee or a successor Master Servicer the sole assignee of the Mortgagee's position in, or legal title holder of record of, each Mortgaged Property. The Master Servicer shall be entitled to receive any other amounts which are payable to the Master Servicer under this Agreement, at the time of the termination of its activities as Master Servicer, to the extent that funds in the Certificate Account are available for the payment thereof without reducing the amount of distributions that would be made to Holders of the Offered Certificates or Private Certificates. The Master Servicer shall transfer (and shall cause any sub-servicer to transfer) to the new Master Servicer (i) the Master Servicer's records relating to the Mortgage Loans in such electronic form as the new Master Servicer may reasonably request and (ii) the Mortgage Loans and the Files in the Master Servicer's or a sub-servicer's possession. The Trustee (or other successor Master Servicer) will not be responsible for delays attributable to the outgoing Master Servicer's failure to deliver information, defects in the information supplied by the outgoing Master Servicer or other circumstances beyond the control of the Trustee (or other successor Master Servicer).

      SECTION 7.03. Trustee to Act; Appointment of Successor.

      On and after the time the Master Servicer receives a notice of termination pursuant to Section 7.02, the Trustee shall either appoint a successor servicer who is an Eligible Servicer or shall become the successor in all respects to the Master Servicer in its capacity as Master Servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof (including, without limitation, the obligation to make Monthly Advances pursuant to Section 8.04), and the Master Servicer shall be relieved of such responsibilities, duties and liabilities arising after such Service Transfer; provided, however, that (i) the Trustee (or such other successor servicer) will not assume any obligations of CIT Consumer Finance pursuant to Section 3.05 and (ii) the Trustee (or such other successor servicer) shall not be liable for any acts or omissions of the Master Servicer occurring prior to such Service Transfer or for any breach by CIT Consumer Finance of any of its representations and warranties contained herein or in any related document or agreement. As compensation therefor, the Trustee (or such other successor servicer) shall, except as provided in Section 7.02 and in this
Section 7.03, be entitled to such compensation as the Master Servicer would have been entitled to hereunder if no such notice of termination had been given. Notwithstanding the above, the Trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, an Eligible Servicer as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder. Pending appointment of a successor to the Master Servicer hereunder, unless the Trustee is prohibited by law from so acting, the Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall, without the written consent of 100% of the Certificateholders, be in excess of the Master Servicing Fee. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. The outgoing Master Servicer shall be obligated to pay the costs associated with the transfer of the servicing files and records to the Trustee (or other successor Master Servicer).

      SECTION 7.04. Notification to Certificateholders and to Rating Agencies.

      (a) Promptly following the occurrence of any Event of Termination, the Master Servicer shall give written notice thereof to the Trustee, Certificateholders at their respective addresses appearing on the Certificate Register and to the Rating Agencies.

      (b) Within ten (10) days following any termination or appointment of a successor to the Master Servicer pursuant to this Article VII, the Trustee shall give written notice thereof to Certificateholders at their respective addresses appearing on the Certificate Register.

      (c) The Trustee shall give written notice to the Rating Agencies at least thirty (30) days prior to the date upon which any Eligible Servicer (other than the Trustee) is to assume the responsibilities of Master Servicer pursuant to
Section 7.03, naming such successor Master Servicer.

      SECTION 7.05. Effect of Transfer.

      (a) After the Service Transfer, the Trustee or new Master Servicer may notify the Mortgagors to make payments directly to the new Master Servicer that are due under the Mortgage Loans after the effective date of the Service Transfer.

      (b) After the Service Transfer, the replaced Master Servicer shall have no further obligations with respect to the management, administration, servicing or collection of the Mortgage Loans and the new Master Servicer shall have all of such obligations, except that the replaced Master Servicer shall remain liable for any liability of the replaced Master Servicer hereunder that was already accrued at the time of the Service Transfer and except that the replaced Master Servicer will transmit or cause to be transmitted directly to the new Master Servicer for its own account, promptly on receipt and in the same form in which received, any amounts (properly endorsed where required for the new Master Servicer to collect them) received as payments upon or otherwise in connection with the Mortgage Loans.

      (c) A Service Transfer shall not affect the rights and duties of the parties hereunder (including but not limited to the indemnities and other agreements of the Master Servicer and CIT Consumer Finance pursuant to Article X and Sections 3.05, 4.03 and 11.05)
other than those relating to the management, administration, servicing or collection of the Mortgage Loans.

      SECTION 7.06. Transfer of Accounts.

      Notwithstanding the provisions of Section 7.02, if the Certificate Account shall be maintained with the Master Servicer and an Event of Termination shall occur and be continuing, the Master Servicer shall, promptly after receipt of a notice of termination, if any, pursuant to Section 7.02, establish, or cooperate with the Trustee to establish, new accounts in trust for the Certificateholders conforming with the requirements of this Agreement with an Eligible Institution other than the Master Servicer and promptly transfer, or cooperate with the Trustee to transfer, all funds in the Certificate Account to such new accounts, which shall thereafter be deemed the Certificate Account for the purposes hereof.

                                  ARTICLE VIII

                       DISTRIBUTIONS AND WITHDRAWALS FROM
                               CERTIFICATE ACCOUNT

      SECTION 8.01. Monthly Distributions.

      (a) Distributions on the Certificates shall be made from funds in the Certificate Account. Each Certificateholder as of a Record Date shall be paid on the next succeeding Distribution Date by check mailed to such Certificateholder at the address for such Certificateholder appearing on the Certificate Register (or, if a Holder of an Offered Certificate holds an aggregate Percentage Interest of at least 5% of the Offered Certificates or a Holder of a Private Certificate holds a Certificate with a Percentage Interest of 50% of such Certificate, and if such Certificateholder so requests, by wire transfer of immediately available funds pursuant to written instructions delivered to the Trustee at least five days prior to the related Record Date, which instructions, until revised, shall remain operative for all Distribution Dates thereafter), such Certificateholder's Percentage Interest of the amount to be distributed. Final payment on any Certificate shall be made only upon presentation and surrender of such Certificate at the office or agency of the Paying Agent.

      (b) Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, which shall credit the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificateholder that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificateholder that it represents. All such credits and disbursements with respect to a Book-Entry Certificate are to be made by the Depository and the Depository Participants in accordance with the provisions of the Book-Entry Certificates and the Depository's rules. Neither the Trustee, the Certificate Registrar, the Sellers, the Depositor nor the Master Servicer shall have any responsibility therefor except as otherwise provided by applicable law.

      (c) On each Distribution Date, the Trustee, based solely on the Monthly Report furnished to it pursuant to Section 6.01, shall make the following allocations, disbursements and transfers, from amounts deposited in the Certificate Account in the following order of priority, and each such allocation, transfer and disbursement shall be treated as having occurred only after all preceding allocations:

      A. The Monthly Interest Amount is required to be distributed in the following order of priority until such amounts have been fully distributed:

      1.    first, to the Master Servicer, the Master Servicer Fee;

      2. second, to each Class of the Senior Certificates, the Class Monthly Interest Amount and any Class Interest Carryover Shortfall for such Class on that Distribution Date; provided, however, if the interest collections are not sufficient to make a full distribution of the Class Monthly Interest Amount and any Class Interest Carryover Shortfall with respect to the Senior Certificates, the interest amounts will be distributed pro rata among each such Class of Senior Certificates based on the ratio of:

            (i) the Class Monthly Interest Amount and Class Interest Carryover Shortfall for that Class to

            (ii) the total amount of Class Monthly Interest Amount and any Class Interest Carryover Shortfall for the Senior Certificates;

      3. third, to the Class M-1 Certificates, the Class Monthly Interest Amount for that Class and Distribution Date;

      4. fourth, to the Class M-2 Certificates, the Class Monthly Interest Amount for that Class and Distribution Date;

      5. fifth, to the Class B Certificates, the Class Monthly Interest Amount for that Class and Distribution Date; and

      6. sixth, any remainder will be treated as Excess Interest and distributed pursuant to clause C. below.

      B. The Principal Distribution Amount for that Distribution Date is required to be distributed in the following order of priority until the Principal Distribution Amount has been fully distributed:

      1. to the Senior Certificates (other than the Class A-IO Certificates), the Senior Principal Distribution Amount for such Distribution Date, excluding any Subordination Increase Amount or OC Holiday Realized Loss Amount included in that amount, as follows:

            (i) to the Class A-6 Certificates, the Class A-6 Lockout Distribution Amount for that Distribution Date;

            (ii) to the Class A-1 Certificates, until the Certificate Principal Balance of that class has been reduced to zero:

            (iii) to the Class A-2 Certificates, until the Certificate Principal
                  Balance of that class has been reduced to zero;

            (iv) to the Class A-3 Certificates, until the Certificate Principal Balance of that class has been reduced to zero;

            (v) to the Class A-4 Certificates, until the Certificate Principal Balance of that class has been reduced to zero;

            (vi) to the Class A-5 Certificates, until the Certificate Principal Balance of that class has been reduced to zero; and

            (vii) to the Class A-6 Certificates, until the Certificate Principal
                  Balance of that class has been reduced to zero;

      2. to the Class M-1 Certificates, the Class M-1 Principal Distribution Amount for that Class and such Distribution Date, excluding any Subordination Increase Amount or OC Holiday Realized Loss Amount included in that amount, until the Certificate Principal Balance of that Class has been reduced to zero;

      3. to the Class M-2 Certificates, the Class M-2 Principal Distribution Amount for that Class and such Distribution Date, excluding any Subordination Increase Amount or OC Holiday Realized Loss Amount included in that amount, until the Certificate Principal Balance of that Class has been reduced to zero; and

      4. to the Class B Certificates, the Class B Principal Distribution Amount for that Class and such Distribution Date, excluding any Subordination Increase Amount or OC Holiday Realized Loss Amount included in that amount, until the Certificate Principal Balance of that Class has been reduced to zero.

      C. Any Monthly Interest Amount remaining pursuant to clause A.6 above, together with any Excess Overcollateralization Amount, will be treated as Excess Interest and will be required to be distributed in the following order of priority until fully distributed:

      1. the Subordination Increase Amount or, during the OC Spread Holiday, the OC Holiday Realized Loss Amount for such Distribution Date, payable in the order of priority set forth in clauses B.1 through
            B.4 above;

      2. to the Class M-1 Certificates, the Class Interest Carryover Shortfall for that Class;

      3. to the Class M-1 Certificates, the Class Principal Carryover Shortfall for that Class;

      4. to the Class M-2 Certificates, the Class Interest Carryover Shortfall for that Class;

      5. to the Class M-2 Certificates, the Class Principal Carryover Shortfall for that Class;

      6. to the Class B Certificates, the Class Interest Carryover Shortfall for that Class;

      7. to the Class B Certificates, the Class Principal Carryover Shortfall for that Class;

      8. to the Class X-IO Certificates, for deposit to the Supplemental Interest Reserve Fund, the lesser of (a) the Class X-IO Distribution Amount and (b) the WAC Excess;

      9. first, concurrently, to the Class A-1, Class A-4, Class A-5 and Class A-6 Certificates, pro rata, the related Net WAC Cap Carryover from and to the extent of funds on deposit in the Supplemental Interest Reserve Fund, and second, sequentially, to the Class M-1, Class M-2 and Class B Certificates, payable in that order of priority, the related Net WAC Cap Carryover from and to the extent of funds on deposit in the Supplemental Interest Reserve Fund;

      10. to the Trustee as reimbursement for all Trustee Reimbursable Expenses incurred in connection with its duties and obligations under the Agreement to the extent not paid by the Master Servicer;

      11. to the Master Servicer to the extent of any unreimbursed Monthly Advances;

      12. To the Class X-IO Certificates, an amount equal to the Class X-IO Distribution Amount less any amounts thereof applied pursuant to clauses C.8 through C.11 above; and

      13.   To the Class R Certificates, the remainder.

      (d) Notwithstanding any of the foregoing provisions, the aggregate amounts distributed on all Distribution Dates to the Holders of the related Offered Certificates on account of principal pursuant to Section 8.01(c) shall not exceed the original Certificate Principal Balance of the related Offered Certificates.

      (e) [Reserved]

      (f) [Reserved]

      (g) Notwithstanding the foregoing, amounts otherwise distributable to a Certificateholder pursuant to such paragraph which are required to be withheld and remitted to a taxing authority shall be withheld and remitted to such taxing authority, and such amounts shall be treated as actually distributed to such Certificateholder for all purposes of this Agreement.

      (h) The Master Servicer may direct the Trustee to pay to the Master Servicer an amount equal to unreimbursed Servicing Advances (without interest) with respect to each Mortgage Loan for which the Master Servicer has made a Servicing Advance, to the extent not netted from deposits to the Certificate Account pursuant to Section 5.05 and only to the extent funds are available for distribution from the Certificate Account, by wire transfer of immediately available funds, from subsequent collections with respect to interest on or with respect to such Mortgage Loan, Liquidation Proceeds and Insurance Proceeds or the Purchase Price of such Mortgage Loan. The Trustee (in its capacity as Trustee) has no obligation to make advances (other than Monthly Advances as specified in Section 8.04(d)) to the Master Servicer or any other party hereunder.

      (i) The Bank of New York hereby accepts the appointment to act as the paying agent (the "Paying Agent") hereunder and shall make the payments to the Certificateholders required by this Agreement. The Bank of New York, in its capacity as Paying Agent, shall maintain an office at 101 Barclay Street, Floor 8 West, New York, New York 10286, Attention: Mortgage Backed Securitiese, CIT Home Equity Loan Trust 2003-1. The Trustee hereby agrees, and shall require any other Paying Agent (if other than the Trustee) to agree in writing, that all amounts held by it for payment hereunder will be held in trust for the benefit of the Certificateholders and that it will notify the Trustee of any failure by the Master Servicer to make funds available to the Paying Agent for the payment of amounts due on the Certificates. In respect of each Distribution Date, the Trustee shall withdraw from the Certificate Account and deposit in an account established by the Paying Agent for the purpose of this Section funds sufficient to make the distribution to Certificateholders pursuant to this Section. Such funds shall be available to the Paying Agent by 11:00 A.M. on each Distribution Date.

      (j) The REMIC Adminsitrator, on behalf of the Trustee, shall account for the right of an Offered Certificate to receive an amount currently in excess of the rate on the Master REMIC Regular Interest to which such Offered Certificate relates as a distribution first to the Class X-IO Certificate and then as a payment by the Supplemental Interest Reserve Fund to such Certificateholder.

      (k) On any Distribution Date, the Weighted Average Net Mortgage Rate, and the resulting Net WAC Cap, will be calculated based on the rate of interest on each related Mortgage Loan as may be reduced by any shortfalls in interest collection resulting from application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

      SECTION 8.02. Permitted Withdrawals from the Certificate Account.

      The Trustee shall at the written direction of the Master Servicer, from time to time as provided herein, make withdrawals from the Certificate Account of amounts deposited in said account pursuant to Section 5.05 that are attributable to the Mortgage Loans for the following purposes:

            (a) to make payments to Certificateholders and the Master Servicer in the amounts and in the manner provided for in Section 8.01;

            (b) to pay to CIT Consumer Finance with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased pursuant to Section 3.05 or 4.03 or 5.14, all amounts received thereon and not required to be distributed to Certificateholders as of the date on which the related Principal Balance or Purchase Price is determined;

            (c) to make payments to the Master Servicer in the amounts and in the manner provided for in Section 8.01(h);

            (d) to reimburse the Master Servicer out of Liquidation Proceeds for Liquidation Expenses and taxes incurred by it, to the extent such reimbursement is permitted pursuant to Section 5.08;

            (e) to reimburse the Master Servicer for the payment of taxes as permitted by Section 5.10;

            (f) to withdraw any amount deposited in the Certificate Account that was not required to be deposited therein;

            (g) to pay to the Master Servicer (if CIT Consumer Finance or one of its Affiliates is not the Master Servicer) the Master Servicing Fees payable by the Master Servicer for such Distribution Date and the Master Servicing Fees payable by the Master Servicer from any prior Distribution Date previously unpaid; and

            (h) to pay to the Master Servicer net investment earnings from funds on deposit in the Certificate Account due to the Master Servicer pursuant to Section 5.05(b).

      Since, in connection with withdrawals pursuant to clause (b) of the preceding paragraph, CIT Consumer Finance's entitlement thereto is limited to collections or other recoveries on the related Mortgage Loan, the Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Certificate Account pursuant to such clause. The Master Servicer shall keep and maintain an accounting for the purpose of justifying any withdrawal from the Certificate Account pursuant to clause (f).

      SECTION 8.03. Repurchase Option.

      (a) The Trust created hereby and the respective obligations and responsibilities of the Depositor, the Master Servicer and the Trustee created hereby (other than the responsibility of the Trustee to make any final distributions to Certificateholders as set forth below and the rights and immunities of the Trustee under Article XI) shall terminate upon the earlier of the Distribution Date following the later of the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust or the termination of the Trust pursuant to Section 12.03, or the sale by the Trustee of all the Mortgage

Loans and all the property acquired in respect of any Mortgage Loan remaining in the Trust pursuant to subsection (b) below.

      (b) The Master Servicer, at its option, may purchase all of the Mortgage Loans and all REO Property acquired in respect of any Mortgage Loan remaining in the Trust on any Distribution Date on which the Pool Principal Balance is less than or equal to 10% of the sum of the aggregate Loan Balance of the Initial Mortgage Loans as of the Initial Cut-Off Date and the Original Pre-Funded Amount (the first such Distribution Date, the "Clean-up Call Date") at a purchase price equal to the greatest of (A) the sum of (1) 100% of the Principal Balance and accrued interest on the Mortgage Loans of each Mortgage Loan (other than any Mortgage Loan as to which title to the underlying property has been acquired and whose fair market value is included pursuant to clause (2) below as of the Final Distribution Date) and (2) the fair market value of such acquired property (as determined by the Master Servicer as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to Certificateholders pursuant to Section 12.03), (B) the aggregate fair market value (as determined by the Master Servicer as of the close of business on such third Business Day) of all of the assets of the Trust, and (C) an amount that when added to amounts on deposit in the Certificate Account available for distribution to Certificateholders for such Distribution Date would result in proceeds sufficient to distribute the Aggregate Certificate Principal Balance and interest for such Distribution Date and any unpaid interest with respect to one or more prior Distribution Dates. The Master Servicer shall effect such purchase by depositing such purchase price in the Certificate Account on the Business Day immediately preceding such Distribution Date. Promptly after such purchase, the Trustee shall execute such documents as are presented to it by the Master Servicer and are reasonably necessary to convey the Mortgage Loans and REO Property to the Master Servicer and deliver the Files to the Master Servicer.

      SECTION 8.04. Compensating Interest and Monthly Advances by the Master Servicer.

      (a) By the close of business on the day prior to each Distribution Date, the Master Servicer shall pay to the Trust, but only to the extent of the Master Servicing Fee for such month, with respect to each Mortgage Loan as to which the Master Servicer received a Principal Prepayment with respect to the related Due Period an amount ("Compensating Interest") equal to the excess of (i) 30 days' interest on the Principal Balance of each such Mortgage Loan as of the beginning of the related Due Period at the Mortgage Rate over, (ii) the amount of interest actually received on the related Mortgage Loan during such Due Period.

      (b) The Master Servicer shall be required to make an advance of its own funds no later than the fourth Business Day prior to the Distribution Date, in the amount, if any, by which 30 days' interest at the Mortgage Rate on the then outstanding Principal Balance of a Mortgage Loan exceeds the amount received by the Master Servicer in respect of interest on the Mortgage Loan with respect to the related Due Period (any such advance, a "Monthly Advance"), subject to limitations set forth in subsection (c) below. The Master Servicer shall be permitted to reimburse itself for a Monthly Advance (i) from late collections on the related Mortgage Loan and (ii) as otherwise provided in subsection (c).

      (c) The Master Servicer shall not be obligated to make a Monthly Advance if it determines that such Monthly Advance is a Nonrecoverable Advance. The determination by the Master Servicer that any advance is, or if made would constitute, a Nonrecoverable Advance, shall be evidenced by an Officer's Certificate of the Master Servicer delivered to the Trustee and stating the reasons for such determination. If an unreimbursed Monthly Advance shall become a Nonrecoverable Advance, the Master Servicer shall be reimbursed from interest collections on all of the Mortgage Loans prior to any distribution to Certificateholders pursuant to Section 8.01(c).

      (d) In the event that the Master Servicer fails for any reason to make a Monthly Advance required to be made pursuant to this Section 8.04, the Trustee shall, on or before the related Distribution Date, deposit in the Certificate Account an amount equal to the excess of (a) Monthly Advances required to be made by the Master Servicer that would have been deposited in such Certificate Account over (b) the amount of any Monthly Advance made by the Master Servicer with respect to such Distribution Date; provided, however, that the Trustee shall be required to make such Monthly Advance only if it is not prohibited by law from doing so and it has determined that such Monthly Advance would be recoverable from amounts to be received with respect to such Mortgage Loan, including late payments, Liquidation Proceeds, Insurance Proceeds or otherwise. The Trustee shall be entitled to be reimbursed from the Certificate Account for Monthly Advances made by it pursuant to this Section 8.04(d) as if it were the Master Servicer.

      SECTION 8.05. Supplemental Interest Reserve Fund.

      On the Closing Date, the holders of the Class X-IO Certificates will deposit, or cause to be deposited, into the Supplemental Interest Reserve Fund, $10,000. On each Distribution Date as to which there is WAC Excess, the Trustee in accordance with the Monthly Report shall deposit into the Supplemental Interest Reserve Fund an amount equal to the WAC Excess which is payable pursuant to Section 8.01(c) clause C.9. If no WAC Excess is payable on a Distribution Date, the Trustee in accordance with the Monthly Report shall deposit into the Supplemental Interest Reserve Fund on behalf of the Class X-IO Certificateholders an amount such that when added to other amounts already on deposit in the fund, the aggregate amount on deposit therein is equal to $10,000. For Federal and state income tax purposes, the Class X-IO Certificateholders will be deemed to be the owners of the Supplemental Interest Reserve Fund and all amounts deposited into the Supplemental Interest Reserve Fund (other than the initial $10,000 deposit) shall be treated as amounts distributed by the Master REMIC with respect to the Class X-IO Distribution Amount. Amounts held in the Supplemental Interest Reserve Fund and not distributable to the Offered Certificateholders on any Distribution Date will be invested by the Trustee in Eligible Investments designated in writing by the Class X-IO Certificateholders having maturities on or prior to the next succeeding Distribution Date on which such amounts will be distributable to the Offered Certificateholders. In no event shall the Trustee be liable for investment losses on investments selected by the Class X-IO Certificateholder. In the absence of written directions, funds on deposit in the Supplemental Interest Reserve Fund shall remain uninvested or, at the discretion of the Trustee, be deposited in the Trustee's "cash reserves account" (but only if such account qualifies as an Eligible Investment) unless otherwise instructed by the Master Servicer. Upon the termination of the Trust, or the payment in full of the Offered Certificates, all amounts remaining on deposit in the Supplemental Interest Reserve Fund will be released from the lien of the Trust and distributed to the Class X-IO Certificateholders or their designees. The Supplemental Interest Reserve Fund will be part of the Trust but not part of any REMIC created hereunder and any payments to the Offered Certificates of WAC Excess and will not be payments with respect to a "regular interest" in a REMIC within the meaning of Code Section 860G(a)(1). The REMIC Administrator, on behalf of the Trustee, shall account for the rights of the Offered Certificates to received payments from the Supplemental Interest Reserve Fund as contractual rights that are property that the trustee holds separate and apart from each regular interest to which they relate. This obligation is intended to satisfy the requirements of Treasury regulation section 1.860G-2(i) and shall be interpreted and applied consistent with such regulation.

                                   ARTICLE IX

                                THE CERTIFICATES

      SECTION 9.01. The Certificates.

      The Class A-1, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-5 Certificates, the Class A-6 Certificates, the Class M-1 Certificates, the Class M-2 Certificates, the Class B Certificates, the Class A-IO Certificates, the Class X-IO Certificates and the Class R Certificates shall be in substantially the forms set forth in Exhibits A-1, A-2, A-3, A-4, A-5, A-6, A-7, A-8, A-9, A-10, B and C hereof, respectively.

      The Certificates shall be authenticated by manual signature on behalf of the Trustee by a duly authorized Responsible Officer or authorized signatory at the written request of the Depositor. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless such Certificate has been authenticated by manual signature in accordance with this Section, and such signature upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication, except for those Certificates authenticated on the Closing Date, which shall be dated the Closing Date.

      SECTION 9.02. Registration of Transfer and Exchange of Certificates.

      (a) The Trustee shall keep at the office or agency to be maintained in accordance with Section 12.02 a "Certificate Register" in which the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee initially appoints itself to be the "Certificate Registrar" and transfer agent for the purpose of registering Certificates and transfers and exchanges of Certificates as provided herein. Promptly after the Closing Date the Trustee will give the Master Servicer, in writing, the names of all Private Certificateholders and the Trustee will give the Master Servicer, prompt written notice of any change in the Private Certificateholders. The Trustee will give prompt written notice to Certificateholders and the Master Servicer of any change in the Certificate Registrar.

      (b) No transfer, sale, pledge or other disposition of any Private Certificate or any interest therein (including any transfer by a Certificateholder of any interest in a Book-Entry

Certificate) shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act and effective registration or qualification under applicable state securities laws or is made in a transaction that does not require such registration or qualification. Until such time as the Private Certificates shall be registered pursuant to a registration statement filed under the Securities Act and the Private Certificates shall bear a legend to the effect set forth in the preceding sentence.

      In the event that registration of a transfer of a Private Certificate or any interest therein (including any transfer by a Certificateholder of any interest in a Book-Entry Certificate) is to be made in reliance upon the exemption from registration under the Securities Act contained in Rule 144A, such transfer shall be made only to a Qualified Institutional Buyer which is aware that the transfer of such Certificate is being made in reliance on Rule 144A and is acquiring such Certificate for its own account or for the account of a Qualified Institutional Buyer, as the case may be, and such transferee shall be deemed to have represented that the foregoing is true and correct and that such transferee understands that such Certificates have not been and will not be registered under the Securities Act and may not be reoffered, resold, pledged or otherwise transferred except (A) to a person who such transferee reasonably believes is a Qualified Institutional Buyer in a transaction meeting the requirements of Rule 144A and (B) in accordance with all applicable securities laws of the states of the United States.

      In the event that registration of a transfer of a Private Certificate or any interest therein (including any transfer by a Certificateholder of any interest in a Book-Entry Certificate) is to be made in reliance upon an exemption from registration under the Securities Act (other than the exemption from registration contained in Rule 144A) and applicable state securities laws in order to assure compliance with the Securities Act, the transferor or the transferee shall deliver to the Trustee and the Master Servicer an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Securities Act (other than the exemption from registration contained in Section 3(a)(2) thereof).

      The Holder of a Private Certificate desiring to effect a transfer of such Certificate shall, and does hereby agree to, indemnify the Trustee, the Depositor and the Master Servicer against any liability that may result if such transfer is not so exempt or is not made in accordance with such federal and state laws.

      Neither the Master Servicer, the Depositor, the Certificate Registrar, the Paying Agent, the Seller nor the Trustee is obligated to register the Private Certificates under the Securities Act or under any state securities laws.

      Prospective transferors of Private Certificates (or Book-Entry Certificates), and prospective transferees of Certificates (or Book-Entry Certificates) that are Qualified Institutional Buyers buying Certificates in reliance upon Rule 144A may request from the Master Servicer information regarding the Trust and the Trust assets. Within five (5) Business Days of any such request, the Master Servicer shall deliver to any such prospective transferor or transferee (i) a copy of each Monthly Report delivered to Certificateholders since the first Distribution Date pursuant to Section 6.05,
(ii) information relating to the Sellers, the Master Servicer, the Mortgage Loans and this Agreement substantially in the form of the Base

Prospectus and the Prospectus Supplement and (iii) such other information as may be required to comply with Rule 144A and any interpretation thereof.

      (c) As a condition to the registration of any Transfer of any Private Certificate, the prospective transferee shall deliver to the Certificate Registrar and the Trustee a certificate substantially in the form attached hereto as Exhibit I (a "Private Certificate Transferee Letter") or shall supply other evidence to the same effect satisfactory to the Master Servicer.

      (d) Each Person who has or who acquires any Ownership Interest in a Class R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably appointed the Master Servicer as its attorney-in-fact to negotiate the terms of any mandatory sale under clause (vi) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale, and the rights of each Person acquiring any Ownership Interest in a Class R Certificate are expressly subject to the following provisions:

            (i) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall be a Permitted Transferee and shall promptly notify the Master Servicer of any change or impending change in its status as a Permitted Transferee.

            (ii) No Ownership Interest in a Class R Certificate may be Transferred without the express written consent of the Master Servicer, and the Trustee shall not register the Transfer of any Class R Certificate without such consent with respect to any proposed Transfer. In connection with any proposed Transfer of any Ownership Interest in a Class R Certificate, the Master Servicer shall, as a condition to such consent, require delivery to it, form and substance satisfactory to it, and the proposed Transferee shall deliver to the Master Servicer and the Trustee, the following:

                  (A) an affidavit (a "Transfer Affidavit") of the proposed
            Transferee, in the form attached as Exhibit H hereto, that it is not a "disqualified organization" within the meaning of Section 860E(e)(5) of the Code, and that the proposed Transferee is not acquiring its Ownership Interest in the Class R Certificate as a nominee, trustee or agent for, or for the benefit of, any Person who is not a Permitted Transferee; and

                  (B) an express agreement by the proposed Transferee to be
            bound by and to abide by the provisions of this Section and the restrictions noted on the face of the Class R Certificates.

            (iii) Notwithstanding the delivery of a Transfer Affidavit by a proposed Transferee under clause (ii) above, if the Master Servicer has actual knowledge that the Transfer Affidavit is false, no Transfer of an Ownership Interest in a Class R Certificate to such proposed Transferee shall be effected.

            (iv) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall agree (A) to require a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest in a Class R Certificate and (B) not to Transfer its Ownership Interest in a Class R Certificate or to cause the Transfer of an Ownership Interest in a Class R Certificate to any other Person if it has actual knowledge that such Transfer Affidavit is false.

            (v) Any attempted or purported Transfer of any Ownership Interest in a Class R Certificate in violation of the provisions of this Section shall be absolutely null and void and shall vest no rights in the purported Transferee. If any purported Transferee shall become a Holder of a Class R Certificate in violation of the provisions of this Section, then, upon discovery by or due notification of the Trustee that the registration of Transfer of such Class R Certificate was not in fact permitted by this Section, the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of Transfer of such Class R Certificate. The Trustee shall be under no liability to any Person for any registration of transfer of a Class R Certificate that is in fact not permitted by this Section or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Transfer was registered with the express prior written consent of the Master Servicer. The Trustee shall be entitled but not obligated to recover from any Holder of a Class R Certificate that was in fact not a Permitted Transferee at the time it became a Holder or, at such subsequent time as it became other than a Permitted Transferee, all payments made on such Class R Certificate at and after either such time. Any such payments so recovered by the Trustee shall be paid and delivered by the Trustee to the last preceding Permitted Transferee of such Certificate.

            (vi) If any purported Transferee shall become a Holder of a Class R Certificate in violation of the restrictions in this Section, then the Master Servicer shall have the right without notice to the Holder or any prior Holder of such Class R Certificate, to sell such Class R Certificate to a purchaser selected by the Master Servicer on such terms as the Master Servicer may choose. Such purchaser may be the Master Servicer itself or any Affiliate of the Master Servicer. The proceeds of such sale, net of commissions (which may include commissions payable to the Master Servicer or its Affiliates), expenses and taxes due, if any, will be remitted by the Master Servicer to the last preceding Permitted Transferee of such Class R Certificate, except that in the event that the Master Servicer determines that the Holder or any prior Holder of such Class R Certificate may be liable for any amount due under this Section or any other provision of this Agreement, the Master Servicer may withhold a corresponding amount from such remittance as security for such claim. The terms and conditions of any sale under this clause (vi) shall be determined in the sole discretion of the Master Servicer, and it shall not be liable to any Person having an Ownership Interest in a Class R Certificate as a result of its exercise of such discretion.

      Upon notice to the Master Servicer that any legal or beneficial interest in any portion of a Class R Certificate has been transferred, either directly or indirectly to any person that is not a Permitted Transferee or an agent (including a broker, nominee, or middleman) of such Transferee in contravention of the foregoing restrictions, the Master Servicer agrees to furnish to the Internal Revenue Service and to the transferor of such Class R Certificate or such agent such information necessary to the application of Section 860E(e) of the Code as may be required by the Code or any regulations or administrative pronouncements thereunder, including but not limited to the present value of the total anticipated excess inclusions with respect to such Class R Certificate (or portion thereof) for periods after such transfer. At the election of the Master Servicer, the Master Servicer may charge a reasonable fee for computing and furnishing such information to the transferor or to such agent referred to above; however, the Master Servicer shall in no event be excused from furnishing such information to the Internal Revenue Service. The foregoing restrictions on transfer contained in this Section 9.02(d) shall cease to apply to Transfers occurring on or after the date on which there shall have been delivered to the Trustee, the Depositor and the Master Servicer, in form and substance satisfactory to the Master Servicer, an Opinion of Counsel that eliminating such restrictions will not cause any of the REMICs to fail to qualify as a REMIC at any time while the Certificates are outstanding.

      (e) At the option of a Certificateholder, Certificates may be exchanged for other Certificates of the same Class of authorized denominations of the same aggregate denomination, upon surrender of the Certificates to be exchanged at such office. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute and deliver on behalf of the Trust, and the Trustee shall authenticate, the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall be duly endorsed by, or shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder thereof or his or her attorney duly authorized in writing.

      (f) Except as provided in paragraph (g) below the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of the Offered Certificates may not be transferred by the Trustee except to another Depository; (ii) the Depository shall maintain book-entry records with respect to the Certificateholders and with respect to ownership and transfers of such Offered Certificates; (iii) ownership and transfers of registration of the Offered Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Trustee shall deal with the Depository, Depository Participants and indirect participating firms as representatives of the Certificateholders of the Offered Certificates for purposes of exercising the rights of Holders under this Agreement, and requests and directions for and votes of such representatives shall not be deemed to be inconsistent if they are made with respect to different Certificateholders; and (vi) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and persons shown on the books of such indirect participating firms as direct or indirect Certificateholders.

      All transfers by Certificateholders of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificateholder. Each Depository Participant shall only transfer Book-Entry Certificates of Certificateholders it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

      (g) If (x)(i) the Depositor or the Depository advises the Trustee in writing that the Depository is no longer willing or able properly to discharge its responsibilities as Depository, and (ii) the Trustee or the Depositor is unable to locate a qualified successor, or (y) the Depositor at its sole option advises the Trustee in writing that it elects to terminate the book-entry system through the Depository, the Trustee shall notify all Certificateholders, through the Depository, of the occurrence of any such event and of the availability of definitive, fully registered Offered Certificates (the "Definitive Certificates") to Certificateholders requesting the same. Upon surrender to the Trustee of the Offered Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Trustee shall issue the Definitive Certificates. Neither the Depositor nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates and the Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

      (h) On or prior to the Closing Date, there shall be delivered to the Depository one Class A-1 Certificate, one Class A-IO Certificate, one Class A-2 Certificate, one Class A-3 Certificate, one Class A-4 Certificate, one Class A-5 Certificate, one Class A-6 Certificate, one Class M-1 Certificate, one Class M-2 Certificate and one Class B Certificate, each in registered form registered in the name of the Depository's nominee, Cede & Co., the total face amount of which represents 100% of the Certificate Principal Balance or Notional Amount as of the Closing Date of each Offered Certificate. If, however, the aggregate principal or notional amount of a Class of Offered Certificates exceeds $400,000,000, one Offered Certificate will be issued with respect to each $400,000,000 of principal or notional amount and an additional Certificate of such Class or Classes will be issued with respect to any remaining principal or notional amount. Each such Offered Certificate registered in the name of the Depository's nominee shall bear the following legend:

      "Unless this Certificate is presented by an authorized representative of The Depository Trust Company to the Trustee or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of the Depository Trust Company), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein."

      (i) No transfer of a Private Certificate shall be made unless the Trustee shall have received either: (i) a representation letter from the transferee of such Private Certificate, acceptable to and in form and substance satisfactory to the Trustee (which may be combined with the investment letter required by subsection (b) above), to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA nor a plan or other arrangement subject to Section 406 of ERISA nor a plan or other arrangement subject to
Section 4975 of the Code (collectively, a "Plan"), nor is acting on behalf of any Plan nor using the assets of any Plan to effect such transfer or (ii) in the event that any Private Certificate is purchased by a Plan, or by a person or entity acting on behalf of any Plan or using the assets of any Plan to effect such transfer (including the assets of any Plan held in an insurance company separate or general account), an Opinion of Counsel, acceptable to and in form and substance satisfactory to the Trustee, which Opinion of Counsel shall be at the expense of the transferee and shall not be at the expense of either the Depositor, the Trustee or the Trust Estate, to the effect that the purchase or holding of any Private Certificates will not result in any non-exempt prohibited transaction under ERISA and/or Section 4975 of the Code, and will not subject the Trustee to any obligation or liability in addition to those expressly undertaken under this Agreement. Notwithstanding anything else to the contrary herein, any purported transfer of a Certificate to or on behalf of any Plan without the delivery to the Trustee of an Opinion of Counsel as described above shall be null and void and of no effect.

      (j) Notwithstanding anything to the contrary contained in this Section 9.02, the Class R Certificates and Class X-IO Certificates may be transferred to The CIT GP Corporation III, without regard to Section 9.02(c) above.

      SECTION 9.03. No Charge; Disposition of Void Certificates.

      No service charge shall be made to a Certificateholder for any transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates. All Certificates surrendered for transfer and exchange shall be disposed of in a manner approved by the Trustee.

      SECTION 9.04. Mutilated, Destroyed, Lost or Stolen Certificates.

      If (a) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (b) there is delivered to the Certificate Registrar and the Trustee such security or indemnity as may be required by each to save each of them harmless, then in the absence of notice to the Certificate Registrar or the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee shall authenticate, and the Trustee shall execute and deliver on behalf of the Trust, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and same denomination. Upon the issuance of any new Certificate under this Section 9.04, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. Any duplicate Certificate issued pursuant to this Section 9.04 shall constitute complete and indefeasible evidence of ownership of the Percentage Interest evidenced thereby, as if originally issued, whether or not the destroyed, lost or stolen Certificate shall be found at any time.

      SECTION 9.05. Persons Deemed Holders.

      Prior to due presentation of a Certificate for registration of transfer, the Master Servicer, the Depositor, the Trustee, the Paying Agent and the Certificate Registrar may treat the person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving remittances pursuant to Section 8.01 and for all other purposes whatsoever, and none of the Master Servicer, the Depositor, the Trustee, the Certificate Registrar, the Paying Agent or any agent of the Master Servicer, the Depositor, the Trustee, the Paying Agent or the Certificate Registrar shall be affected by notice to the contrary.

      SECTION 9.06. Access to List of Certificateholders' Names and Addresses.

      The Certificate Registrar will furnish to the Trustee, the Master Servicer and the Depositor within five Business Days after receipt by the Certificate Registrar of a request therefor from the Trustee, the Master Servicer or the Depositor, in writing, a list, in such form as the Trustee, the Master Servicer or the Depositor may reasonably require, of the names and addresses of the Certificateholders as of the most recent Record Date. If three or more Holders of Certificates or Holders of Certificates evidencing, as to any Class, Percentage Interests aggregating 25% or more (hereinafter referred to as "Applicants") apply in writing to the Trustee, and such application states that the Applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such Applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, afford such Applicants access during normal business hours to the most recent list of Certificateholders held by the Trustee. If such list is as of a date more than ninety (90) days prior to the date of receipt of such Applicants' request, the Trustee shall promptly request from the Certificate Registrar a current list as provided above, and shall afford such Applicants access to such list promptly upon receipt. Every Certificateholder, by receiving and holding a Certificate, agrees with the Certificate Registrar and the Trustee that none of the Depositor, the Master Servicer, the Certificate Registrar or the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was derived.

      SECTION 9.07. Authenticating Agents.

      The Trustee may appoint one or more Authenticating Agents with power to act on its behalf and subject to its direction in the authentication of the Certificates. For all purposes of this Agreement, the authentication of Certificates by the Authenticating Agent pursuant to this Section shall be deemed to be the authentication of Certificates "by the Trustee."

                                   ARTICLE X

                                   INDEMNITIES

      SECTION 10.01. Liabilities to Mortgagors.

      No liability to any Mortgagor under any of the Mortgage Loans arising out of any act or omission to act of the Master Servicer in servicing the Mortgage Loans prior to the Closing Date is intended to be assumed by the Depositor, the Trust, the Trustee or the Certificateholders under or as a result of this Agreement and the transactions contemplated hereby and, to the maximum extent permitted and valid under mandatory provisions of law, the Depositor, the Trust, the Trustee and the Certificateholders expressly disclaim such assumption.

      SECTION 10.02. Tax Indemnification.

      CIT Consumer Finance will pay, and shall indemnify, defend, and hold harmless the Trustee, the Trust, and the Certificateholders from and against, any taxes that may at any time be asserted with respect to, and as of the date of, the transfer of the Mortgage Loans to the Trust, including, without limitation, any sales, gross receipts, personal or real property, privilege or license taxes (but not including any federal, state or other taxes arising out of the creation of the Trust and the issuance of the Certificates or distributions with respect thereto) and costs, expenses and reasonable counsel fees in defending against the same.

      SECTION 10.03. Master Servicer's Indemnities.

      The Master Servicer (excepting the Trustee if it is Master Servicer) will indemnify, defend, and hold harmless the Trustee, the Custodian, the Paying Agent, the Trust, and the Certificateholders from and against any and all costs, expenses, losses, claims, damages, and liabilities to the extent that such cost, expense, loss, claim, damage, or liability arose out of, or was imposed upon such Persons, through the willful misfeasance, negligence, or bad faith of the Master Servicer in the performance of its duties under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement.

      The Master Servicer (excepting the Trustee if it is Master Servicer) will indemnify, defend, and hold harmless from and against, and pay to the Trustee all costs, expenses, losses, claims, damages, and liabilities arising out of or incurred in connection with the acceptance or performance of the trusts and duties contained in this Agreement in accordance with the terms and conditions herein, except to the extent that such cost, expense, loss, claim, damage or liability: (a) shall be due to the willful misconduct, gross negligence or bad faith of the Trustee; (b) relates to any tax other than the taxes with respect to which the Master Servicer shall be required to indemnify the Trustee pursuant to this Agreement; (c) shall arise from the Trustee's breach of any of its representations or warranties set forth in this Agreement; or (d) shall arise out of or be incurred in connection with the acceptance or performance by the Trustee of the duties of successor Master Servicer hereunder.

      SECTION 10.04. Operation of Indemnities.

      The indemnification provided under this Article shall include reasonable fees and expenses of counsel; provided that the Master Servicer shall only be required to pay the fees and expenses of one counsel, selected by the related indemnitee and reasonably satisfactory to Master Servicer, in any single litigation (or related proceedings); provided further, however, if the Trustee obtains the written advice of counsel (of national reputation) that it may have conflicting claims with another indemnitee or the Master Servicer or its interests may be adverse to another indemnitee or the Master Servicer, then the Master Servicer shall pay for the cost of one law firm of national reputation selected by the Trustee, and approved by the Master Servicer (which approval shall not be unreasonably withheld). If the Master Servicer shall have made any indemnity payments pursuant to this Agreement and the recipient thereafter collects any of such amounts from others, the recipient will promptly repay such amounts to the Master Servicer and/or the Depositor, without interest. The indemnities under this Agreement shall survive the resignation or removal of the Trustee, or the termination of this Agreement.

      SECTION 10.05. CIT Consumer Finance Indemnification.

      CIT Consumer Finance will pay, and shall indemnify, defend, and hold harmless the Trustee and the Trust from and against any and all costs, expenses, losses, claims, damages, and liabilities imposed upon the Trust arising out of or based upon a breach of a representation or warranty made by CIT Consumer Finance hereunder.

                                   ARTICLE XI

                                   THE TRUSTEE

      SECTION 11.01. Duties of Trustee.

      The Trustee, prior to the occurrence of an Event of Termination and after the curing of all Events of Termination which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Termination has occurred (which has not been cured), the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

      The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform as to form to the requirements of this Agreement but shall have no duty to verify the factual content therein, including mathematical calculations.

      Subject to Section 11.03, no provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

      (a) Prior to the occurrence of an Event of Termination, and after the curing of all such Events of Termination which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

      (b) The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

      (c) The Trustee shall not be (i) personally liable for any action taken, suffered or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement and (ii) answerable or accountable under any circumstances except for its own negligence or willful misconduct;

      (d) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders of 25% or more of the Certificates relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement;

      (e) The Trustee shall not be charged with knowledge of any event referred to in Section 7.01 unless a Responsible Officer of the Trustee at the Corporate Trust Office obtains actual knowledge of such event or fact or the Trustee receives written notice of such event or fact from the Master Servicer or the Holders of 25% or more of the Certificates; and

      (f) The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. None of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of CIT Consumer Finance, the Depositor or the Master Servicer under this Agreement, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Master Servicer in accordance with the terms of this Agreement.

      SECTION 11.02. Certain Matters Affecting the Trustee.

      Except as otherwise provided in Section 11.01:

      (a) The Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of a Servicing Officer, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

      (b) The Trustee may consult with counsel and any opinion of any counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such opinion of counsel;

      (c) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; provided, however, that nothing contained herein shall relieve the Trustee of the obligations, upon the occurrence of an Event of Termination (which has not been cured), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

      (d) Prior to the occurrence of an Event of Termination and after the curing of all Events of Termination which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Holders of 25% or more of the Certificates; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such cost, expense or liability as a condition to so proceeding. The reasonable expense of every such examination shall be paid by the Master Servicer or, if paid by the Trustee, shall be reimbursed by the Master Servicer upon demand;

      (e) The Trustee may execute any of the trusts or powers hereunder or perform by duties hereunder either directly or by or through agents, attorneys or independent contractors and shall not be liable for any acts or omissions of such agents, attorneys or independent contractors if appointed by it with due care hereunder; and

      (f) The Trustee shall have no liability for any acts or omissions of CIT Consumer Finance as REMIC Administrator and the appointment of CIT Consumer Finance to act as REMIC Administrator shall be deemed to have been made with due care on the part of the Trustee.

      SECTION 11.03. Trustee Not Liable for Certificates or Mortgage Loans.

      The Trustee assumes no responsibility for the correctness of the recitals contained herein or in the Certificates (other than the Trustee's authentication thereof). The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates (other than its authentication or execution thereof) or of any Mortgage Loan, File or related document. The Trustee shall not be accountable for the use or application by the Master Servicer or the Depositor of funds paid to CIT Consumer Finance in consideration of conveyance of the Mortgage Loans to the Depositor by CIT Consumer Finance or deposited in or withdrawn from the Certificate Account by the Master Servicer.

      SECTION 11.04. Rights of Certificateholders to Direct Trustee and to Waive Events of Termination.

      Holders of the Offered Certificates evidencing Percentage Interests aggregating 25% or more shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee; provided, however, that, subject to Section 11.01, the Trustee shall have the right to decline to follow any such direction if the Trustee being advised by counsel determines that the action so directed may not lawfully be taken, or if the Trustee in good faith shall, by a Responsible Officer or Officers of the Trustee, determine that the proceedings so directed would be illegal or involve it in personal liability or be unduly prejudicial to the rights of Certificateholders not parties to such direction. Notwithstanding the above in this Section 11.04, the Trustee shall not be required to act unless and until it has been provided with an indemnity or security reasonably satisfactory to it; provided further that nothing in this Agreement shall impair the right of the Trustee to take any action deemed proper by the Trustee and which is not inconsistent with such direction by the Certificateholders; and provided further that the Trustee shall instead follow the directions of the Holders of the Offered Certificates and Private Certificates evidencing Percentage Interests (other than the Class X-IO and Class R Certificates) aggregating 51% or more whenever it receives conflicting directions from the Certificateholders. Holders of the Offered Certificates and Private Certificates evidencing Percentage Interests (other than the Class X-IO and Class R Certificates) aggregating 51% or more may on behalf of Certificateholders waive any past Event of Termination hereunder and its consequences, except a default in respect of a covenant or provision hereof which under Section 12.07 cannot be modified or amended without the consent of all Certificateholders, and upon any such waiver, such Event of Termination shall cease to exist and shall be deemed to have been cured for every purpose of this Agreement; but no such waiver shall extend to any subsequent or other Event of Termination or impair any right consequent thereon.

      SECTION 11.05. Master Servicer to Pay Trustee's Fees and Expenses.

      The Master Servicer agrees:

            (a) that the Master Servicer shall pay to the Trustee such compensation for all services rendered by it hereunder as agreed by the Trustee and the Master Servicer (which compensation is set forth in a prior agreement between the Master Servicer and the Trustee which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

            (b) except as otherwise expressly provided herein, that the Master Servicer shall reimburse the Trustee, to the extent requested by the Trustee, for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of it agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

            (c) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the Trust and its duties hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of the Trustee's powers or duties hereunder.

      The covenants in this Section 11.05 shall be for the benefit of the Trustee in each of its capacities and roles hereunder, including Trustee, Paying Agent, Custodian, Certificate

Registrar and, if it is so acting, REMIC Administrator hereunder, and shall survive the termination of this Agreement.

      SECTION 11.06. Eligibility Requirements for Trustee.

      The Trustee hereunder shall at all times be a corporation or a national banking association having its principal office in a state and city acceptable to the Depositor and organized and doing business under the laws of the United States of America or any State, authorized under such laws to exercise corporate trust powers, and shall have a combined capital and surplus of at least $50,000,000 or shall be a member of a bank holding system the aggregate combined capital and surplus of which is $50,000,000 and the Trustee shall be subject to supervision and examination by a federal or state authority having jurisdiction over depositary institutions. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of a supervising or examining authority, then for the purposes of this Section 11.06, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In addition, the Trustee shall at all times have a long-term deposit rating of at least Baa3 and BBB, by Moody's and Standard & Poor's, respectively, or a short-term debt rating of at least P-3 and A-3 by Moody's and Standard & Poor's, respectively, or as such Rating Agency shall otherwise deem acceptable. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 11.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 11.07.

      SECTION 11.07. Resignation or Removal of Trustee.

      The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Master Servicer, the Depositor and the Rating Agencies. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to each of the Master Servicer and the Depositor and one copy to the successor Trustee. If no successor Trustee shall have been so appointed and shall have accepted appointment within thirty (30) days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

      If, at any time, the Trustee shall cease to be eligible in accordance with the provisions of Section 11.06 and shall fail to resign after written request therefor by the Depositor, or if at any time the Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Trustee. If the Depositor shall have removed the Trustee under the authority of the immediately preceding sentence, the Depositor shall promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor Trustee. Upon appointment of any successor Trustee, the Trustee being replaced shall change the name of the Certificate Account to the name of such successor Trustee.

      Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 11.07 shall not become effective until acceptance of appointment by the successor Trustee as provided in Section 11.08.

      SECTION 11.08. Successor Trustee.

      Any successor Trustee appointed as provided in Section 11.07 shall execute, acknowledge and deliver to the Master Servicer, the Depositor and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee. The Master Servicer, the Depositor and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties and obligations.

      No successor Trustee shall accept appointment as provided in this Section
11.08 unless at the time of such acceptance such successor Trustee shall be eligible under the provisions of Section 11.06.

      Upon acceptance of appointment by a successor Trustee as provided in this
Section 11.08, the Master Servicer shall cause notice of the succession of such Trustee hereunder to be mailed to each Certificateholder at their addresses as shown in the Certificate Register. If the Master Servicer fails to mail such notice within ten days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of the Master Servicer.

      SECTION 11.09. Merger or Consolidation of Trustee.

      Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to the corporate trustee business of the Trustee, shall be the successor of the Trustee hereunder, provided such Person shall be eligible under the provisions of Section 11.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

      SECTION 11.10. [Reserved]

      SECTION 11.11. Separate Trustees and Co-Trustees.

      The Master Servicer and the Trustee, where applicable, shall have the power from time to time to appoint one or more persons or corporations to act either as co-trustees jointly with the Trustee, or as separate trustees, or as custodians, for the purpose of conforming to any legal requirement, restriction or condition (i) with respect to the holding of the Mortgage Loans or the Files or (ii) with respect to the enforcement of a Mortgage Loan in any state in which a Mortgaged Property is located or in any state in which any portion of the Trust is located. The separate trustees, co-trustees, or custodians so appointed shall be trustees or custodians for the benefit of all Certificateholders and shall, subject to the provisions of the following paragraph, have such power, rights and remedies as shall be specified in the instrument of appointment; provided, however, that no such appointment shall, or shall be deemed to, constitute the appointee an agent of the Trustee.

      Every separate trustee, co-trustee and custodian shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

            (a) all powers, duties, obligations and rights conferred upon the Trustee in respect of the receipt, custody and payment of moneys shall be exercised solely by the Trustee;

            (b) all other rights, powers, duties and obligations conferred or imposed upon the Trustee, to the extent also imposed upon such separate trustees, co-trustees or custodians, shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee, co-trustee, or custodian jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including holding of the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee, co-trustee, or custodian;

            (c) no separate trustee, co-trustee or custodian hereunder shall be personally liable by reason of any act or omission of any other separate trustee, co-trustee or custodian hereunder; and

            (d) the Master Servicer may at any time accept the resignation of or remove any separate trustee, co-trustee or custodian, so appointed by it.

      If any separate trustee, co-trustee or custodian shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee or custodian. The reasonable fees and expenses of any such separate trustee, co-trustee or custodian shall be treated as additional fees and expenses of the Trustee subject to Section 11.05 and payable by the Master Servicer if and only to the extent the Master Servicer shall have consented in writing to his or its appointment, which consent shall not be unnecessarily withheld.

      SECTION 11.12. Trustee May Own Certificates.

      The Trustee in its individual or other capacity may become the owner or pledgee of Certificates representing less than all the beneficial interest in the Trust with the same rights as it would have if it were not Trustee.

      SECTION 11.13. Agents of Trustee.

      To the extent not prohibited by law and not inconsistent with the terms of this Agreement (including, without limitation, Section 11.11), the Trustee may, with the prior consent of the Master Servicer, appoint one or more agents to carry out ministerial matters on behalf of the Trustee under this Agreement.

                                   ARTICLE XII

                                  MISCELLANEOUS

      SECTION 12.01. Master Servicer Not To Resign.

      The Master Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that the performance of its duties hereunder is no longer permissible under this Agreement or applicable law. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel for the Master Servicer to such effect delivered to the Trustee. No such resignation shall become effective until the Trustee or a successor Master Servicer shall have assumed the responsibilities and obligations of the Master Servicer in accordance with
Section 7.03.

      SECTION 12.02. Maintenance of Office or Agency.

      The Trustee will maintain, at its own expense, an office in New York City. Such offices are currently located at 101 Barclay Street, Floor 8 West, New York, New York 10286. The Trustee will give prompt written notice to Certificateholders of any change in the location of the Certificate Register or any such office or agency.

      SECTION 12.03. Termination.

      (a) Subject to the other provisions of this Section, the respective obligations and responsibilities of the Depositor, the Master Servicer and the Trustee created hereby (other than the obligation of the Trustee to make certain payments after the Final Distribution Date to Certificateholders and the obligation of the Master Servicer to send certain notices as hereinafter set forth) shall terminate upon the last action required to be taken by the Trustee on the Distribution Date pursuant to this Section 12.03 following the earlier of: (i) the purchase by the Master Servicer on any Distribution Date of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust pursuant to Section 8.03(b), (ii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust or the disposition of all property acquired upon repossession of any Mortgaged Property and (iii) the Latest Possible Maturity Date; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

      (b) Notice of any termination, specifying the Final Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Certificateholders may surrender their Certificates to the Trustee for payment of the final distribution and cancellation, shall be given promptly by the Master Servicer (if the Depositor or the Master Servicer is exercising its right to purchase the assets of the Trust) or by the Trustee (in any other case) by letter to Certificateholders mailed out not earlier than the 15th day and not later than the 25th day of the month (or, in the case of final payment of liquidation of the last Mortgage Loan remaining in the Trust, as promptly as practicable after receipt of such final payment or liquidation) next preceding the month of such final distribution specifying (i) the Final Distribution Date upon which final payment of the Certificates will be made upon presentation and surrender of the Certificates at the office or agency of the Trustee therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office or agency of the Trustee herein specified. Such notice shall provide that, in addition to any other office or agency of the Trustee designated therein, the presentation and surrender of Certificates as aforesaid may occur at an office or agency of the Trustee in New York City specified therein. If the Master Servicer is obligated to give notice to Certificateholders as aforesaid, it shall give such notice to the Trustee, the Certificate Registrar and to the Rating Agencies at the time such notice is given to Certificateholders. In the event such notice is given by the Master Servicer or the Master Servicer shall deposit in the Certificate Account on or before the Final Distribution Date in immediately available funds an amount equal to the purchase price for the assets of the Trust computed as above provided.

      (c) Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed any unpaid Certificate Principal Balance and unpaid interest payable to the Certificateholders, in accordance with written instructions from the Master Servicer, and in accordance with the priorities set forth in Section 8.03(c).

      (d) In the event that all of the Certificateholders shall not surrender their Certificates for final payment and cancellation on or before the Final Distribution Date, the Trustee shall on such date cause all funds in the Certificate Account not distributed in final distribution to Certificateholders to be withdrawn therefrom and credited to the remaining Certificateholders by depositing such funds in a separate escrow account for the benefit of such Certificateholders, and the Master Servicer (if the Master Servicer exercised its right to purchase the assets of the Trust) or the Trustee (in any other case) shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If, within one year after the second notice, all the Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds on deposit in such escrow account.

      (e) Upon any termination pursuant to this Section, the Trust shall be terminated in accordance with the following additional requirements, unless the Trustee has received an Opinion of Counsel to the effect that the failure of the Trust to comply with the requirements of this Section will not (i) result in the imposition of taxes on "prohibited transactions" of the Trust as described in
Section 860F of the Code, or (ii) cause any of the

REMICs to fail to qualify as a REMIC at any time that any Offered Certificates or Private Certificates are outstanding:

            (i) Within ninety (90) days prior to the Final Distribution Date set forth in the notice given by the Master Servicer or the Trustee under this Section, the Master Servicer shall prepare and the Trustee shall execute a plan of complete liquidation of the Trust; and

            (ii) At or after the time of adoption of such a plan of complete liquidation and at or prior to the Final Distribution Date, the Master Servicer as agent of the Trustee shall sell all of the assets of the Trust to the Depositor or the Master Servicer as the case may be, for cash.

      SECTION 12.04. Acts of Certificateholders.

      (a) Except as otherwise specifically provided herein, whenever Certificateholder approval, authorization, direction, notice, consent, waiver, or other action is required hereunder, such approval, authorization, direction, notice, consent, waiver or other action shall be deemed to have been given or taken on behalf of, and shall be binding upon, all Certificateholders if agreed to by Holders of Certificates (other than the Class X-IO and Class R Certificates) of the specified Class or Classes evidencing, as to each such Class, Percentage Interests aggregating 51% or more.

      (b) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by agent duly appointed in writing; and except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where required, to the Master Servicer. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and (subject to Section 11.01) conclusive in favor of the Trustee, the Master Servicer and the Depositor if made in the manner provided in this Section.

      (c) The fact and date of the execution by any Certificateholder of any such instrument or writing may be proved in any reasonable manner which the Trustee deems sufficient.

      (d) The ownership of Certificates shall be proved by the Certificate Register.

      (e) Any request, demand, authorization, direction, notice, consent, waiver or other act by a Certificateholder shall bind every Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, or omitted to be done by the Trustee, the Master Servicer or the Depositor in reliance thereon, whether or not notation of such action is made upon such security.

      (f) The Trustee may require such additional proof of any matter referred to in this Section as it shall deem necessary.

      SECTION 12.05. Calculations.

      Except as otherwise provided in this Agreement, all interest rate and basis point calculations under this Agreement will be made on the basis of a 360-day year consisting of twelve thirty-day months and will be carried out to at least three decimal places.

      SECTION 12.06. Assignment or Delegation by the Master Servicer; Merger or Consolidation of the Depositor, CIT Consumer Finance or the Master Servicer.

      Except as specifically authorized hereunder, and except for its obligations as Master Servicer, in respect of which a transfer thereof is dealt with under Article VII, the Master Servicer may not assign or delegate any of its rights or obligations hereunder, except its right to receive any fees pursuant to this Agreement, absent the prior written consent of Holders of Certificates (other than the Class X-IO and Class R Certificates) of each Class evidencing, as to each such Class, Percentage Interests aggregating 66-2/3% or more, and any attempt to do so without such consent shall be void. Notwithstanding the foregoing, CIT Consumer Finance may not delegate its obligation to repurchase Mortgage Loans under Section 3.05 or 4.03.

      Notwithstanding the foregoing, any person into which the Depositor, CIT Consumer Finance or the Master Servicer may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Depositor, CIT Consumer Finance or the Master Servicer shall be a party, or any Person succeeding to the business of the Depositor, CIT Consumer Finance or the Master Servicer, shall be the successor of the Depositor, CIT Consumer Finance or the Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to the Master Servicer shall satisfy the criteria set forth in the definition of an Eligible Master Servicer. Each of CIT Consumer Finance, the Depositor and the Master Servicer shall promptly notify the Rating Agencies of any such merger to which it is a party.

      Neither the Depositor nor the Master Servicer, nor any of the directors, officers, employees or agents of the Depositor or the Master Servicer, shall be under any liability to the Trustee or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Master Servicer or any such person against any breach of warranties or representations made herein, or failure to perform its or his obligations in compliance with any standard of care set forth in this Agreement, or any liability which otherwise would be imposed by reason of any breach of the terms and conditions of this Agreement. The Depositor, the Master Servicer and any director, officer, employee or agent of the Depositor may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. Neither the Depositor nor the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal action, which arises under this Agreement and which in its opinion may involve it in any expenses or liability; provided, however, that the Depositor or the Master Servicer may in its discretion undertake any such action which it may deem necessary or desirable to in respect of this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders thereunder and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities payable from the Certificate Account and the Depositor and the Master Servicer shall be entitled to be reimbursed therefor out of the Certificate Account.

      SECTION 12.07. Amendment.

      (a) This Agreement may be amended from time to time by agreement of the Trustee and the Master Servicer at any time, without the consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provisions herein which may be inconsistent with any other provisions herein,
(iii) to add to the duties of either of the Sellers, Trustee or the Master Servicer, (iv) to make such changes as are necessary to maintain the status of any of the REMICs created under this Agreement as a REMIC; provided that the Trustee has received an Opinion of Counsel to the effect that such action is necessary or helpful to maintain such qualification, (v) to add or amend any provisions as required by Moody's, Standard & Poor's or any other NRSRO in order to maintain or improve any rating of the Certificates (it being understood that, after the rating required by Section 2.02 hereof has been obtained, neither the Trustee, the Depositor nor CIT Consumer Finance is obligated to maintain or improve such rating), or (vi) to add any other provisions or make any other revisions not inconsistent with any other provision herein upon receipt of an Opinion of Counsel to the Master Servicer addressed to the Trustee that such amendment will not adversely affect in any material respect the interests of any Certificateholder (including, without limitation, the maintenance of the status of any of the REMICs under the Code and under relevant state and local law).

      (b) This Agreement may also be amended from time to time by the Master Servicer and the Trustee, with the consent of Holders of Certificates (other than the Class X-IO and Class R Certificates) of each Class affected thereby evidencing, as to each such Class, Percentage Interests aggregating 51% or more, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments on any Certificate without the consent of the Holder of each Certificate affected thereby, (ii) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the Holders of all Certificates then outstanding, (iii) result in the disqualification of any of the REMICs created under this Agreement as a REMIC under the Code, (iv) adversely affect the status of any of the REMICs created under this Agreement as a REMIC or the status of the Certificates as "regular interests" therein, (v) cause any tax (other than any tax imposed on "net income from foreclosure property" under Section 860G(c)(1) of the Code that would be imposed without regard to such amendment) to be imposed on the Trust, including, without limitation, any tax imposed on "prohibited transactions" under Section 860G(d)(1) of the Code or (vi) adversely affect in any material respect the interest of the Class R Certificateholders without the unanimous consent of the Class R Certificateholders.

      (c) This Agreement may also be amended from time to time, without the consent of any of the Certificateholders, by the Master Servicer and the Trustee to modify, eliminate or add to the provisions of this Agreement to such extent as shall be necessary or helpful to (i) maintain the qualification of any of the REMICs created under this Agreement as a REMIC under the Code and under relevant state and local law or avoid, or reduce the risk of, the imposition of any tax on the Trust or any REMIC created under this Agreement under the Code that would be a claim against the Trust assets, provided that (A) there shall have been delivered an Opinion of Counsel addressed to the Trustee to the effect that such action is necessary or helpful to maintain such qualification or avoid any such tax or reduce the risk of its imposition and (B) such amendment shall not have any of the effects described in the proviso to
Section 12.07(a), or (ii) prevent the Trust from entering into any "prohibited transaction" as defined in Section 860F of the Code, provided that such amendment under this clause (ii) shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder (including, without limitation, the maintenance of any of the REMICs created under this Agreement as a REMIC under the Code and under relevant state and local law).

      (d) Promptly after the execution of any amendment or consent pursuant to this Section, the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder (but only if such amendment is pursuant to Section 12.07(b) and affects the Class of Certificates held by such Certificateholder) and, in all cases, to the Rating Agencies (which shall be furnished no later than 5 days after the execution and delivery thereof), which notification will be prepared by the Master Servicer and delivered to the Trustee.

      (e) It shall not be necessary for the consent of Certificateholders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe.

      (f) The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's own rights, duties or immunities under this Agreement or otherwise.

      (g) In connection with any amendment pursuant to this Section, the Trustee shall be entitled to receive an Opinion of Counsel to the Master Servicer to the effect that such amendment is authorized or permitted by the Agreement.

      (h) Upon the execution of any amendment or consent pursuant to this Section, this Agreement shall be modified in accordance therewith, and such amendment or consent shall form a part of this Agreement for all purposes, and every Holder of Certificates theretofore or thereafter issued hereunder shall be bound thereby.

      SECTION 12.08. Contribution of Assets.

      Following the Closing Date, the Trustee shall not accept any contribution of additional assets (except for the Subsequent Mortgage Loans and Files delivered on each Subsequent Transfer Date) to the Trust unless the Trustee has received an Opinion of Counsel addressed to the Trustee to the effect that (i) the contribution of such assets into the Trust will not cause any of the REMICs to fail to qualify as a REMIC under the Code and under the relevant state and local law and (ii) such contribution will not cause the imposition of a tax on "prohibited transactions" (as defined in Section 860F of the Code or under similar provisions under the relevant state and local law) or on contributions to the Trust after the "start-up day" (as defined in

Section 860G of the Code or under similar provisions under the relevant state and local law) with respect thereto.

      SECTION 12.09. Notices.

      All communications, instructions, directions and notices pursuant hereto to the Depositor, the Master Servicer and the Trustee and the Rating Agencies shall be in writing and delivered or mailed to it at the appropriate following address:

                  If to the Depositor:

                  The CIT Group Securitization Corporation, III
                  One CIT Drive
                  Livingston, New Jersey  07039
                  Attention:  Treasurer
                    cc:  Senior Vice President - Securitization

                  If to the Master Servicer:

                  The CIT Group/Consumer Finance, Inc.
                  One CIT Drive
                  Livingston, New Jersey  07039
                  Attention:  President

                  With a copy to:

                  CIT Group Inc.
                  One CIT Drive
                  Livingston, NJ  07039
                  Attention:  Assistant General Counsel

                  If to the Trustee or the Paying Agent:

                  The Bank of New York
                  101 Barclay Street, Floor 8 West
                  New York, New York  10286
                  Attention:  Mortgage-Backed Securities

                  If to Moody's:

                  Moody's Investors Service, Inc.
                  99 Church Street
                  New York, New York  10007
                  Attention:  Home Equity Monitoring Group

                  If to Standard & Poor's:

                  Standard and Poor's Ratings Group
                  26 Broadway
                  New York, New York  10004
                  Attention:  Residential Mortgage Surveillance Group

                  If to the Representative:

                  Salomon Smith Barney, Inc.
                  390 Greenwich Street
                  New York, NY 10013

or at such other address as the party may designate by notice to the other parties hereto, which notice shall be effective when received.

      All communications and notices pursuant hereto to a Certificateholder shall be in writing and delivered or mailed at the address shown in the Certificate Register.

      SECTION 12.10. Merger and Integration.

      Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived, or supplemented except as provided herein.

      SECTION 12.11. Reliance on Credit.

      The parties hereto acknowledge that, with respect to receiving payments on the Certificates, the Certificateholders are relying on the Mortgagors to make payments on the Mortgage Loans and not on the creditworthiness of the Depositor, the Trustee, CIT Consumer Finance, CIT or any of their respective affiliates. The parties hereto further acknowledge that the transfer of any Mortgage Loans by CIT Consumer Finance to the Depositor or by the Depositor to the Trust is intended to be a true sale of such Mortgage Loans, and not a financing, such that creditors of CIT Consumer Finance and the Depositor are intended to have no further claim to the Mortgage Loans or any payments made thereon as a source of repayment of any indebtedness of CIT Consumer Finance or the Depositor to such creditors.

      SECTION 12.12. No Bankruptcy Petition.

      Each of CIT Consumer Finance, the Trustee and the Master Servicer agrees that, prior to the date which is one year and one day after the payment in full of the Offered Certificates and Private Certificates it will not institute against, or join any other person in instituting against, the Depositor or the Trust any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any Federal or state bankruptcy or similar law.

      SECTION 12.13. Headings.

      The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

      SECTION 12.14. Governing Law.

      This Agreement shall be governed by, and construed and enforced in accordance with the laws of the State of New York, without regard to its conflict-of-laws provisions.

      SECTION 12.15. Counterparts.

      This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

                                  ARTICLE XIII

                                  THE DEPOSITOR

      SECTION 13.01. Representations of the Depositor.

      The Depositor hereby makes the following representations as to itself on which the Trustee on behalf of the Trust shall rely in accepting the Mortgage Loans in trust and authenticating the Certificates. The representations are made as of the execution and delivery of this Agreement, and shall survive the sale of the Mortgage Loans to the Trust.

            (i) Organization and Good Standing. The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the corporate power to own its assets and to transact the business in which it is currently engaged. The Depositor is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure so to qualify would have a material adverse effect on the business, properties, assets, or condition (financial or other) of the Depositor or on the Certificates or the transactions contemplated by this Agreement.

            (ii) Authorization; Binding Obligations. The Depositor has the power and authority to make, execute, deliver and perform this Agreement and all of the transactions contemplated under this Agreement, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement. When executed and delivered, this Agreement will constitute the legal, valid and binding obligation of the Depositor enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies.

            (iii) No Consent Required. The Depositor is not required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement the failure of which so to obtain would have a material adverse effect on the business, properties, assets or condition (financial or otherwise) of the Depositor or on the Certificates or the transactions contemplated by this Agreement.

            (iv) No Violations. The execution, delivery and performance of this Agreement by the Depositor will not violate any provision of any existing law or regulation or any order or decree of any court or the Articles of Incorporation or Bylaws of the Depositor, or constitute a material breach of any mortgage, indenture, contract or other agreement to which the Depositor is a party or by which the Depositor may be bound.

            (v) Litigation. No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or to the knowledge of the Depositor threatened, against the Depositor or any of its properties or with respect to this Agreement or the Certificates which, if adversely determined, would in the opinion of the Depositor have a material adverse effect on the transactions contemplated by this Agreement.

      SECTION 13.02. Merger or Consolidation of the Depositor.

      Any Person into which the Depositor may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Depositor shall be a party, or any Person succeeding to the business of the Depositor, shall be the successor of the Depositor hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

      SECTION 13.03. Limitation on Liability of the Depositor and Others.

      (a) Neither the Depositor nor any of the directors, officers, employees or agents of the Depositor shall be under any liability to the Trustee or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; notwithstanding anything herein to the contrary, no party to this Agreement shall have any recourse against the Depositor for any actions taken, or failed to be taken, by the Depositor.

      (b) The Depositor and any director, officer, employee or agent of the Depositor may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

      (c) The Depositor shall not be under any obligation to appear in, prosecute or defend any legal action which arises under this Agreement.

      SECTION 13.04. The Depositor May Own Securities.

      The Depositor and any Person controlling, controlled by, or under common control with the Depositor may in its individual or any other capacity become the owner or pledgee of Certificates with the same rights as it would have if it were not the Depositor or an Affiliate thereof, except as otherwise provided in the definition of "Certificateholder." Certificates so owned by or pledged to the Depositor or such controlling or commonly controlled Person shall have an equal and proportionate benefit under the provisions of this Agreement, without preference, priority or distinction as among all of the Certificates.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of March 25, 2003.



                                   THE CIT GROUP/CONSUMER FINANCE, INC.


                                   By: /s/ Barbara Callahan
                                       -----------------------------------------
                                       Name:   Barbara Callahan
                                       Title:  Vice President


                                   CFHE FUNDING COMPANY LLC


                                   By: /s/ Barbara Callahan
                                       -----------------------------------------
                                       Name:   Barbara Callahan
                                       Title:  Vice President


                                   THE CIT GROUP SECURITIZATION CORPORATION, III


                                   By: /s/ Barbara Callahan
                                       -----------------------------------------
                                       Name:   Barbara Callahan
                                       Title:  Vice President


                                   THE BANK OF NEW YORK, not in its individual
                                          capacity but solely as Trustee


                                   By: /s/ Patricia O'Neill-Manella
                                       -----------------------------------------
                                       Name:   Patricia O'Neill-Manella
                                       Title:  Assistant Vice President